Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEW JERSEY
CASE NO. 10-35313 (MBK)

Chapter 11
(Jointly Administered)

In re:
RCLC, Inc. f/k/a Ronson Corporation, et al,
Debtors-in-Possession.

FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST AMENDED
JOINT PLAN OF LIQUIDATION OF RCLC, INC. F/K/A RONSON
CORPORATION, RA LIQUIDATING CORP. F/K/A RONSON AVIATION, INC.
AND RCPC LIQUIDATING CORP. F/K/A RONSON CONSUMER PRODUCTS
CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Michael D. Sirota, Esq.
David M. Bass, Esq.
Felice R. Yudkin, Esq.
COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

Dated:  March 23, 2011

IMPORTANT DATES:

•	Voting Deadline by which Ballots must be received: 5:00 p.m. (prevailing Pacific Time) April 21, 2011

•	Deadline by which to file and serve objections to Confirmation of the Plan: April 21, 2011 at 4:00 p.m. (prevailing Eastern Time)

•	Hearing on Confirmation of the Plan: April 28, 2011 at 10:00 a.m. (prevailing Eastern Time)

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THE DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL TO THE BANKRUPTCY COURT BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT AT THIS TIME.  THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.

THE VOTING AGENT MUST ACTUALLY RECEIVE YOUR BALLOT ON OR BEFORE THE ABOVE STATED VOTING DEADLINE.

THE DEBTORS PROVIDE NO ASSURANCE THAT THE DISCLOSURE STATEMENT (AND THE EXHIBITS) ULTIMATELY APPROVED IN THE CHAPTER 11 CASES (A) WILL CONTAIN ANY OF THE TERMS IN THIS CURRENT DOCUMENT OR (B) WILL NOT CONTAIN DIFFERENT, ADDITIONAL, MATERIAL TERMS THAT DO NOT APPEAR IN THIS DOCUMENT.  THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ANY EXHIBITS ATTACHED HERETO IS HIGHLY SPECULATIVE, AND SUCH DOCUMENTS SHOULD NOT BE RELIED UPON IN MAKING INVESTMENT DECISIONS WITH RESPECT TO (A) THE DEBTORS OR (B) ANY OTHER ENTITIES THAT MAY BE AFFECTED BY THE CHAPTER 11 CASES.

i

	A.	PRE-PETITION DATE MARKETING EFFORTS	32
	B.	SELECTION OF A STALKING HORSE BIDDER	34
	C.	POST-PETITION DATE MARKETING EFFORTS	35
	D.	THE AUCTION	35
	E.	THE AVIATION SALE AND AVIATION ENVIRONMENTAL ESCROWS	36
	F.	THE RESOLUTION OF THE WELLS FARGO AND GETZLER HENRICH CLAIMS AND THE SALE STIPULATION	37
VI.	SUMMARY OF THE JOINT PLAN		38
	A.	ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS	38
	B.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	40
	C.	ACCEPTANCE OR REJECTION OF THE PLAN	51
	D.	MEANS FOR IMPLEMENTATION OF THE PLAN	52
	E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	54
	F.	PROVISIONS GOVERNING DISTRIBUTIONS	56
	G.	THE POST-CONSUMMATION TRUST AND THE POST-CONSUMMATION TRUST ADMINISTRATOR	60
	H.	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS	62
	I.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	64
	J.	RELEASE, INJUNCTION AND RELATED PROVISIONS	66
	K.	BINDING NATURE OF PLAN	71
	L.	RETENTION OF JURISDICTION	71
	M.	MISCELLANEOUS PROVISIONS	72
VII.	SOLICITATION AND VOTING PROCEDURES		75
	A.	RECORD DATE	75

	B.	VOTING DEADLINE	75
	C.	SOLICITATION PROCEDURES	75
	D.	VOTING AND TABULATION PROCEDURES	76
VIII.	CONFIRMATION PROCEDURES		78
	A.	CONFIRMATION HEARING	78
	B.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN	79
	C.	RISK FACTORS	84
	D.	CONTACT FOR MORE INFORMATION	84
IX.	PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		84
	A.	GENERAL BANKRUPTCY LAW AND PLAN-RELATED CONSIDERATIONS	85
	B.	RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS	87
	C.	DISCLOSURE STATEMENT DISCLAIMER	87
	D.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	89
X.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		90
	A.	IN GENERAL	90
	B.	U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS	91
	C.	U.S. FEDERAL INCOME TAX TREATMENT OF THE POST-CONSUMMATION TRUST	93
	D.	DISPUTED CLAIMS RESERVE	94
	E.	U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS	94
XI.	CONCLUSION AND RECOMMENDATION

EXHIBITS

Exhibit A
Joint Plan of Liquidation of RCLC, Inc. f/k/a Ronson Corporation, et al., Ronson Aviation, Inc. and RCPC Liquidating Corp. f/k/a Ronson Consumer Products Corporation Under Chapter 11 of the Bankruptcy Code

Exhibit B	Signed Disclosure Statement Order

Exhibit C	Post-Consummation Trust Agreement [TO COME]

I.           INTRODUCTION AND GENERAL BACKGROUND1

On August 17, 2010 (the “Petition Date”), RCLC, Inc. f/k/a Ronson Corporation (“RCLC”), RA Liquidating Corp. f/k/a Ronson Aviation, Inc. (“Aviation”) and RCPC Liquidating Corp. f/k/a Ronson Consumer Products Corporation (“Consumer Products”), debtors and debtors in possession (collectively, the “Debtors” or “Company”), filed voluntary petitions with the Bankruptcy Court under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”).  The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims in connection with: (a) the solicitation of votes to accept or reject the First Amended Joint Plan of Liquidation of RCLC, Inc. f/k/a Ronson Corporation, RA Liquidating Corp. f/k/a Ronson Aviation, Inc. and RCPC Liquidating Corp. f/k/a Ronson Consumer Products Corporation under Chapter 11 of the Bankruptcy Code, as the same may be amended from time to time (the “Plan”), which was filed by the Debtors with the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) and (b) the Confirmation Hearing (the “Confirmation Hearing”), which is scheduled for April 28, 2011, at 10:00 a.m. prevailing Eastern Time (the “Confirmation Hearing Date”).  A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

The purpose of this Disclosure Statement is to set forth information (a) regarding the history of the Debtors, their businesses and the Chapter 11 Cases, (b) concerning the Plan and alternatives to the Plan, (c) advising the Holders of Claims and Equity Interests of their rights under the Plan and (d) assisting the Holders of Claims and Equity Interests in making an informed judgment regarding whether they should vote to accept or reject the Plan.

By order dated March [24], 2011 (the “Disclosure Statement Order”), the Bankruptcy Court approved this Disclosure Statement, in accordance with section 1125 of the Bankruptcy Code, as containing “adequate information” to enable a hypothetical, reasonable investor typical of Holders of Claims against, or Equity Interests in, the Debtors to make an informed judgment as to whether to accept or reject the Plan, and authorized its use in connection with the solicitation of votes with respect to the Plan.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan, and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each Holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballot in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.  No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code.  In voting on the Plan, Holders

1 All capitalized used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

of Claims and Equity Interests should not rely on any information relating to the Debtors and their businesses, other than that contained in this Disclosure Statement, the Plan and all exhibits and appendices hereto and thereto.

The Debtors will file a plan supplement (the “Plan Supplement”) as early as practicable but in no event less than 10 days prior to the Confirmation Hearing, or on such other date as may be established by the Bankruptcy Court. Parties may obtain a copy of the Plan and Plan Supplement (i) from the Debtors’ Voting and Claims Agent or (ii) for a fee via PACER at http://www.njb.uscourts.gov/.

THE DEBTORS BELIEVE THAT THE PLAN PROVIDES FOR THE BEST AVAILABLE RECOVERY TO THEIR STAKEHOLDERS.  THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES 1E, 2E AND 3E VOTE TO ACCEPT THE PLAN.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE JOINT PLAN OF LIQUIDATION OF THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

A GLOSSARY OF DEFINED TERMS UTILIZED IN THE PLAN AND DISCLOSURE STATEMENT IS SET FORTH IN ARTICLE I.B. OF THE PLAN.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT.  THE DEBTORS URGE EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY.  FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN.

IT IS THE DEBTORS’ POSITION THAT THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER.  RATHER, HOLDERS OF CLAIMS AND EQUITY INTERESTS AND OTHER ENTITIES SHOULD CONSTRUE THIS DISCLOSURE STATEMENT AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT.  THE DEBTORS,

THE REORGANIZED DEBTORS OR THE POST-CONSUMMATION TRUST MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT.  ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT, OTHER THAN THE FINANCIAL STATEMENTS INCLUDED IN THE DEBTORS’ ANNUAL REPORT, HAS NOT BEEN AUDITED.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DISCLOSURE STATEMENT WAS FILED.  HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN, INCLUDING, WITHOUT LIMITATION, ANY RISK FACTORS CITED HEREIN, IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL IN SECTION IX HEREIN, “PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.”

ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND MADE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

A.	PURPOSE AND EFFECT OF THE PLAN

Upon and after the Effective Date (defined below), the Plan provides for a liquidation of the Debtors and distribution of cash to Holders of certain Claims, based upon the proceeds of the Sale Transactions (including the Restored Custodial Funds) and any proceeds of the Debtors’ and Estates’ Causes of Action.

B.	OVERVIEW OF CHAPTER 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the bankruptcy petition date.  Consummating a plan is the principal objective of a chapter 11 case.  The Bankruptcy Court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code.  Subject to certain limited exceptions, the order issued by the Bankruptcy Court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

Prior to soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the chapter 11 plan.  This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code.

C.	SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN

THE FOLLOWING CHART IS A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS AND THE POTENTIAL DISTRIBUTIONS UNDER THE PLAN.  THE AMOUNTS SET FORTH BELOW ARE ESTIMATES ONLY.  ANY ESTIMATES OF CLAIMS OR EQUITY INTERESTS IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS ALLOWED BY THE BANKRUPTCY COURT. AS A RESULT OF THE FOREGOING AND OTHER UNCERTAINTIES WHICH ARE INHERENT IN THE ESTIMATES, THE ESTIMATED RECOVERIES IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE ACTUAL RECOVERIES RECEIVED.  IN ADDITION, THE ABILITY TO RECEIVE DISTRIBUTIONS UNDER THE PLAN DEPENDS UPON THE ABILITY OF THE DEBTORS TO OBTAIN CONFIRMATION OF THE PLAN AND MEET THE CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN, AS DISCUSSED IN THIS DISCLOSURE STATEMENT.  THE RECOVERIES SET FORTH BELOW ARE PROJECTED RECOVERIES ONLY AND MAY CHANGE BASED UPON CHANGES IN THE AMOUNT OF ALLOWED CLAIMS AS WELL AS OTHER FACTORS RELATED TO THE DEBTORS’ BUSINESS OPERATIONS AND GENERAL ECONOMIC CONDITIONS.  REFERENCE SHOULD BE MADE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS.

SUMMARY OF EXPECTED RECOVERIES

Class	Type of Claim or Equity Interest	Estimated Allowed Claims Remaining2	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan

1A 2A 3A	Other Priority Claims		The legal, equitable and contractual rights of the Holders of Allowed Class 1A, 2A, and 3A Claims are unaltered. Unless otherwise agreed to by Holders of Allowed Class 1A, 2A and 3A Claims and the Debtors or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1A, 2A and 3A Claim shall receive, in full and final satisfaction of such Allowed Class 1A, 2A and 3A Claim, payment of the Allowed Class 1A, 2A and 3A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.	100%
1B 2B 3B	Other Secured Claims	$0.00	Unless otherwise agreed to by Holders of Allowed Other Secured Claims and the Debtors or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1B, 2B and 3B Claim shall receive, in full and final satisfaction of such Allowed Class 1B, 2B and 3B Claim, on or as soon as reasonably practicable after the Effective Date: (i) the collateral securing such Allowed Other Secured Claim; or (ii) a Cash distribution in an amount equal to the value of such collateral.	100%
1C 2C 3C	Prepetition Credit Facility	$0.00	The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.	N/A

2 These amounts represent estimated Allowed Claims, and do not represent amounts actually asserted by creditors in proofs of claim or otherwise.  Because bar dates for certain of the Claims have not passed, the Debtors have not completed their analysis of Claims in the Chapter 11 Cases and objections to such Claims have not been fully litigated, there can be no assurances of the exact amount of the Allowed Claims at this time.  Rather, the actual amount of the Allowed Claims may be greater or lower than estimated.

Class	Type of Claim or Equity Interest	Estimated Allowed Claims Remaining2	Treatment of Claim/Equity Interest	Projected Recovery Under the Plan

1D 2D 3D	Getzler Henrich	$0.00	The Getzler Henrich Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.	N/A
1E 2E 3E	General Unsecured Claims3	1E – $10,000,000 2E – $3,500,000 3E – $5,000,000
Holders of Allowed General Unsecured Claims held against the Debtors (which include Intercompany Claims), will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against the Debtors, their Pro Rata share of the Post-Consummation Trust Assets.
				1E (RCLC) – 5% 2E (Aviation) – 44% 3E (Consumer) – 29%
1F 2F 3F	Equity Interests	N/A	Holders of Class 1F, 2F, 3F Equity Interests will not receive any distribution on account of such interests nor retain any property under the Plan and all Equity Interests shall be canceled on the Effective Date without the payment of any monies or consideration.	0%

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the foregoing classification (as set forth in Article III.A of the Plan).

D.	ENTITIES ENTITLED TO VOTE ON THE PLAN

Under the Bankruptcy Code, not all holders of claims against and equity interests in a debtor are entitled to vote on a chapter 11 plan.  Holders of Claims that are Unimpaired by the Plan are deemed to accept the Plan under section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote on the Plan.  Holders of Claims or Equity Interests Impaired by the Plan and receiving no distribution under the Plan are not entitled to vote because they are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

3 The estimates set forth herein are based on Cash on hand, after payment of estimated Administrative Claims, and the estimated recovery of certain funds remaining in the Escrows.  Distributions on account of General Unsecured Claims cannot be determined with precision at this time.  Distributions depend on, among other things, the amounts recovered by the Post-Consummation Trust and the extent of the Debtors’ residual interests in the Escrows.

The Classes of Claims and Equity Interests classify Claims and Equity Interests for all purposes, including voting, Confirmation and distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or an Equity Interest to be classified in a particular Class only to the extent that the Claim or the Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of the Claim or Equity Interest qualifies within the description of a different Class.

SUMMARY OF STATUS AND VOTING

RIGHTS

Class	Claim	Status	Voting Rights
CLAIMS AGAINST RCLC
1A	Other Priority Claims	Unimpaired	Deemed to Accept
1B	Other Secured Claims	Unimpaired	Deemed to Accept
1C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
1D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
1E	General Unsecured Claims	Impaired	Entitled to Vote
1F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST AVIATION
2A	Other Priority Claims	Unimpaired	Deemed to Accept
2B	Other Secured Claims	Unimpaired	Deemed to Accept
2C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
2D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
2E	General Unsecured Claims	Impaired	Entitled to Vote
2F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST CONSUMER
3A	Other Priority Claims	Unimpaired	Deemed to Accept
3B	Other Secured Claims	Unimpaired	Deemed to Accept
3C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
3D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
3E	General Unsecured Claims	Impaired	Entitled to Vote
3F	Equity Interests	Impaired	Deemed to Reject

The following sets forth the Classes that are entitled to vote on the Plan and the Classes that are not entitled to vote on the Plan:

•
The Debtors are NOT seeking votes from the Holders of Claims in Classes 1A, 1B, 1C, 1D, 2A, 2B, 2C, 2D, 3A, 3B, 3C, 3D, 4A, 4B, 4C and 4D because those Classes, and the Claims of any Holders in those Classes, are Unimpaired under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, those Classes are deemed to have accepted the Plan.

•
The Debtors are NOT seeking votes from the Holders of Equity Interests in Classes 1F, 2F and 3F.  Instead, the Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to Classes 1F, 2F and 3F.  Classes 1F, 2F and 3F are Impaired and will receive no distribution under the Plan.  Pursuant to section 1126(g) of the Bankruptcy Code, Classes 1F, 2F and 3F are deemed to have rejected the Plan.

•
The Debtors ARE soliciting votes to accept or reject the Plan from Holders of Claims in Classes 1E, 2E and 3E (the “Voting Classes”), because Allowed Claims in the Voting Classes are Impaired under the Plan and are expected to receive distributions under the Plan.  Accordingly, Holders of Allowed Claims in the Voting Classes have the right to vote to accept or reject the Plan.

For a detailed description of the Classes of Claims and the Classes of Equity Interests, as well as their respective treatment under the Plan, please refer to Article III of the Plan.

E.	SOLICITATION PROCESS

1.	Voting and Claims Agent

The Debtors have retained Kurtzman Carson Consultants LLC as solicitation agent in connection with the solicitation of votes to accept or reject the Plan (the “Voting and Claims Agent”).

2.	Solicitation Package

The following documents and materials will constitute the solicitation package (collectively, the “Solicitation Package”):

•
a cover letter: (i) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD-ROM format can be obtained at no charge; (ii) explaining that the Plan Supplement will be filed on or before 10 days before the Confirmation Hearing; and (iii) urging the Holders in the Voting Classes to vote to accept the Plan;

•	if applicable, a letter in the form and substance approved by the Bankruptcy Court from the Debtors’ significant constituents providing their input on the Plan;

•	the Disclosure Statement Order (with the Solicitation Procedures, which shall be Exhibit 1 attached thereto);

•	an appropriate form of Ballot and instructions with respect thereto, if applicable (with a pre-addressed, postage prepaid return envelope);

•	the notice of the Confirmation Hearing (the “Confirmation Hearing Notice”)

•	the approved form of the Disclosure Statement (together with the Plan, which is Exhibit A thereto) in either paper or CD-ROM format; and

•	such other materials as the Bankruptcy Court may direct.

F.	VOTING PROCEDURES

1.	Record Date

The Record Date is the date that the Disclosure Statement Hearing is scheduled to commence.  The Record Date is the date on which the following will be determined: (a) which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the Solicitation Procedures; and (b) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the Holder of a Claim.

2.	Voting Deadline

The Voting Deadline is 5:00 p.m. (prevailing Pacific Time) on April 21, 2011.  To be counted as votes to accept or reject the Plan, all Ballots must be properly executed, completed and delivered by using the return envelope provided by: (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received no later than the Voting Deadline by the Voting and Claims Agent.  The Ballots will clearly indicate the appropriate return address.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM, BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, MAY, AFTER CONSULTATION WITH THE COMMITTEE, BE COUNTED AS AN ACCEPTANCE OF THE PLAN.

BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN.

IT IS IMPORTANT TO FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON EACH BALLOT, AS APPROPRIATE, WHEN SUBMITTING A VOTE.

FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION VI, “SOLICITATION AND VOTING PROCEDURES.”

G.	CONFIRMATION HEARING

Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after notice, to hold a hearing on confirmation of a plan filed under chapter 11 of the Bankruptcy Code.  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the plan.

1.	Confirmation Hearing Date

The Confirmation Hearing will commence on April 28, 2011 at 10:00 a.m. prevailing Eastern Time, before the Honorable Michael B. Kaplan, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of New Jersey.  The Confirmation Hearing may be continued from time to time without further notice other than an adjournment announced in open court at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.  The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing.  The Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

2.	Plan Objection Deadline

The Plan Objection Deadline is April 21, 2011, at 4:00 p.m. (prevailing Eastern Time).  All Plan Objections must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline.  In accordance with the Confirmation Hearing Notice filed with the Bankruptcy Court, Plan Objections or requests for modifications to the Plan, if any, must:

•	be in writing;

•	conform to the Bankruptcy Rules and the Local Bankruptcy Rules;

•	state the name and address of the objecting Entity and the amount and nature of the Claim or Equity Interest of such Entity;

•	state with particularity the basis and nature of the Plan Objection and, if practicable, a proposed modification to the Plan that would resolve such Plan Objection; and

•
be filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received by the notice parties identified in the Confirmation Hearing Notice on or prior to the Voting Deadline.

The Debtors’ proposed schedule will provide Entities sufficient notice of the Plan Objection Deadline, which will be at least 25 days, as required by Bankruptcy Rule 2002(b).  The Debtors believe that the Plan Objection Deadline will afford the Bankruptcy Court, the Debtors and other parties in interest reasonable time to consider the Plan Objections prior to the Confirmation Hearing.

THE BANKRUPTCY COURT WILL NOT CONSIDER PLAN OBJECTIONS UNLESS THEY ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER.

H.	CONFIRMATION AND CONSUMMATION OF THE PLAN

It will be a condition to Confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order unless otherwise satisfied or waived pursuant to the provisions of Article X of the Plan.  Following Confirmation, the Plan will be consummated on the Effective Date.

I.	RISK FACTORS

PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN SECTION IX HEREIN ENTITLED, “PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.”

II.           BACKGROUND TO THESE CHAPTER 11 CASES

A.	OVERVIEW OF THE COMPANY’S BUSINESS AS OF THE PETITION DATE

RCLC is a New Jersey corporation incorporated in 1928.  Prior to March 2, 2009, RCLC’s shares of common stock were listed on the NASDAQ Capital Market and quoted under the symbol RONC.  Effective March 2, 2009, RCLC’s shares of common stock are traded on the Over-the-Counter Pink Sheets and quoted under the symbol RONC.PK.

RCLC is a holding company and did not conduct business operations except through its subsidiary entities.  Consumer Products and Aviation are each wholly-owned subsidiaries of RCLC.  Consumer Products and Aviation are each a New Jersey corporation.

Given the integrated nature of the Debtors’ operations, the Debtors have historically shared and continue to share various administrative and business functions.  All finance, public issuer regulatory matters, treasury, cash management and executive functions for the Debtors and RCLC’s non-debtor subsidiaries have been and are provided by RCLC.  In addition, many material contracts for the benefit of the Debtors and certain non-debtor subsidiaries of RCLC were with RCLC as the named counterparty.

As of the Petition Date, RCLC employed five (5) full-time employees and one (1) part-time employee.  Aviation employed twenty-seven (27) employees, four (4) of whom were full-time salaried employees and twenty-three (23) of whom were full-time hourly employees.  Consumer Products no longer had any employees as of the Petition Date.  The Company was not party to any collective bargaining agreement as of the Petition Date.  As of December 31, 2009, the Company employed a total of ninety-one (91) full-time employees.

Historically, the Company was engaged principally in the following businesses: (i) consumer products4 and (ii) aviation-fixed wing and helicopter services.

For fiscal year ended December 31, 2009, the Debtors’ consumer products division and aviation operations, respectively, generated net sales of approximately $10.969 million and $7.769 million and each had operating losses.  The consumer products division had losses (before intercompany charges and income taxes) of approximately $2.693 million and the aviation operations sustained operating losses of $.807 million.  For the three months ended March 31, 2010, the Debtors had consolidated net sales of approximately $4.844 million and losses (before intercompany charges and income taxes) of approximately $1.364 million.  As of March 31, 2010, the Debtors’ consolidated balance sheet listed assets totaling approximately $12.670 million, and liabilities totaling approximately $15.427 million.

In the three fiscal years prior to 2010, the percentage of total sales from each of the Company’s divisions were as follows:

	Consumer Products	Aviation Operations and Services
2009	51%	49%
2008	52%	48%
2007	53%	47%

1.             General Description of the Debtors’ Historical Businesses

(a)	The Consumer Products Business

Prior to its sale to Zippo (as described below), the Company’s consumer products business enjoyed a very long history and strong reputation as a lighter and flame accessories company.  Formed in 1886 by Louis V. Aronson, grandfather of the current President and CEO since 1953, Louis V. Aronson II, the Company diversified its product line and grew into a multinational corporation, with wholly owned subsidiaries in seven (7) countries outside the United States.  Prior to its sale to Zippo, the Company was a leading manufacturer and distributor of branded flame accessory consumer products since the 1920s.  As a result of its long history and strong reputation, the Ronson(R) brand name became universally recognized as the standard in the flame accessory products market.

The Company’s consumer packaged products, which had been manufactured in Woodbridge, New Jersey and distributed in the United States by the Company’s consumer products business, included Ronsonol lighter fluid, Multi-Fill butane fuel injectors, flints, wicks for lighters, and a multi-use penetrant spray lubricant product under the trade name “Multi-Lube”.  In addition, the Company’s consumer packaged products were marketed in Canada through non-debtor Ronson Corporation of Canada Ltd. n/k/a RCC, Inc. (“RCC”).  The

4 As described below, on February 2, 2010, the Company completed the sale of its consumer products business to Zippo Manufacturing Company and Nosnor, Inc. (collectively, “Zippo”).  As of the Petition Date, Consumer Products did not conduct any ongoing business operations.

Company’s consumer products business also marketed a number of lighters and torches in the United States and Canada.

As set forth in more detail below, shortly after the sale to Zippo, Ronson Consumer and RCC ceased operations.

(b)	The Aviation Business

As more fully described below, Aviation was a full-service Fixed Base Operator (FBO) which operated at the Trenton-Mercer Airport, Trenton, New Jersey.  Aviation provided a wide range of general aviation services to the general public and to government agencies.  Those services included aircraft fueling, cargo handling, avionics, new and used aircraft sales, aircraft repairs, aircraft storage and office rental.  Aviation was the sole full-service FBO at Trenton-Mercer Airport.

Aviation traces its history to 1962 with the founding of a small helicopter services company at Trenton-Mercer County Airport known as New Jersey Helicopter Airways, Inc. (“NJHAI”).  In 1965, NJHAI was purchased by RCLC as a wholly-owned subsidiary, as part of the diversification of the Company led by Louis V. Aronson II.  The name was then changed to Ronson Helicopters, Inc. (“RHI”) and soon became a major helicopter air taxi operator and repair facility in the northeast United States.

In 1973, RHI acquired Trenton Aviation, Inc., a small FBO at Mercer County Airport.  At the same time, RHI displaced Rockwell Aviation, the primary FBO, and took over the hangar/office structure it occupied.  With these changes, RHI became the primary fixed base operator as well as a full-service aviation company providing helicopter and airplane air charter, aircraft repairs, and new and used aircraft sales to the general public.  RHI changed its name in 1975 to Aviation, Inc. to reflect its expanded services.  Aviation was an FAA approved repair station under Part 145 of the Federal Aviation Regulations (FARs).  In 1976, Aviation commenced construction of a 52,900 square foot hangar/office complex, with completion occurring in 1978.

Aviation formed its own avionics department in May 1993 to operate an avionics repair service on the premises.  Shortly after, in December 1993, Aviation received approval as an FAA Radio Repair Station Class I & II.

In November 2007, Aviation completed construction of a 19,300 square foot additional hangar/office, which gave Aviation the capability of providing hangar space to Gulfstream 650 class aircraft.

Aviation owned no real property.  Rather, Aviation leased the property, covering approximately 18.4 acres, from which it conducted its operations pursuant to the terms of an Agreement and Lease, entered into as of May 14, 1975, with Mercer County (as amended, the “Aviation Lease”).  The annual rent and fees for fuel flowage and landing commissions under the Aviation Lease was approximately $170,000.  Upon completion of the new hangar in 2007, Aviation extended the Aviation Lease for a period of 25 years.

As a full service FBO, Aviation provided aircraft fueling and servicing, hangar and office rentals, aircraft maintenance and modification and avionics sales, service and installation.  The Company maintained FAA repair station certifications for Class I Communications Equipment; Class II Navigation Equipment; and Class III All Metal Airframe. Furthermore, Aviation was an FAA approved repair station for major and minor airframe and engine service as well as an avionics repair station for service and installations and a factory-authorized Hawker Beechcraft Aircraft Parts Service Center, Cessna Aircraft and Cirrus Aircraft service station.  Aviation was one of only two factory-authorized Hawker Beechcraft Turbine service centers in the Northeast and one of three Hawker Beechcraft Piston service centers in the Northeast.

(i)	Building and Ramp Operations

Aviation provided hangar, T-hangar and tie-down storage options to both resident and transient aircraft (resident aircraft primarily occupy hangar and tie-down space). Long term leases were available for all of Aviation’s storage options.

Aviation had the indoor hangar storage capability to house private jets as large as a Gulfstream 650.  Aviation’s storage options could handle the following:

▪	24 aircraft in its T-hangar spaces (28,000 square feet)

▪	Between 8 and 25 aircraft in the corporate aircraft storage hangar (40,300 square feet)

▪	More than 60 aircraft in the tie-down hangar area

The Company had approximately 7,100 square feet of leasable office space.

(ii)	Fuel Services

Aviation sold AirBP aviation fuel under a dealer arrangement with AirBP.  Aviation housed the following types of fuel on-site at its fuel farm complex:

▪	Jet-A fuel (two 25,000 gallon fuel tanks)

▪	100LL fuel (one 6,000 gallon fuel tank)

▪	Auto Gasoline (one 2,000 gallon fuel tank)

▪	Diesel fuel (one 500 gallon fuel tank)

(iii)	Customer Base

Aviation provided its services and sold fuel to a variety of customers.  In the 12 months preceding the Petition Date, Aviation serviced approximately 4,500 aircraft arrivals.  Approximately 83% of Aviation’s customers utilized Aviation’s FBO three (3) or fewer times during a given year; the remaining 17% utilize the FBO more than three (3) times per year.

Aviation handled an average of 375 flights per month at its operations.  Aviation’s customers were designated as one of the following:

▪	Base Customers: customers with aircraft that resided at Trenton-Mercer County Airport to which Aviation sold fuel.

▪
Fractional: customers using fractional shares as part of national account programs such as NetJets, Flight Options, FlexJet, XO Jet, Avantair, Citationair etc.  These customers accounted for approximately 20% of Aviation’s overall fuel sales.

▪	Military/Government.

▪	Transient: all other customers that were not designated base, fractional, or military/government.

Because Aviation provided superior customer service, quality aircraft maintenance and repair, crew amenities and competitive fuel prices, it made Trenton-Mercer Airport an attractive option versus other regional airports for both frequent corporate travelers and leisure aviation pilots.

B.	DEBT AND CAPITAL STRUCTURE OF THE COMPANY

1.	The Prepetition Credit Facility with Wells Fargo Bank, National Association

As of the Petition Date, the Debtors and non-debtor RCC were parties to a pre-Petition Date senior secured financing facility (the “Prepetition Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, governed by the terms of a Credit and Security Agreement dated as of May 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”).  As executed, the Prepetition Credit Facility consisted of (a) a revolving credit facility in an amount up to $4.0 million (the “Revolving Credit Facility”), and (b) the following term loans: (i) an Equipment Term Advance in the original principal amount of $837,500; and (ii) a Real Estate Term Advance in the original principal amount of $2,922,500.  Consumer Products, Aviation and non-debtor, RCC, were the “Borrowers” under the Prepetition Credit Facility and RCLC was a guarantor.  Amounts advanced under the Prepetition Credit Facility were secured by substantially all of the assets of the Company and its subsidiaries.

Borrowings under the Revolving Credit Facility were subject to a borrowing base tied to the Company’s eligible inventory and accounts receivable, and other factors, as set forth in the Credit Agreement.

Under the terms of the Credit Agreement, the term of the Prepetition Credit Facility was 60 months.  The Prepetition Credit Facility provided for LIBOR Advances (except during a Default Period, as such term is defined in the Credit Agreement) and Floating Rate Advances (as

such term is defined in the Credit Agreement), payable at such interest rates and at such times as were provided for in the Credit Agreement, and contained minimum tangible net worth, minimum net income, minimum net cash flow and other financial covenants, certain restrictions on capital expenditures, as well as affirmative and negative covenants and events of default typical of transactions of that nature.

On or around May 30, 2008, the Company applied a portion of the proceeds of the Prepetition Credit Facility to pay off its prior credit facility with CIT Group/Commercial Services, Inc., as well as to pay off other debt outstanding to EPIC Aviation, LLC, Bank of the West, and Banc of America Leasing.

2.	Defaults Under the Prepetition Credit Facility and the Forbearance Agreement

On November 21, 2008, Wells Fargo advised the Company and its subsidiaries that “Events of Default” under the Credit Agreement had occurred.  These events of default included the Company’s failure to meet financial covenants as follows: (a) the minimum Tangible Net Worth as of September 30, 2008, (b) the minimum Net Income for the nine months ended September 30, 2008, and (c) the minimum Net Cash Flow for the nine months ended September 30, 2008, and the Company’s failure to meet all of the requirements of the Post-Closing Agreement dated May 30, 2008.  As a result of the Events of Default, Wells Fargo exercised certain of the rights available to it under the Credit Agreement, including increasing the interest rate charged on the loans outstanding under the credit agreement by 3% retroactive to July 1, 2008, the date of the occurrence of the Events of Default.  In addition, in November and December 2008, Wells Fargo exercised certain additional rights available to it under the Credit Agreement as a result of the Events of Default and reduced the amounts available to be borrowed under the revolving line of credit.  In December 2008, Wells Fargo required that the Company engage a consultant to review and monitor the Company’s operation and Wells Fargo increased its monitoring of the line of credit.

In December 2008, in response to suggestions from Wells Fargo, the Company’s Board of Directors began interviewing financial consultants for to assist the Company in managing its operations and cash requirements.  On January 6, 2009, the Company engaged Getzler Henrich & Associates LLC (“Getzler Henrich”) as its financial consultant.  Getzler Henrich is a corporate turnaround and restructuring firm which, in addition to its operational restructuring focus, is experienced in restructuring, lender/creditor relationship management and financing.

On February 20, 2009, the Company received from Wells Fargo an additional notification of Wells Fargo’s reservation of rights and remedies relating to the previously identified Events of Default.  The notification further indicated that Wells Fargo was instituting certain restrictions and reducing loan availability.

On March 30, 2009, Wells Fargo entered into a forbearance agreement with the Company under which Wells Fargo agreed not to exercise any of its additional rights and remedies available as a result of the Events of Default under the Credit Agreement through April 24, 2009, unless earlier terminated if the Company, among other things, breached the forbearance agreement.  Wells Fargo also agreed to provide the Company with an overadvance facility (i.e., the Accommodation Overadvance) in the amount of $500,000 to supplement the Company’s credit line and enhance its liquidity, which accrued interest at 8% over prime.  The forbearance agreement was subsequently amended on several occasions to provide, in each case, extensions of the forbearance period and, in some cases, for additional credit availability (the original agreement together with all amendments, collectively, the “Forbearance Agreement”).  The last amendment to the Forbearance Agreement, the Twenty-First Amendment to Forbearance Agreement (the “Twenty-First Forbearance Amendment”), was executed as of August 10, 2010, and extended the forbearance period through August 16, 2010.

In connection with the Forbearance Agreement, the Company agreed, among other things, to pursue a “Liquidity Transaction”.5  The Forbearance Agreement, and each of the amendments thereto, specifically provided that it was a “Termination Event” under the Forbearance Agreement if “in the Lender’s discretion, it determines that Parent is no longer actively pursuing a Liquidity Transaction”.

Without regard to the amounts that were required to be restored to the Custodial Account (as described more fully below), as of the Petition Date, outstanding principal obligations under the Prepetition Credit Facility totaled approximately $3.62 million, plus such amounts accrued for interest and other fees and expenses as of the Petition Date.6

3.	The Engagement of Getzler Henrich & Associates LLC, as Chief Restructuring Officer

On March 30, 2009, as a condition to the Forbearance Agreement, the Company retained Joel Getzler, of Getzler Henrich, as Chief Restructuring Officer, pursuant to the terms of an agreement with Getzler Henrich entered into on March 30, 2009, which supplemented the Company’s earlier consulting agreement with Getzler Henrich (collectively, the “Getzler Henrich Engagement Agreement”).  In accordance with the Getzler Henrich Engagement Agreement, Joel Getzler, as Chief Restructuring Officer, was charged with responsibility for the

5 A Liquidity Transaction was defined in the Forbearance Agreement as follows:

[A transaction where] Parent and the stockholders of Parent are actively pursuing either a sale of all of the capital stock of RAI or of all or substantially all of the assets of RAI or financing to be provided by another lender (each a “Liquidity Transaction”), in either case in an amount sufficient to enable the Obligors to fully pay and satisfy the Indebtedness …

6 Without regard to the amounts that were required to be restored to the Custodial Account, as of the Filing Date, the amounts due under the Prepetition Credit Facility were comprised of the following: (i) net advances under the Revolving Credit Facility and amounts necessary to satisfy the Accommodation Overadvance totaling $2,466,926.84; and (ii) principal and interest of $1,153,639.70 on account of the Real Estate Term Advance.  (The Equipment Term Note was repaid from the proceeds of the Zippo Sale and a portion of the Real Estate Term Note was repaid consistent with the Thirteenth Forbearance Amendment, as described below).

Company’s operations, finance, accounting and related administrative issues, subject to the authority of and reporting to the Company’s Board of Directors.

In accordance with the agreement of the parties, as set forth in, among other documents, the Getzler Henrich Engagement Agreement, the Company was obligated for fees and expenses to Getzler Henrich in connection with services provided by Mr. Getzler and his associates.  In addition, Getzler Henrich was entitled to a signing bonus in the amount of $200,000.

Mr. Getzler and associates of Getzler Henrich were involved with the Company on a virtual full-time basis since March 30, 2009 through the Petition Date.

During the term of the Engagement Agreement, payments against accrued amounts, including the signing bonus, were made to Getzler Henrich in the amount of $10,000 each week.  All accrued amounts, together with the amount of $190,000 owed to Getzler Henrich in fees prior to the appointment of Mr. Getzler as Chief Restructuring Officer, were to be due upon specified liquidity events, or earlier if the Company was not in compliance under the Engagement Agreement.  The Aviation Sale (as discussed below) necessitated the payment of all accrued fees to Getzler Henrich.  A payment of $100,000 was made to Getzler Henrich from the Zippo Sale Proceeds on February 2, 2010.

All amounts owed to Getzler Henrich were secured by a collateral interest in substantially all of the assets pledged to Wells Fargo, subordinated to the interest of Wells Fargo.  During the term of the Engagement Agreement, payment of salaries, fees, perks and expenses to members of the Company’s Board of Directors, including those directors who also serve as officers of the Company, were deferred.

The Getzler Henrich Engagement Agreement expired upon the commencement of these Chapter 11 Cases.  As of the Filing Date, the Company was indebted to Getzler Henrich in the amount of approximately $2.005 million.

4.	Other Debt Obligations

As of the Petition Date, the Company had other current and long-term debt in the aggregate amount of approximately $1.133 million, and certain other equipment loans aggregating approximately $8,000.00.

In addition, the Debtors had approximately $4.185 million of unsecured trade debt and other operating expenses.  Of those amounts, the unsecured trade debt and other operating expenses were attributable to the RCLC, Aviation and Consumer Products in the following estimated amounts: $2.052 million, $.639 million and $1.494 million.  These unsecured obligations were in addition to the PBGC Claim (as described below) in the amount of $4.410 million, for which the Debtors are jointly and severally liable.

5.	The Company’s Determination to Divest Its Operations and the Sale of the Consumer Products Business to Zippo

In conjunction with the retention of its Chief Restructuring Officer, and consistent with the requirements of the Forbearance Agreement to pursue a “Liquidity Transaction”, on March

30, 2009, the Company announced it had initiated plans to divest Aviation and, as more fully described below, entered into an asset purchase agreement for the sale of its aviation business, which, as also described below, that proposed purchaser ultimately breached.

Shortly thereafter, the Company also determined to divest its consumer products business.  On or about July 17, 2009, the Company executed a non-binding letter of intent to sell substantially all of the assets of Consumer Products and RCC, as well as the related intellectual property owned by RCLC, to a European manufacturer of pocket and utility lighters.  The parties were unable to negotiate definitive documentation in connection with that transaction, however, and the Company focused on securing another buyer.

On or about August 7, 2009, the Company entered into a non-binding letter of intent with Zippo for the acquisition of the Company’s consumer products division.  Thereafter, on or about October 5, 2009, RCLC, Consumer Products and RCC (collectively, the “Consumer Products Sellers”) entered into an asset purchase agreement with Zippo (the “Consumer Products Sale Agreement”) to sell to Zippo substantially all of the assets of its consumer products companies, including the name “Ronson”.

On February 2, 2010, subsequent to receipt of shareholder approval of the transaction at a Special Meeting of Shareholders held on February 1, 2010 (the “Special Meeting of Shareholders”) following a proxy and solicitation process, the Consumer Products Sellers completed the sale of its consumer products business to Zippo for an adjusted purchase price of approximately $10.48 million in cash (the “Zippo Sale”).  The Consumer Products Sale Agreement provided for a purchase price of $11.1 million in cash less certain credits to which Zippo was entitled at closing and subject to certain post-closing adjustments as described in the Consumer Products Sale Agreement.  The Zippo Sale included the Ronson trademarks, trade name and other intellectual property and, as such, as part of the Zippo Sale, the Company agreed to change its name and the names of its subsidiaries.7

At the closing of the Zippo Sale, RCLC and Consumer Products, with the consent and approval of Wells Fargo and Zippo, authorized the disbursement of the Zippo Proceeds as follows:

GROSS PURCHASE PRICE			$11,100,000
Credit for Defective Inventory
& Related Matters		$(425,035)
Current Asset Adjustment		$218,657
Stay Bonus Amount		$(227,000)
Dollar General Amount		$(182,371)
Real Estate Prorations (Taxes & Sewer Charge)		$16,691
Lien Release Recordation Fees		$(4,975)
UCC Statements	$(200)
Intellectual Property- US	$(3,175)

7 Aviation was not required to change its name as part of the Zippo Sale but, as set forth below, changed upon the closing the Aviation Sale Transaction.

Intellectual Property- Canada	$(1,600)
One-half of Realty Transfer, etc., Taxes		$(17,492)
NET PURCHASE PRICE			$10,478,475
PAYMENTS
Escrow Agent- First National Trust Company
Escrow Amount	$1,100,000
Bulk Sales Escrow Amount	$14,400
Additional Escrow Amount	$150,000
			$1,264,400
Trustee (Remediation Trust Fund)- First National Trust Company			$100,000
Wells Fargo Bank, National Association- Payoff			$5,890,181
Capital One (formerly North Fork Bank)			$2,275,294
Getzler Henrich & Associates LLC			$100,000
Lerner, David, Littenberg, Krumholz & Mentlik, LLP			$33,852
Weir Foulds LLP			$56,521
DAK Capital			$655,227
Reserve for Accrued Compensation			$103,000
TOTAL PAYMENTS			$10,478,475

Although Wells Fargo received proceeds totaling $5,890,180.79 (the “Zippo Proceeds”) on the date of the closing of the Zippo Sale, in accordance with the terms of a letter agreement between Wells Fargo and, among others, the Debtors dated as of February 2, 2010, regarding the proceeds from the sale of Consumer Products Sellers’ assets to Zippo (the “Zippo Sale Letter”), Wells Fargo initially applied only $3,138,228.01 of such amount to repay advances made to the Debtors.  In accordance with the Zippo Sale Letter, Wells Fargo agreed to hold the remaining portion of the Zippo Proceeds in the amount of $2,751,952.78 in a custodial account in the name of and owned by Wells Fargo (the “Custodial Funds”).  Pursuant to the terms of the Zippo Sale Letter, Wells Fargo agreed that upon the closing of a sale of Aviation, it would refund the Custodial Funds to RCLC for distribution (provided there were sufficient funds from an Aviation transaction to do so).8

The reason for this was to ensure that the amount of the Wells Fargo Indebtedness satisfied from the sale of assets of each borrower-subsidiary was commensurate with the funds advanced to each such entity.  Consumer Products, Aviation and RCC were all direct borrowers under the Prepetition Credit Facility.  RCLC was a guarantor.  Each Debtor’s assets secured the entire debt, and as such, each Debtor was jointly and severally liable to Wells Fargo for the full amount of the Wells Fargo Indebtedness.  However, because Consumer Products’ assets were sold first, Wells Fargo requested that the entire proceeds from such sale, which proceeds constituted the proceeds of Wells Fargo’s collateral, be delivered to Wells Fargo pending a sale of the aviation business assets.  The Debtors agreed to Wells Fargo’s request, provided that Wells Fargo agreed to advance back to the Consumer Products Sellers the net sale proceeds which exceed the allocable share of the debt based upon actual advances and used by the subsidiary borrowers upon the closing of the sale of the aviation business assets.  This avoided

8 Wells Fargo and the Company earmarked a portion of the Custodial Funds for certain fees and expenses of Cole, Schotz, Meisel, Forman & Leonard, P.A.

having Consumer Products Sellers’ unsecured creditors unfairly saddled with payment of a disproportionate share of the Wells Fargo Indebtedness merely because Consumer Products Sellers’ assets were sold first.

Due to the unanticipated delay in the sale of Aviation’s assets, the parties agreed that Wells Fargo would apply the Custodial Funds to the outstanding obligations under the Prepetition Credit Facility, first to fully repay and satisfy the Accommodation Overadvance and the balance to the Real Estate Term Advance as set forth in the Thirteenth Amendment to the Forbearance Agreement, dated as of April 1, 2010 (the “Thirteenth Forbearance Amendment”), and effective as of April 1, 2010.  However, under the terms of the Thirteenth Forbearance Amendment, Wells Fargo agreed that upon receipt of the Closing Notice (as defined in the Thirteenth Forbearance Amendment), Wells Fargo would immediately advance the full amount of the Accommodation Overadvance and the amount repaid to the Real Estate Term Advance and restore the Custodial Funds, which would then be disbursed in accordance with the instructions provided by the Debtors.

On August 10, 2010, the Company and Wells Fargo entered into the Twenty-First Forbearance Amendment, which, among other things, addressed the obligation of Wells Fargo to restore the Custodial Funds.  The Twenty-First Forbearance Amendment provided, in relevant, as follows:

(a)           The amount to be restored to the Custodial Account (as defined in the Thirteenth Forbearance Amendment) by Lender shall be in an amount equal to the lesser of (i) $2,527,556.71, and (ii) that portion of the proceeds of sale of [Aviation]’s assets (the “RAI Sale”) in excess of the amount of the then outstanding Indebtedness due and owing by Obligors immediately prior to the closing of the RAI Sale and attributable to [Aviation] (such amount being referred to as the “Restored Custodial Funds”);

(b)           Immediately prior to the closing of the RAI Sale, Lender shall make an Advance to [Consumer Products] (the “RCPC Advance”) directly into the Custodial Account in an amount equal to the amount of the Restored Custodial Funds;

(c)           The payoff amount to be received by Lender upon the closing of the RAI Sale shall be the total amount of the then outstanding Indebtedness due and owing by Obligors on such date (which for purposes of clarity shall include the amount of the RCPC Advance, plus all other amounts due and owing to Lender by Obligors upon the closing of the RAI Sale) (the “Payoff Amount”);

(d)           Upon receipt by Lender of the Payoff Amount, Lender shall apply the Payoff Amount to the repayment in full of all Indebtedness due and owing to Lender by the Obligors (including the amount of the RCPC Advance);  and

(e)           The Restored Custodial Funds shall be returned to [RCLC] and [Consumer Products] immediately after the receipt by Lender of the Payoff Amount, subject to payment of any ordinary and customary fees and expenses associated with maintaining the Custodial Account, upon request and in accordance with instructions provided to Lender by Obligors consistent with this Amendment.

6.	The Zippo Escrow

Pursuant to the Consumer Products Sale Agreement, Consumer Products Sellers were obligated to: (i) comply with the requirements of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”) in connection with the former Consumer Products property in Woodbridge, New Jersey and (ii) to indemnify Zippo against all losses and liabilities arising from any failure to comply with Consumer Products Sellers’ obligations pursuant to ISRA or any failure to disclose known environmental liabilities (without time or dollar limitations).  The closing of the transactions under the Consumer Products Sale Agreement occurred on February 2, 2010.

Security for the Consumer Products Sellers’ environmental obligations under the Consumer Products Sale Agreement was provided by (i) an indemnity escrow established pursuant to the Consumer Products Sale Agreement (the “Consumer Indemnity Escrow”) in the original amount of $1,250,000  held by First National Trust Company as security for Seller’s obligations under the Consumer Products Sale Agreement generally (i.e., not exclusively for environmental obligations), as well as (ii) a remediation trust fund (the “Consumer Remediation Fund”) established pursuant to ISRA requirements in the amount of $100,000.  The Consumer Remediation Fund is held by First National Trust Company.

The Consumer Indemnity Escrow is governed by the Escrow Agreement between the Consumer Products Sellers and Zippo, dated February 2, 2010 (the “Consumer Escrow Agreement”) and was available to Zippo for indemnity claims as well as to the Consumer Products Sellers to fund the costs to comply with ISRA.  The funds were to be held in escrow until the date that is twelve months after the closing (the “Consumer Release Date”), i.e., until February 2, 2011.  On the Consumer Release Date, the escrow agent was required release funds in excess of (i) the amounts of any pending claims and, (ii) if the ISRA case has not been completed by the Consumer Release Date, an amount of funds representing the reasonably likely remaining costs to complete the ISRA case (the “Retained Consumer Environmental Escrow Amount”).  In the event that the parties disagreed concerning the Retained Consumer Environmental Escrow Amount, each party was required to provide its opinion and the Retained Consumer Environmental Escrow Amount would have been an average of those two numbers.

Shortly before the Consumer Release Date, the Consumer Products Sellers and Zippo agreed that the Retained Consumer Environmental Escrow Amount would be $150,000.00.  On February 2, 2011 and February 9, 2011, consistent with the terms of the Consumer Escrow Agreement, the escrow agent released to the Consumer Products Sellers the residual funds in the escrow account (aggregating $1,010,878.47).  First National Trust Company, as escrow agent, continues to hold in escrow the Retained Consumer Environmental Escrow Amount (in the amount of $150,000.00) and the Consumer Remediation Fund (in the amount of $100,000).

No claims for undisclosed environmental matters have been submitted for reimbursement from the Consumer Indemnity Escrow.  The ISRA case is being overseen by the New Jersey Department of Environmental Protection (“NJDEP”).  The Consumer Products Sellers have submitted reports to the NJDEP in connection with the ISRA case recommending a no further action determination subject to modification of an existing classification exception area (“CEA”) for groundwater.  Upon approval by NJDEP, post-closing monitoring and reporting, including any monitoring and reporting for the CEA, will be the obligation of Zippo under the Consumer Products Sale Agreement.  The Debtors are optimistic the ISRA case will be closed in 2011.

7.	The Termination of the Debtors’ Retirement Plan and the Settlement of Litigation Commenced by PBGC

On or about December 30, 2009, the Pension Benefit Guaranty Corporation (“PBGC”) commenced a lawsuit (the “Plan Termination Action”) in the United States District Court for the District of New Jersey against, among others, the Debtors.  Pursuant to the Plan Termination Action, PBGC sought entry of a decree (a) adjudicating that the Ronson Corporation Retirement Plan (the “Retirement Plan”) be terminated, (b) appointing PBGC as the statutory trustee of the Retirement Plan, (c) establishing December 30, 2009 as the termination date of the Retirement Plan and (d) directing the Company and any other person or entity having possession, custody or control of any records, assets or other property pertaining to the Retirement Plan to transfer, convey and deliver them to PBGC.  PBGC also alleged in connection with the Plan Termination Action that the Retirement Plan was only 33% funded, with assets of $2.7 million to cover benefit liabilities of $8.2 million and, as such, PBGC would be entitled to assert claims, including claims that would be secured, against the Debtors for the purported $5.5 million shortfall.

The Debtors spent extensive time negotiating a settlement of the Plan Termination Action and related issues with PBGC.  On July 12, 2010, RCLC and certain of its subsidiaries (including Consumer Products and Aviation) entered into a settlement agreement (the “PBGC Settlement Agreement”) with PBGC to settle the Plan Termination Action.  In connection with the settlement, the parties also entered into an Agreement for Appointment of Trustee and Termination of Plan (the “Termination Agreement”).

Under the terms of the PBGC Settlement Agreement, RCLC and certain of its subsidiaries, including Consumer Products and Aviation, as parties, settled PBGC’s claims against the Debtors, among others, in the aggregate amount of $4,410,361 (the “PBGC Claim”).  The PBGC Claim is comprised of unfunded pension benefit liabilities of $2,508,672, minimum funding contributions of $258,491 and a termination premium of $1,643,198.  Under the terms of the Settlement Agreement, PBGC expressly agreed that the PBGC Claim is an unsecured non-priority claim, and expressly waived any secured claims against the Debtors.  On October 26, 2010, PBGC filed proofs of claim against the Debtors asserting joint and several claims against the Debtors.  The PBGC Claim will be treated in accordance with the Stipulation and Order Resolving Proofs of Claim filed by Pension Benefit Guaranty Corporation, approved by the Court on March 23, 2011 [Docket No. 321].  The Termination Agreement provided that the

Retirement Plan was terminated effective December 30, 2009, and that PBGC was appointed trustee of the Retirement Plan allowing PBGC to take title to and control over the Retirement Plan assets.  Under the Settlement Agreement, PBGC acknowledged that a buyer of the Debtors’ assets, including a buyer of the assets of Consumer Products and Aviation, would not be deemed a successor and would not have any liability to PBGC for these claims or to the Retirement Plan so long as any such buyer purchased such assets in an arm’s length transaction and was not an affiliate of the Company or the applicable subsidiaries.

The Company has cooperated with PBGC to assure the turnover of the Retirement Plan assets and the seamless payment of benefits during the transition period.  Although PBGC is now the Retirement Plan trustee, the payment of retiree benefits due August 1, 2010 was made from Plan assets and administered by the Company.  The benefit payments due for September and October 2010 were also administered by the Company.

C.	THE FAILED SALE TO HAWTHORNE TTN HOLDING, LLC

As noted above, in conjunction with the retention of its Chief Restructuring Officer, on March 30, 2009, the Company announced it had initiated plans to divest Aviation.

After meeting with several potential suitors interested in acquiring the Aviation business, on May 15, 2009, RCLC and Aviation (collectively, the “Aviation Sellers”) entered into an Asset Purchase Agreement (as amended from time to time, the “Hawthorne Asset Purchase Agreement”) with Hawthorne TTN Holding, LLC (“Hawthorne”) for the sale of substantially all of the assets of the Company’s aviation business (other than specified assets including cash and cash equivalents and accounts receivable).  The Hawthorne Asset Purchase Agreement provided for a purchase price of $9.5 million in cash, $0.5 million of which would be held in escrow for a period of fifteen (15) months after closing to secure indemnification claims against the Aviation Sellers.  Consummation of the transaction with Hawthorne was subject to, among other things, Hawthorne obtaining necessary financing to complete the asset purchase, Hawthorne’s satisfactory completion of its due diligence review, RCLC receiving shareholder approval to complete the transaction and the agreement of Mercer County, New Jersey to the transfer to Hawthorne of the premises used for the Company’s fixed base operation as well as other customary closing conditions.

After the due diligence period and financing contingency expired, RCLC, through a proxy and solicitation process, sought shareholder approval for the Aviation Sellers to consummate the transactions contemplated by the Hawthorne Asset Purchase Agreement.

At the Special Meeting of Shareholders (held on February 1, 2010), the Aviation Sellers received shareholder approval to sell the aviation business to Hawthorne consistent with the terms of the Hawthorne Asset Purchase Agreement.

The Aviation Sellers expected (and were led to believe by Hawthorne and its professionals) that a transaction would close shortly after the Special Meeting of Shareholders, and the Aviation Sellers were prepared and committed to do so.  Indeed, for the next several months, the Aviation Sellers remained ready, willing and able to close a transaction with Hawthorne on the terms set out in the Hawthorne Asset Purchase Agreement, and remained patient with Hawthorne during that time to allow Hawthorne to resolve issues it had in connection with its financing arrangements (even though its financing contingency had long since expired).

In fact, on April 23, 2010, the Aviation Sellers entered into an amendment to the Hawthorne Asset Purchase Agreement with Hawthorne extending the closing date for completion of the sale of Aviation’s assets to Hawthorne to April 30, 2010 (the “Hawthorne Amendment”).  The Hawthorne Amendment also provided that the Company would be permitted to offer to sell Aviation to other potential purchasers and, in addition, eliminated the $400,000 termination fee otherwise payable to Hawthorne in the event the Aviation Sellers contracted to sell the assets of Aviation to a third party.

Thus, in accordance with the Hawthorne Amendment, the Aviation Sellers were permitted to seek other purchasers for Aviation.  Though still hopeful that the sale to Hawthorne would ultimately be completed, because Hawthorne’s financing arrangements continued to be delayed and because Hawthorne was unable to commit to a final closing date, shortly after the Hawthorne Amendment, the Company began investigating its options, including contacting other potential purchasers.

On May 11, 2010, the Company engaged SSG Capital Advisors LLC (“SSG”), an investment banking firm, to, among other things, seek alternative purchasers of Aviation.  Though SSG was in the process of getting the Company back into the market for the aviation business assets and contacting other potential purchasers, the Company continued to focus on closing the transaction with Hawthorne.

As more time passed, however, Hawthorne’s willingness or ability to close the transaction became more doubtful.  On May 26, 2010, the Aviation Sellers sent a “time of the essence” letter scheduling a closing on the Hawthorne transaction for June 9, 2010.  Hawthorne failed to appear to close the transaction on that date, in breach of the Hawthorne Asset Purchase Agreement.

On June 23, 2010, the Aviation Sellers sent a letter to Hawthorne terminating the Hawthorne Asset Purchase Agreement and reserving all of its rights and remedies.

III.           EVENTS LEADING UP TO CHAPTER 11

Both Consumer Products and Aviation suffered declining revenues and increasing operating losses during 2008 and 2009.  The Company attributed those losses and its financial difficulties, in part, to a reduction in consumer spending during this country’s economic downturn since 2008, exacerbated by rapidly increasing cost of goods sold.  As described below, in an effort to adjust to this difficult environment, the Company sought to control expenses, pare down staffing levels, and maximize cash flows.  Despite those efforts, those difficulties understandably negatively impacted the Company’s operating results and ultimately resulted in various covenant defaults under the Prepetition Credit Facility described above, reducing liquidity and limiting the Debtors’ ability to borrow under the Revolving Credit Facility or obtain new financing to fund their operations.

For instance, for the fiscal year ending December 31, 2008, the consumer products business generated net revenues of approximately $12.5 million, down approximately 9.8% from the prior year.  The decline in revenues was caused by a confluence of factors including, but not limited to: (i) a severe underutilization of the Company’s production facility in Woodbridge, New Jersey and (ii) the dramatic increase in the price and overall volatility of oil prices during this period.  The underutilization of Ronson’s production facility was attributable to the economic climate in late 2008 and early 2009 and the resulting decrease in the Company’s revenues, which then caused the Company’s liquidity shortfall under its Revolving Credit Facility, negatively impacting its ability to meet its day-to-day cash needs and properly source component parts required for production in order to satisfy orders of its customers.

The Company’s aviation business also faced certain operational and financial challenges due in large part to macroeconomic factors outside of its control and inherent capital constraints.  Beginning in late 2008 and continuing through 2009, as the economic recession negatively impacted businesses, it had a direct effect on curtailing corporate travel – especially travel via private aircraft.  This phenomenon, combined with higher fuel prices, exacerbated the decline in air travel as reduced corporate and discretionary income reduced funds available for fuel purchases, further causing a reduction in flights and fuel sales.  Additionally, the Company faced constrained liquidity in light of the Events of Default under the Prepetition Credit Facility.

To offset these factors, in 2008 and in 2009, the Company took steps to reduce its costs and expenses.  Certain salaries to officers were reduced.  The Company’s officers accepted reductions in the management incentive compensation totaling $79,000 related to operating results in 2007 that had been due to be paid in 2008 and $44,000 in management incentive compensation related to operating results in 2008.  In the first quarter of 2009, the Company reduced its workforce by about 15 persons, or 17% of the Company’s staff.  The Company reduced certain of the health benefits provided to its employees, and the Company deferred payment of the Company’s contribution to its defined contribution pension plan.  In addition, certain employees temporarily assumed payment of costs of Company vehicles and costs of life and other insurance (which has remained in place to date).  All payments to directors of the Company, including officers who are directors, were deferred.

Despite those efforts, the Debtors were not able to improve liquidity sufficiently to operate without the need for financing.  The Debtors nevertheless remain obligated to pursue a “Liquidity Transaction” under the Forbearance Agreement, and remained committed to doing so.  However, because shareholder approval of the sale to Hawthorne arguably covered only a sale to Hawthorne under the specific terms of the Hawthorne Asset Purchase Agreement, the Company would arguably have been required to once again file a proxy statement and once again solicit shareholder approval of a sale of the same assets, albeit to another buyer (even one that the Debtors believe brings more value).  The cost to obtain the initial shareholder approval of the two sale transactions exceeded $270,000.00 and took approximately eighteen (18) weeks.  Wells Fargo and the Company, in the exercise of its reasoned business judgment, determined that it did not make sense for the Company to incur potentially significant additional costs and delays associated with pursuing another proxy process, without assurances that the Company would receive the requisite number of shareholders to vote (as the Company’s bylaws require that at least an excess of 50% of all shareholders vote in connection with a proposed sale of substantially all of the Company’s assets) to approve the Aviation Sale (as defined below).

Instead, Wells Fargo committed to funding the Company, provided the Debtors each filed a Chapter 11 and pursued an expedited sale process of the Debtors’ remaining assets, including those assets used in connection with the aviation business (the “Aviation Sale”).  As discussed below, Wells Fargo was willing to provide continued funding pursuant to the terms of the DIP Financing Facility, which included various sale related milestones.

Concerned that the Company would lack adequate resources to continue the operations of the aviation business in the ordinary course without the financial accommodation set forth in the Prepetition Credit Facility, and without being willing to risk that they would secure enough shareholders to vote for a transaction to a new purchaser, the Debtors determined that a Chapter 11 filing for each of the Debtors, with the requisite funding provided by the DIP Financing Facility, was the most adequate means to preserve and maximize the value of the Debtors’ assets for the benefit of all stakeholders.  The cost, time-delay and prospect that a sufficient number of shareholders might not cast ballots led the Board to conclude that a 363 sale was a less costly method and more efficient than once again soliciting shareholder approval.

IV.           CHAPTER 11 CASES OF THE DEBTORS

A.	FIRST DAY MOTIONS AND ORDERS

On the Petition Date, in addition to the voluntary petitions for relief filed by the Debtors under chapter 11 of the Bankruptcy Code, the Debtors also filed a number of motions and applications (collectively, the “First Day Motions”) seeking certain “first day” relief.  The purpose of such First Day Motions was to ensure that the Debtors were able to transition into the chapter 11 process with as little disruption to their business as possible and to function smoothly pending the sale of the Aviation business.  Within a few days of the Petition Date, the Bankruptcy Court entered several orders (the “First Day Orders”), as more particularly described as follows:

1.	Joint Administration

To facilitate, among other things, noticing, claims processing and voting-related matters, the Bankruptcy Court entered a First Day Order granting certain relief including authorization for the joint administration of the Debtors’ Chapter 11 Cases.

2.	Stabilizing Operations

As more fully described below, since any interruption of the Debtors’ business, even for a brief period, would have negatively impacted the Debtors’ operations, customer relationships, and revenue and profits, on the Petition Date, the Debtors filed a number of First Day Motions to ensure a stabilization of operations pending the Aviation Sale.

(a)	Employee Compensation

By this First Day Motion, the Debtors sought authority to pay all employees their wage Claims in the ordinary course of business.  Additionally, among other things, the Debtors requested authority to continue all of their prepetition benefit programs, including, among others, the medical and dental plans.  This relief allowed the Debtors to maintain employee morale and prevent costly distractions and retention issues.  Absent the ability to honor prepetition wages, salaries, benefits and other similar employee-related programs, the Debtors would have likely suffered significant losses at a time when they needed to stabilize their operations.  Without the relief requested, the Debtors believed that employees may have sought alterative employment opportunities, perhaps with competitors of the Debtors, thereby depleting the Debtors’ workforce, hindering the Debtors’ ability to meet their customer obligations, and likely diminishing stakeholder confident in the Debtors’ ability to successfully sell the Aviation business in an orderly manner.  Accordingly, the Bankruptcy Court entered a First Day Order authorizing, but not directing, the Debtors to (A) honor prepetition claims and obligations for wages, salaries, employee benefits and other compensation, and (B) continue to provide certain employee benefits in the ordinary course of business.

(b)	Cash Management System

By this First Day Motion, the Debtors requested entry of an order authorizing the Debtors to continue using the existing cash management system, bank accounts and business forms.  This relief allowed the Debtors to avoid administrative inefficiencies by maintaining the Debtors’ cash management system.  The Bankruptcy Court entered a First Day Order granting the Debtors’ request to, among other things, maintain their cash management system.

(c)	Fuel Held for Customer Account

Pursuant to this First Day Motion, the Debtors requested approval to have customers’ rights to draw upon pre-purchased fuel in the ordinary course of business in the same manner and on the same terms and conditions as such obligations were treated prior to the Petition Date.  The Debtors believed that the relief requested in this First Day Motion was necessary to maintain continuity of operations and uphold their reputation for high-quality customer service pending the sale of the Debtors’ aviation business.  Accordingly, the Bankruptcy Court entered an order authorizing, but not directing, the Debtors to maintain this practice.

(d)	Debtor in Possession Financing and Use of Cash Collateral

On the Petition Date, the Debtors’ filed a motion requesting interim and final authorization to enter into a postpetition secured financing facility (the “DIP Facility”).  The Bankruptcy Court granted interim relief to enter into the DIP Facility (the “Interim DIP Order”) and final relief to enter into the DIP Facility (the “Final DIP Order”).  Pursuant to the Final DIP Order, the Debtors received authority to enter into that certain Debtor-in-Possession Credit and Security Agreement by and among the Debtors and Wells Fargo Bank, National Association (the “DIP Lender”), as debtors-in-possession and borrowers, Bank of America, N.A.  The aggregate commitments available to the Debtors under the DIP Facility were limited to no more than $2.7 million at any time outstanding, together with an accommodation Overadvance Limit up to $2.45 million.  The proceeds from the DIP Facility were used to fund working capital needs and general corporate purposes relating to postpetition operations in accordance with the an approved budget, including to fund the going concern sale process and to pay certain fees and expenses as well as to repay the indebtedness under the Prepetition Credit Facility.  The Debtors believed that the committed amount of the DIP Facility would meet the Debtors’ financing needs during the Chapter 11 Cases’ duration.  In addition, the Bankruptcy Court authorized the Debtors to use cash collateral pursuant to the terms and conditions set forth in the Interim and Final DIP Orders and the granting of adequate protection to the Prepetition Credit Facility Lender and Getzler Henrich for use of cash collateral.

B.	OTHER MOTIONS

During the Chapter 11 Cases, Debtors also filed several other significant motions related to the sale of substantially all of the Debtors’ remaining assets as well as certain retention and procedural motions.  Relief on account of such motions was not requested on the first day.

1.	Employment and Compensation of Advisors

To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent the Debtors’ interests in the Chapter 11 Cases, the Debtors filed motions seeking authorization to retain and employ the following advisors: (a) Cole, Schotz, Meisel, Forman & Leonard, P.A., as counsel to the Debtors; (b) Szaferman, Lakind, Blumstein & Bladder, P.C., as special transactional counsel in connection with the Aviation Sale; (c) SSG as investment banker to the Debtors; and (d) Demetrius & Company, LLC as financial advisors to the Debtors. In addition, the Debtors sought authorization to retain and compensate certain professionals utilized in the ordinary course of the Debtors’ business.  The Debtors also requested approval of certain procedures for the interim compensation and reimbursement of professionals in the Chapter 11 Cases.

2.	Sale Motion and Bid Procedures

Shortly after the Petition Date, the Debtors filed with the Bankruptcy Court a motion for an order approving certain sale and bidding procedures (the “Bid Procedures”).  As set forth in the motion, the Bid Procedures provided a process designed to ensure that the Debtors, their estates and their creditors received the highest and best value possible for their assets, in the context of these Chapter 11 Cases.  The Debtors believed that, subject to the receipt of higher and better proposals, the asset purchase agreement negotiated with the Aviation Purchaser represented the best alternative available to the Debtors and would permit the Debtors to confirm the Plan.

On September 8, 2010, the Bankruptcy Court entered an order (a) approving the form of the Aviation Sellers’ “stalking horse” asset purchase agreement with Trenton Aviation, LLC (the “Purchaser”), as purchaser for the sale of the Assets free and clear of interests, claims, encumbrances and liens, (b) approving bidding procedures, (c) scheduling an auction sale and a hearing to consider approving the highest and best offer, and (d) granting related relief.

As set forth in detail herein, the Debtors conducted an auction sale for September 27, 2010.  Thereafter, on September 30, 2010, the Debtors sought approval of the sale of the assets to the Aviation Purchaser at the sale hearing.  The Bankruptcy Court approved the sale of the assets to the Aviation Purchaser at the sale hearing and entered the Order Authorizing the Sale of Substantially All Assets of the Debtors on September 30, 2010.

Pursuant to the terms of the asset purchase agreement, the Debtors sold, conveyed and transferred to the Aviation Purchaser the Assets, including but not limited to the right to use the names of each of the Debtors, on October 15, 2010.

C.	APPOINTMENT OF THE CREDITORS’ COMMITTEE

On August 26, 2010, the United States Trustee for the District of New Jersey appointed the following creditors to the Creditors’ Committee:  (i) Graham Packaging Plastics Products, Inc.; (ii) Ningbo Jiawei Electron Co., Ltd.; (iii) Withum Smith & Braun, P.C.; (iv) Public Service Electric and Gas Company; and (v) Village Catering.9

The Bankruptcy Court approved the retention of Lowenstein Sandler, PC and J.H. Cohn as counsel to the Creditors’ Committee and financial advisors, respectively.

Since its formation, the Debtors have regularly consulted with the Creditors’ Committee concerning the administration of the Chapter 11 Cases and significant matters therein.

D.	CLAIMS PROCESS AND CLAIMS BAR DATE

In Chapter 11, claims against a debtor are established either as a result of being listed in a debtor’s schedules of assets and liabilities or through assertion by a creditor in a timely filed proof of claim.  Claims asserted by a creditor are either allowed or disallowed.  If allowed, a claim would be recognized and treated pursuant to a plan; if disallowed, a creditor would have no right to obtain any recovery on or otherwise enforce the claim against the debtor.

1.	Section 341(a) Meeting of Creditors

On September 20, 2010, the United States Trustee presided over the Section 341(a) meeting of creditors in the Chapter 11 cases.

2.	Schedules and Statements

The Debtors filed with the Bankruptcy Court their Statements of Financial Affairs, Schedules of Assets and Liabilities, Schedules of Executory Contracts and Unexpired Leases and Lists of Creditors and Equity Holders (collectively, the “Schedules and Statements”) on September 17, 2010.  Copies of the Schedules and Statements are available with the clerk of the Bankruptcy Court.  The Debtors reserve the right to continue to amend the Schedules and Statements during the Chapter 11 cases.

9 Having had its claims assumed and paid by the Aviation Purchaser, Village Catering resigned from the Committee shortly after the Debtors’ closing of the Aviation Sale with the Aviation Purchaser.

3.	General and Governmental Bar Dates

The Court established December 20, 2010 as the bar date for filing proofs of claim against the Debtors.  The deadline for filing a proof of claim by a governmental unit (as defined by Section 101(27) of the Bankruptcy Code was set as February 13, 2011.

4.	Administrative Expense Claims Including Claims Pursuant to Section 503(b)(9)

By order dated November 1, 2010 (the “Administrative Bar Date Order”), the Bankruptcy Court fixed December 20, 2010 as the date by which certain creditors holding Administrative Claims against the Debtors and their Estates that had incurred on or after the Petition Date through and including November 30, 2010, were required to file Administrative Proofs of Claim.  The Administrative Bar Date Order also set December 20, 2010 as the last date by which holders of Administrative Claims pursuant to Section 503(b)(9) of the Bankruptcy Code were also required to file proofs of claim.

V.           THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ REMAINING ASSETS – THE AVIATION BUSINESS

A.	PRE-PETITION DATE MARKETING EFFORTS

The commencement of these bankruptcy cases was not the commencement of a sale process relating to the Debtors’ remaining assets, i.e., those Assets utilized in connection with the Debtors’ Aviation business.  As alluded to above, that sale process was underway for several months.

Commencing immediately with its pre-petition engagement (in mid-May 2010), SSG initiated an extensive and aggressive marketing of Aviation’s assets for sale as a going concern and began soliciting suitable potential buyers (including those potentially interested parties with whom the Debtors had been in discussions).  Its efforts generally can be summarized in the following categories:

1.
Due Diligence of the Debtor’s Operations.  SSG initially spent a considerable amount of time with the Debtors and their management to analyze Aviation’s business and operations.  SSG analyzed business plans, internal financial statements, operating reports (including detail on revenue components, expense categories and profitability), liquidity and working capital reports and forecasts, liquidation analyses, descriptions and contracts for Aviation’s owned and leased assets, financing agreements and other information concerning pre- and post-petition liabilities as well as other information concerning Aviation’s operations.

2.
Potential Purchaser List.  Shortly after its retention, SSG completed extensive research to develop a comprehensive list of those strategic or financial entities most likely to purchase the Assets.  SSG researched public and privately-held companies in the same and similar industries as Aviation and reviewed proprietary and licensed databases of potential financial purchasers interested in investing in companies in similar industries and/or situations as Aviation.  SSG reviewed the data with the Debtors and focused the list to target a subset of those companies with the financial wherewithal and/or most compelling strategic rationales to pursue a transaction with the Debtors.  Given that a sale process was previously underway prior to SSG’s engagement, as described in the Sale Motion, and as a result of the failure of that sale process to result in consummated transaction with Hawthorne, SSG immediately began its marketing process to financial and strategic buyers familiar with Aviation’s assets and operations in order to quickly identify a potential buyer that could issue a Letter of Intent and minimize further delay in closing a sale of Aviation’s assets.  Due to the need to quickly identify a potential buyer, SSG approached the likely candidates that could move to issue a Letter of Intent and work towards signing a definitive Purchase Agreement.  The decision to engage a limited number of potential buyer candidates was necessitated by the Debtors’ liquidity restrictions, and was required by Wells Fargo.

3.
Due Diligence Material.  Concurrently with contacting potential purchasers, SSG worked with the Debtors to prepare a thorough source of information containing important financial and operating data on the Aviation’s business and included that information and data in an electronic data room that was continually updated throughout the process.  SSG coordinated with the Debtors to maintain and update that information so that potential purchasers would have access to relevant financial and operational information while evaluating the opportunity.  SSG worked with the Debtors and their advisors to create various materials that also were used during in–person diligence meetings with potential purchasers.  These materials included descriptive information, financial data and other financial and operating detail that enabled the potential purchasers to evaluate the Debtor’s operating business.

4.
Pre-Petition Negotiations with Purchasers. In the ensuing weeks following SSG’s engagement, SSG identified and contacted the top industry constituents who would be in a position to move quickly.  SSG contacted ten (10) potential strategic and financial buyers.  Concurrently, management contacted a significant number of additional potential strategic and financial buyers known to it.  Of those parties, ten (10) executed confidentiality agreements, received the information memorandum and gained access to a financial, operational and environmental due diligence managed by SSG and management.  Thereafter, two (2) potential buyers received management presentations or conducted facility tours.

After this initial round of marketing and due diligence, the Debtors received five (5) offers to pursue a sale transaction involving substantially all of Aviation’s assets.  After reviewing these offers, RCLC’s Board of Directors directed SSG and management to initiate an in-depth diligence process and conduct a final round of bidding.  Three (3) acceptable offers were submitted during the final round of bidding, two (2) from strategic buyers, the other a financial buyer.  Between the initial marketing period and first and final rounds of bidding (and without regard to the marketing process that occurred in 2009 before the Company determined to move forward with Hawthorne), interested parties had more than three (3) months to review the opportunity and conduct due diligence on Aviation.

After carefully reviewing the final round offers, RCLC’s Board of Directors directed management and SSG to negotiate with and assist these three (3) “final” bidders to expeditiously secure a fully financed bid and definitively documented sale transaction that maximized the value reasonably obtainable under the circumstances and to continue to work with other bidders who might reasonably be expected to submit a bid in a sale process under Section 363 of the Bankruptcy Code.

B.	SELECTION OF A STALKING HORSE BIDDER

After careful consideration, the Debtors, in consultation with SSG, opted to pursue a transaction with the Aviation Purchaser, a subsidiary of Ross Aviation, because the Aviation Purchaser offer, when compared to the other alternatives, would maximize the benefit to the Debtors and their creditors.  SSG also understood that the Aviation Purchaser had a familiarity with the bankruptcy process and the ability to proceed expeditiously to complete a complex transaction, which was critical in light of the liquidity constraints facing the Debtors.10  Accordingly, RCLC’s Board of Directors selected the Aviation Purchaser to serve as a stalking horse purchaser of substantially all of Aviation’s assets, subject to the negotiation and execution of an asset purchase agreement.  On or about August 5, 2010, RCLC and Aviation entered into an exclusive letter of intent (the “LOI”), which was intended to form the basis for the Aviation Purchaser’s potential stalking horse bid.  Under the terms of the LOI, RCLC and Aviation agreed to sell substantially all of Aviation’s assets to the Aviation Purchaser for $9.4 million, subject to certain adjustments and the assumption of certain limited liabilities, including what the Company estimated would be all ordinary course trade obligations of Aviation and certain accrued obligations to Aviation’s employees.

On August 27, 2010, after extensive negotiation, Aviation and RCLC entered into a definitive Asset Purchase Agreement (the “Aviation Purchase Agreement”) with the Aviation Purchaser, which Purchase Agreement is consistent with the LOI and, provided for, among other things, the sale of substantially all the assets used in the Aviation business, for a purchase price of $9.4 million, subject to certain adjustments and the assumption of the Assumed Liabilities (as defined in the Aviation Purchase Agreement), which included up to $310,000 for “Cure Amounts” and for ordinary course trade obligations of Aviation and certain accrued obligations to Aviation’s employees (up to $82,000).

10 Indeed, the Proposed Purchaser moved with the alacrity urged by the Debtors, having conducted extensive due diligence, and incurring substantial costs associated with third party accounting, legal and operational due diligence, prior to issuance and finalization of the Aviation Purchase Agreement.

C.	POST-PETITION DATE MARKETING EFFORTS

Coinciding with the execution of the Aviation Purchase Agreement (and the expiration of the exclusivity period with the Stalking Horse Bidder under the LOI, which expired on August 27, 2010), SSG recommenced a comprehensive marketing process to solicit higher and better offers for Aviation’s assets, expanding the search for potential bidders.  In addition to those parties with which SSG had been in contact pre-petition, SSG identified and contacted several more parties who SSG believed would be in a position to close a transaction within the parameters set forth in the Bidding Procedures Order.  After August 27, 2010, SSG contacted fifty-seven (57) additional potential strategic and financial buyers.  Thus, inclusive of its pre-petition solicitation efforts, SSG contacted approximately sixty-seven (67) potential purchasers and had initial discussions with approximately twenty (20) of them.  Fifteen (15) of those potential purchasers executed confidentiality agreements, all of which then engaged in discussions with SSG and/or the Debtors regarding the general parameters of the potential purchase of the Assets.  SSG followed up with all interested buyers, provided due diligence information as requested, answered questions about the Debtors and the sale process and encouraged all parties to move quickly and efficiently to the extent they wished to proceed.  In all cases, SSG representatives encouraged qualified buyers to meet with the Debtors’ management to obtain a better understanding of the business, assets and going forward opportunity.

SSG spent a significant amount of time with potential purchasers, pre- and post-petition, discussing Aviation’s operations, historical performance and prospects, as well as responding to specific follow-up questions and due diligence requests from potential purchasers.  SSG had extensive discussions and conference calls with a number of purchasers.  Several potential purchasers expressed an initial indication to acquire substantially all of Aviation’s assets.  Aviation made presentations to four (4) of those parties.  The presentations were of sufficient detail to give each prospect the opportunity to assess the opportunity and make a preliminary decision as to whether or not to proceed with further due diligence.  In most instances, the prospects had ample opportunity to review Aviation’s operations and business in detail prior to the actual presentation.  This was due to the fact that qualified buyers who had signed confidentiality agreements were given the offering memorandum, various due diligence materials and access to the data room prior to the management presentation.  SSG attended all management presentations.

D.	THE AUCTION

As noted above, on September 8, 2010, this Court entered Bidding Procedures Order.  The Bidding Procedures Order authorized the Debtors to solicit higher and better bids for the Assets, approved certain bidding procedures, and authorized the Debtors to conduct the Auction with respect to the Assets on September 27, 2010.

On September 24, 2010, in accordance with the Bidding Procedures Order, the Debtors received a competing bid for the Assets from Landmark Aviation Trenton, LLC (“Landmark”) consisting of: (a) a cash payment of $10,000,000, plus the assumption of certain liabilities (consistent with the Aviation Purchase Agreement) for total cash consideration of up to $10,392,000 (the “Landmark Bid”).  Further, Landmark provided an asset purchase agreement on terms that were no less favorable than the Aviation Purchase Agreement.11  The Debtors received no other Qualified Bids (as that term was defined in the Bidding Procedures Order).

As provided for by the Bidding Procedures Order, the Debtors conducted the Auction on September 27, 2010, at the offices of Debtors’ counsel, Cole, Schotz, Meisel, Forman & Leonard, P.A. (though the Debtors moved the location from its New Jersey offices to its offices in New York after notice and consent of all parties in interest).  The Aviation Purchaser and Landmark attended the Auction.  No other bidders were present.

At the Auction, and after extensive bidding in conformity with the Bidding Procedures Order, the Aviation Purchaser emerged as the highest and best offer for the Assets, with a Successful Bid of $11,000,000, plus the assumption of the liabilities identified in the Aviation Purchase Agreement.12  Thus, the Successful Bid of the Aviation Purchaser included a cash component that was $1,300,000, or approximately 14%, higher than the purchase price originally set forth in the Aviation Purchase Agreement.

Landmark, in accordance with the terms set forth in the Stalking Horse Agreement, was the second highest and best bid for the Assets and was therefore the Back-Up Bidder, as defined in the Bidding Procedures Order, with a Back-Up Bid of $10,900,000.

The sale of the Assets was noticed to all parties that expressed an interest in the Assets.  Additionally, the sale of the Assets was subject to an auction process in which the value of the Assets was maximized.  The sale process was conducted in good faith and all interested parties were given an opportunity to participate.  The purchase price in the Aviation Purchase Agreement, as increased at the Auction, was the best offer received for the Assets, and represented a fair and reasonable value of the Assets.

E.	THE AVIATION SALE AND AVIATION ENVIRONMENTAL ESCROWS

On September 30, 2010, the Bankruptcy Court entered an Order approving the Sale to the Aviation Purchaser.  The sale closed on October 15, 2010.

Pursuant to the Aviation Purchase Agreement, RCLC and Aviation agreed to (i) comply with environmental obligations arising from ISRA and an existing open NJDEP case (the “Known Case”) in connection with Aviation’s leasehold at the Mercer County Airport; and (ii) to indemnify the Aviation Purchaser against all losses and liabilities arising from any failure to comply with the environmental obligations or  any failure  to disclose known environmental conditions, up to a $250,000 limit.   Aviation’s ISRA case (which will likely include resolution of the Known Case) is to be overseen by a Licensed Site Remediation Professional (“LSRP”)

11 The asset purchase agreement from Landmark was marked as an exhibit at the Auction Sale, the events of which were recorded by a court reporter.

12 Consistent with the terms of the Bidding Procedures Order and the instructions at the commencement of the Auction, the Proposed Purchaser was permitted to credit bid the $300,000 Expense Reimbursement (awarded pursuant to the Bidding Procedures Order).  Thus, the $11,000,000 bid included a cash component of $10,700,000.

pursuant to the requirements of the Site Remediation Reform Act (SRRA) which, subsequent to the date of the Consumer Products Sale Agreement, requires private oversight of newly initiated remediation to the exclusion of NJDEP oversight.

Aviation’s obligations pursuant to the Aviation Purchase Agreement are secured by a $250,000 indemnity escrow which is dedicated to the environmental obligations (the “Aviation Indemnity Escrow”) as well as by a remediation trust fund in the amount of $250,000 (the “Aviation Remediation Fund”).  Aviation is entitled to withdraw funds from the Aviation Indemnity Escrow to pay for the remediation costs incurred in connection with the Known Case, including post-cleanup monitoring.  In the event that environmental work or monitoring relates to both the Known Case and unrelated matters, Aviation is entitled to withdraw 50% of the cost of the environmental work from the Aviation Indemnity Escrow.   Aviation is permitted under the Aviation Purchase Agreement to withdraw funds from the Aviation Remediation Fund to pay for compliance with ISRA.

The Aviation Indemnity Escrow is required to be held until the date that is three years after the LSRP approves ISRA closure in the form of a Response Action Outcome Statement (such three year period representing the NJDEP audit period for the Response Action Outcome).  The funds held in the Aviation Remediation Fund are to be released to Aviation upon the closure of the ISRA case, less certain amounts required to be retained to cover post-cleanup monitoring, reporting or other post-cleanup conditions, which retained amounts the Aviation Purchaser may use to fund such monitoring, reporting or other post-cleanup conditions.

F.	THE RESOLUTION OF THE WELLS FARGO AND GETZLER HENRICH CLAIMS AND THE SALE STIPULATION

Pursuant to the DIP Facility and the Final DIP Order, the Committee, on behalf of the Estates, was entitled to assert any claims or causes of action, including claims or causes of action for money damages, against Wells Fargo and Getzler Henrich.  The DIP Facility and the Final DIP Order also permitted the Committee, on behalf of the Estates, to challenge the respective liens and claims of Wells Fargo and Getzler Henrich.  The DIP Facility and the Final DIP Order fixed deadlines by which these challenges and claims (defined in the DIP Facility and the Final DIP Order as a “Challenge”) could be brought (i.e., the Challenge Periods).

Following the appointment of the Committee, the Debtors, Wells Fargo, Getzler Henrich and the Committee entered into negotiations in respect of issues attendant to the contemplated Aviation Sale.  Shortly after its appointment, the Committee also engaged in settlement discussions with Wells Fargo and Getzler Henrich relating to the Challenge rights and a resolution of the liens and claims of Wells Fargo and Getzler Henrich.

Concurrently with the closing of the Aviation Sale, the Debtors, Wells Fargo, Getzler Henrich and the Committee entered into that certain Stipulation and Order With Respect to Sale of All or Substantially All Assets of Ronson Aviation, Inc. to Trenton Aviation, LLC and Related Issues (the “Sale Stipulation”), which was approved by the Court on October 15, 2010 [Docket No.148].  Among other things, the Sale Stipulation provided that, upon closing of the Aviation Sale, the Challenge Periods were deemed to have terminated and the claims of Wells Fargo and Getzler Henrich were then fixed (in a reduced amount) and the Debtors were authorized and directed to pay those claims from the Aviation Sale Proceeds.  In exchange, the Estates, Wells Fargo and Getzler Henrich exchanged mutual releases with respect to claims that each had or may have had against each other.

In accordance with the Sale Stipulation, on the closing date of the Aviation Sale, the Debtors paid Wells Fargo, in full and final settlement and satisfaction of any and all claims, the Closing Date Lender Payment (as defined in the Sale Stipulation) (totaling $6,447,275.01), which included the Payoff Amount (as defined in the Sale Stipulation) and the Restored Custodial Funds.  On the closing date, the Debtors also paid to Getzler Henrich the GH Sum (as defined in the Sale Stipulation) (totaling $1,895,050.59) in full and final settlement and satisfaction of any and all of Getzler Henrich’s claims.

Accordingly, as of the date hereof, the Prepetition Credit Facility Claims and the DIP Credit Agreement Claims (each of Wells Fargo), as well as the Getzler Henrich Claims, have each been paid in full in Cash in full and final satisfaction of such Claims prior to the date hereof and will not receive any distributions under the Plan.

VI.           SUMMARY OF THE JOINT PLAN13

A.	ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

1.	Administrative Claims

(a)	General Administrative Claims

Except as otherwise provided in the Plan or as assumed by the Aviation Purchaser pursuant to the Aviation Purchase Agreement, subject to sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed General Administrative Claim, and each Holder of an Allowed Fee Claim, will be paid the full amount of such Allowed Claim in cash (i) on or as soon as reasonably practicable after the Effective Date; (ii) if such Claim is Allowed after the Effective Date, on or as soon as practicable after the date such Claim is Allowed; (iii) upon such other terms as may be agreed upon by such Holder and the Post-Consummation Trust Administrator; or (iv) as otherwise ordered by the Bankruptcy Court.  Allowed Administrative Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Article V.B.2. of the Plan, and the Holders of Allowed Administrative Claims shall be Beneficiaries of the Post-Consummation Trust.

Except as otherwise provided in Article II.A of the Plan, unless previously Filed, requests for payment of General Administrative Claims must be Filed and served prior to the applicable Administrative Claims Bar Date.  Holders of General Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such General Administrative Claims against the Debtors, their Estates, the Post-Consummation Trust and the Post-Consummation Trust Assets and such Administrative

13 The following summary is qualified in its entirety by reference to the Plan. In the event of any inconsistency between the summary provided herein and the Plan, the Plan shall control in all respects.

Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be Filed and served on the Post-Consummation Trust and the requesting party by the later of (x) 90 days after the Effective Date and (y) 90 days after the Filing of the applicable request for payment of such General Administrative Claims.

Notwithstanding anything in the Plan or the Disclosure Statement to the contrary, nothing in the Plan is intended to extend an applicable Administrative Claims Bar Date with respect to any General Administrative Claims that was required to be previously filed.

The Debtors do not anticipate any material valid Administrative Expense Claims (other than Fee Claims) that are required to be paid on or after the Effective Date by the Debtors and/or the Post-Consummation Trust.

(b)	Fee Claims

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Post-Consummation Trust and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date. Objections to any Fee Claim must be filed and served on the Post-Consummation Trust and the requesting party by the later of (a) 45 days after the Effective Date and (b) 30 days alter the Filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

Notwithstanding anything in the Plan or the Disclosure Statement to the contrary, and except as otherwise provided by prior Order of the Bankruptcy Court: (i) payment of a Fee Claim that is an Allowed Claim as of the Effective Date shall be made by the Debtors, to the extent not previously paid, on the Effective Date; and (ii) payment of a Fee Claim that becomes an Allowed Claim following the Effective Date shall be made by the Debtors or the Post-Consummation Trust on or before the date that is the earlier of (a) the date such Fee Claim is required to be paid in accordance with the Administrative Fee Order or (b) seven (7) days after an order determining such Fee Claim an Allowed Claim is entered by the Bankruptcy Court.

The Debtors expect that prior to the Effective Date the Accrued Professional Compensation for each Retained Professional will be paid as authorized by the Administrative Fee Order and that only those amounts accrued as of the Effective Date, but not yet authorized to be paid pursuant to the terms of the Administrative Fee Order will be required to be paid on or after the Effective Date by the Debtors and/or the Post-Consummation Trust.

2.	DIP Credit Agreement Claims

All DIP Credit Agreement Claims have been paid in full in Cash and satisfied in full prior to the date hereof.

3.	Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the Debtors or the Post-Consummation Trust, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors or the Post-Consummation Trust, as applicable, Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. Allowed Priority Tax Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Section V.B.2. of the Plan, and the Holders of Allowed Priority Tax Claims shall be Beneficiaries of the Post-Consummation Trust.

The Debtors estimate the aggregate amount of valid Priority Tax Claims, if any, to be no more than the following amounts: $10,000 (RCLC), $15,000 (Aviation) and $10,000 (Consumer).

B.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

1.	Administrative Claims and Priority Tax Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Credit Agreement Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in Article III of the Plan.

2.	Summary

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and distributions pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

The classification and treatment of Claims and Equity Interests against the Debtors pursuant to the Plan, is as follows:

Class	Claim	Status	Voting Rights
CLAIMS AGAINST RCLC
1A	Other Priority Claims	Unimpaired	Deemed to Accept

Class	Claim	Status	Voting Rights
1B	Other Secured Claims	Unimpaired	Deemed to Accept
1C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
1D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
1E	General Unsecured Claims	Impaired	Entitled to Vote
1F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST AVIATION
2A	Other Priority Claims	Unimpaired	Deemed to Accept
2B	Other Secured Claims	Unimpaired	Deemed to Accept
2C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
2D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
2E	General Unsecured Claims	Impaired	Entitled to Vote
2F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST CONSUMER
3A	Other Priority Claims	Unimpaired	Deemed to Accept
3B	Other Secured Claims	Unimpaired	Deemed to Accept
3C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
3D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
3E	General Unsecured Claims	Impaired	Entitled to Vote
3F	Equity Interests	Impaired	Deemed to Reject

3.	Classification and Treatment of Claims Against the Debtors

(a)	RCLC

(i)	Class 1A—Other Priority Claims against RCLC

A.
Classification: Class 1A consists of all Other Priority Claims against RCLC.  Other Priority Claims in the approximate aggregate amount of $57,000 have been asserted and/or scheduled against the RCLC Estate.  The vast majority of the asserted Class 1A Other Priority Claims relate to employee related obligations (e.g., wages, salaries and commissions).  Another of the Other Priority Claims relates to domestic support obligations, for which RCLC asserts it has no liability or that such liability will be reclassified as General Unsecured Claims.  Thus, RCLC anticipates that the amount of Other Priority Claims against the RCLC Estate will be reduced (to no more than $52,000) following challenges by RCLC, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.

B.
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 1A Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, payment of the Allowed Class 1A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

C.
Voting: Class 1A is Unimpaired, and Holders of Class 1A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(ii)	Class 1B—Other Secured Claims against RCLC

A.
Classification: Class 1B consists of all Other Secured Claims against RCLC.  Other Secured Claims in the approximate aggregate amount of $850,000 have been asserted and/or scheduled against the RCLC Estate.

B.
Treatment: Unless otherwise agreed to by Holders of Allowed Class 1B Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

C.	Voting: Class 1B is Unimpaired, and Holders of Class 1B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Therefore, Holders of Class 1B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(iii)	Class 1C—Prepetition Credit Facility Claims against RCLC

A.	Classification: Class 1C consists of all Prepetition Credit Facility Claims against RCLC.

B.	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting: Class 1C is Unimpaired, and Holders of Class 1C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1C Claims are not entitled to vote to accept or reject the Plan.

(iv)	Class 1D—Getzler Henrich Claim against RCLC

A.	Classification: Class 1D consists of all Getzler Henrich Claims against RCLC.

B.	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting:  Class 1D is Unimpaired, and Holders of Class 1D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1D Claims are not entitled to vote to accept or reject the Plan.

(v)	Class 1E—General Unsecured Claims against RCLC

A.
Classification: Class 1E consists of all General Unsecured Claims held against RCLC.  The aggregate amount of General Unsecured Claims filed against or scheduled by RCLC on or before the Bar Date (or subject of any amendment to the Schedules as of the date hereof) is approximately $11.4 million.  RCLC, however, anticipates that the amount of Allowed General Unsecured Claims will be reduced (to approximately $10 million, which amount includes the PBGC Claim) following challenges by RCLC, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.  Specifically,

RCLC anticipates obtaining orders from the Bankruptcy Court disallowing or reducing duplicate claims, superseded claims, previously paid claims, claims not supported by RCLC’s books and records, and claims that are subject to other objections.

B.
Treatment: Holders of Allowed General Unsecured Claims held against RCLC will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against RCLC, their Pro Rata share of the Post-Consummation Trust Assets.

C.	Voting: Class 1E is Impaired, and Holders of Class 1E Claims are entitled to vote to accept or reject the Plan.

D.
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 1E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(vi)	Class 1F—Equity Interests in RCLC

A.	Classification: Class 1F consists of all Equity Interests in RCLC.

B.
Treatment: Holders of Class 1F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 1F Equity Interests shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration.

C.
Voting: Class 1F is Impaired, and Holders of Class 1F Interests are not entitled to receive or retain any property under the Plan on account of Class 1F Interests.  Therefore, Holders of Class 1F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 1F Interests are not entitled to vote to accept or reject the Plan.

(b)	Aviation

(i)	Class 2A—Other Priority Claims against Aviation

A.
Classification: Class 2A consists of all Other Priority Claims against Aviation.  Other Priority Claims in the approximate aggregate amount of $120,000 have been asserted and/or Scheduled against the Aviation Estate.  The vast majority of the asserted Other Priority Claims relate to employee related obligations.  In accordance with the Aviation Purchase Agreement, most of these employee liability claims were Assumed Liabilities.  Pursuant to that certain Order Expunging or Reducing Claims and/or Scheduled Amounts Previously Satisfied, entered February 10, 2011 [Docket No. 267], each of the scheduled Other Priority Claims were expunged.  There remains at least $15,000 in Other Priority Claims, including one Other Priority Claim filed by one of the Aviation’s vendors, which fails to identify the basis for such priority treatment, and will be expunged as an Assumed Liability and/or reclassified as General Unsecured Claims.  Thus, together with those claims that have already been expunged, Aviation anticipates that the amount of Other Priority Claims will be reduced (to no more than $11,725) following additional challenges by Aviation, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.

B.
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 2A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 2A Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, payment of the Allowed Class 2A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

C.
Voting: Class 2A is Unimpaired, and Holders of Class 2A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(ii)	Class 2B—Other Secured Claims against Aviation

A.
Classification: Class 2B consists of all Other Secured Claims against Aviation.  Other Secured Claims in the approximate aggregate amount of $100,000 have been asserted and/or scheduled against the RCLC Estate.

B.
Treatment: Unless otherwise agreed to by Holders of Allowed Class 2B Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

C.
Voting: Class 2B is Unimpaired, and Holders of Class 2B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(iii)	Class 2C—Prepetition Credit Facility Claims against Aviation

A.	Classification: Class 2C consists of all Prepetition Credit Facility Claims against Aviation.

B.	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting: Class 2C is Unimpaired, and Holders of Class 2C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2C Claims are not entitled to vote to accept or reject the Plan.

(iv)	Class 2D—Getzler Henrich Claim against Aviation

A.	Classification: Class 2D consists of all Getzler Henrich Claims against Aviation.

B.	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting:  Class 2D is Unimpaired, and Holders of Class 2D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2D Claims are not entitled to vote to accept or reject the Plan.

(v)	Class 2E—General Unsecured Claims against Aviation

A.
Classification: Class 2E consists of all General Unsecured Claims held against Aviation.  The aggregate amount of General Unsecured Claims filed against or scheduled by Aviation on or before the Bar Date (or subject of any amendment to the Schedules as of the date hereof) is approximately $9.0 million.  The vast majority of the General Unsecured Claims filed against or scheduled by Aviation became Assumed Liabilities under the Aviation Purchase Agreement and were expunged pursuant to that certain Order Expunging or Reducing Claims and/or Scheduled Amounts Previously Satisfied, entered February 10, 2011 [Docket No. 267].  Other General Unsecured Claims filed against or scheduled by Aviation were consensually reduced.  Aviation thus anticipates that the amount of Allowed General Unsecured Claims will be materially reduced (to approximately $3.5 million, which amount includes the PBGC Claim).  It is expected that the General Unsecured Claims filed against or scheduled by Aviation may be further reduced following challenges by RCLC, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.  Specifically, RCLC anticipates obtaining orders from the Bankruptcy Court disallowing or reducing duplicate claims, superseded claims, previously paid claims, claims not supported by RCLC’s books and records, and claims that are subject to other objections.

B.
Treatment: Holders of Allowed General Unsecured Claims held against Aviation will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Aviation, their Pro Rata share of the Post-Consummation Trust Assets.

C.	Voting: Class 2E is Impaired, and Holders of Class 2E Claims are entitled to vote to accept or reject the Plan.

D.
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 2E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(vi)	Class 2F—Equity Interests in Aviation

A.	Classification: Class 2F consists of all Equity Interests in Aviation (which are Intercompany Interests held by RCLC).

B.
Treatment: Holders of Class 2F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 2F Equity Interests shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration.

C.
Voting: Class 2F is Impaired, and Holders of Class 2F Interests are not entitled to receive or retain any property under the Plan on account of Class 2F Interests.  Therefore, Holders of Class 2F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 2F Interests are not entitled to vote to accept or reject the Plan.

(c)	Consumer

(i)	Class 3A—Other Priority Claims against Consumer

A.
Classification: Class 3A consists of all Other Priority Claims against Consumer.  Without regard to Other Priority Claims filed in unliquidated amounts, Other Priority Claims in the approximate aggregate amount of $17,000 have been asserted and/or scheduled against the Consumer Estate.  Consumer disputes the validity of any Other Priority Claims in the Consumer Estate and that such Other Priority Claims in the Consumer Estate will be expunged or reclassified following challenges by Consumer, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.

B.
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 3A Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3A Claim shall receive, in full and final satisfaction of such Allowed Class 3A Claim, payment of the Allowed Class 3A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

C.
Voting: Class 3A is Unimpaired, and Holders of Class 3A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(ii)	Class 3B—Other Secured Claims against Consumer

A.	Classification: Class 3B consists of all Other Secured Claims against Consumer. Currently, no Other Secured Claims have been filed and/or scheduled against Consumer.

B.
Treatment: Unless otherwise agreed to by Holders of Allowed Class 3B Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3B Claim shall receive, in full and final satisfaction of such Allowed Class 3B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

C.
Voting: Class 3B is Unimpaired, and Holders of Class 3B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(iii)	Class 3C—Prepetition Credit Facility Claims against Consumer

A.	Classification: Class 3C consists of all Prepetition Credit Facility Claims against Consumer.

B.	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting: Class 3C is Unimpaired, and Holders of Class 3C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3C Claims are not entitled to vote to accept or reject the Plan.

(iv)	Class 3D—Getzler Henrich Claim against Consumer

A.	Classification: Class 3D consists of all Getzler Henrich Claims against Consumer.

B.	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

C.
Voting:  Class 3D is Unimpaired, and Holders of Class 3D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3D Claims are not entitled to vote to accept or reject the Plan.

(v)	(e)	Class 3E—General Unsecured Claims against Consumer

A.
Classification: Class 3E consists of all General Unsecured Claims held against Consumer.  The aggregate amount of General Unsecured Claims filed against or scheduled by Consumer on or before the Bar Date (or subject of any amendment to the Schedules as of the date hereof) is approximately $9.0 million.  Consumer anticipates that the amount of Allowed General Unsecured Claims will be reduced (to approximately $5 million, which amount includes the PBGC Claim) following challenges by RCLC, the Creditors’ Committee or, after the Effective Date, the Post-Consummation Trust Administrator.  Specifically, RCLC anticipates obtaining orders from the Bankruptcy Court disallowing or reducing duplicate claims, superseded claims, previously paid claims, claims not supported by Consumer’s books and records, and claims that are subject to other objections.

B.
Treatment: Holders of Allowed General Unsecured Claims held against Consumer will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Consumer, their Pro Rata share of the Post-Consummation Trust Assets.

C.	Voting: Class 3E is Impaired, and Holders of Class 3E Claims are entitled to vote to accept or reject the Plan.

D.
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 3E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(vi)	Class 3F—Equity Interests in Consumer

A.	Classification: Class 3F consists of all Equity Interests in Consumer (which are Intercompany Interests held by RCLC).

B.
Treatment: Holders of Class 3F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 3F Equity Interests shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration.

C.
Voting: Class 3F is Impaired, and Holders of Class 3F Interests are not entitled to receive or retain any property under the Plan on account of Class 3F Interests.  Therefore, Holders of Class 3F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 3F Interests are not entitled to vote to accept or reject the Plan.

4.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Post-Consummation Trust, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

C.	ACCEPTANCE OR REJECTION OF THE PLAN

1.	Presumed Acceptance of Plan

Classes 1A, 1B, 1C, 1D, 2A, 2B, 2C, 2D, 3A, 3B, 3C, 3D, 4A, 4B, 4C and 4D are Unimpaired under the Plan, and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

2.	Voting Classes

Classes 1E, 2E and 3E are Impaired Under the Plan, and Holders of Class 1E, 2E and 3E  Claims as of the Record Date shall be entitled to vote to accept or reject the Plan.

3.	Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims entitled to vote to accept or reject the Plan has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

4.	Deemed Rejection of Plan

Classes 1F, 2F, and 3F are Impaired and shall receive no distribution under the Plan on account of their Interests and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.	Cramdown

The Debtors will request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to Classes 1F, 2F and 3F in the event that Classes 1E, 2E and 3E vote to accept the Plan.  The Debtors reserve the right to modify the Plan in accordance with Article XIV.C of the Plan.

D.	MEANS FOR IMPLEMENTATION OF THE PLAN

1.	Post-Consummation Trust

(a)	Establishment of the Post-Consummation Trust

On or prior to the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, will execute the Post-Consummation Trust Agreement and will take all other steps necessary to establish the Post-Consummation Trust pursuant to the Post-Consummation Trust Agreement as further described in Article VIII of the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors will transfer to the Post-Consummation Trust all of their rights, title and interests in all of the Remaining Assets.  In connection with the transfer of the Remaining Assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Trust will vest in the Post-

Consummation Trust and its representatives, and the Debtors and the Post-Consummation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges.

(b)	Funding Expenses of the Post-Consummation Trust

As more fully described in the Post-Consummation Trust Agreement, Cash held by the Post-Consummation Trust will be applied in accordance Article V.B.2 of the Plan: first, to fees, costs, expenses and liabilities of the Post-Consummation Trust Administrator; second, to satisfy any Wind-Down Expenses (including distributions on account of Post-Consummation Trust Senior Claims); third, to the remaining distributions provided pursuant to the Plan.

(c)	Appointment of the Post-Consummation Trust Administrator

On the Effective Date and in compliance with the provisions of the Plan, the Post-Consummation Trust Administrator will be appointed in accordance with the Plan and the Post-Consummation Trust Agreement and the Post-Consummation Trust will be administered by the Post-Consummation Trust Administrator in accordance with the Post-Consummation Trust Agreement.

2.	Restructuring Transactions

On or after the Confirmation Date, the Debtors, the Post-Consummation Trust and the Post-Consummation Trust Administrator, as applicable, may enter into Restructuring Transactions without further order of the Bankruptcy Court.  The Restructuring Transactions and any other matters provided for hereunder shall be deemed to have occurred and be effective as provided in the Plan, and shall be authorized and approved in all respects without any requirement of further action by shareholders or directors of any of the Debtors or any other Person.

3.	Further Actions

Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan and the Aviation Purchase Agreement involving the corporate structure of the Debtors will be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors’ shareholders or the Debtors’ boards of directors.  On and after the Effective Date, the Post-Consummation Trust is authorized and directed to issue, execute and deliver the agreements, documents, and distributions contemplated by the Plan and the Aviation Purchase Agreement in the name of and on behalf of the Debtors.

4.	Sources of Cash for Plan Distributions

All Cash necessary for the Debtors, or the Post-Consummation Trust, as the case may be, to make payments pursuant to the Plan shall be obtained from the Net Aviation Sale Proceeds, the Restored Custodial Funds, the Escrow Proceeds and proceeds from the Post-Consummation Trust Assets.

5.	Release of Liens, Claims and Equity Interests

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII of the Plan, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged.

6.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfer of property without payment of any such tax or governmental assessment.  Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

7.	Cancellation of Equity Interests

On the Effective Date, except to the extent otherwise provided in the Plan, the Equity Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released and discharged.  On the Effective Date, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.

E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases

(a)	Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease shall be deemed automatically rejected in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory or Unexpired Lease:

(i)	has previously been assumed by the Debtors by Final Order of the Bankruptcy Court;

(ii)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date which order becomes a Final Order after the Effective Date;

(iii)	is the subject of a motion to assume or reject pending as of the Effective Date;

(iv)	is a D&O Liability Insurance Policy; provided that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.C of the Plan;

(v)	is an Assumed Contract;

(vi)	is a Retained Contract; or

(vii)	is otherwise assumed pursuant to the terms of the Plan.

(b)	Assumption and Assignment of Assumed Contracts

The Debtors have assumed and assigned the Assumed Contracts to the Aviation Purchaser pursuant to the terms of the Aviation Purchase Agreement.  The designation of a contract or lease as an Assumed Contract shall not be deemed an admission that such contract or lease constitutes an Executory Contract or Unexpired Lease.

2.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Notwithstanding anything to the contrary provided in the Plan or the Disclosure Statement, all Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases must be filed within the later of: (a) 30 days after the entry of an order of the Bankruptcy Court approving any such rejection: and (b) the Claims Bar Date.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claim are not timely filed will be forever barred from assertion against the Debtors, their Estates and property or the Post-Consummation Trust, unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article XI.G of the Plan.

Notwithstanding anything in the Plan or the Disclosure Statement to the contrary, nothing in this Plan is intended to extend the deadline by which Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases was required to be previously Filed.

3.	Assumption and Assignment of D&O Insurance Policies

The D&O Liability Insurance Policies shall be deemed to be and shall be treated as Executory Contracts. As of the Effective Date, the Debtors shall assume and assign and the Post-Consummation Trust shall be deemed to have assumed the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the foregoing assumption and assignment of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and the Post-Consummation Trust Administrator shall use reasonable efforts so as to facilitate an Indemnified Party’s access to any indemnity and the coverage provided by any D&O Liability Insurance Policies.  The premiums and related costs associated with the D&O Liability Insurance Policies have been or will be paid prior to the Effective Date and the Post-Consummation Trust shall have no liability therefore or any obligation to pay such premiums or costs after the Effective Date.

4.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interest.

Amendments, supplements, restatements or other modifications to Executory Contracts or Unexpired Leases executed by the Debtors during the pendency of the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claim arising in connection therewith.

5.	Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor, the Aviation Purchaser or the Post-Consummation Trust has any liability thereunder.

F.	PROVISIONS GOVERNING DISTRIBUTIONS

1.	Distributions for Allowed Claims

Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, and subject to the establishment of a Disputed Claims Reserve, all distributions with respect to Claims that are Allowed Claims as of the Effective Date and that are not Assumed Liabilities shall be made by the Post-Consummation Trust as set forth in the Plan.  As described in Article VIII of the Plan, the Post-Consummation Trust shall make initial distributions on the Effective Date or as soon as reasonably practicable thereafter to the respective Beneficiaries pursuant to the Plan, and the Post-Consummation Trust shall make further distributions to Holders of Claims that subsequently become Allowed Claims pursuant to the Plan.  Additional distributions shall be made to Holders of Allowed Claims from the Escrow Proceeds, if any.

2.	Distributions on Account of Claims Allowed After the Effective Date

(a)	Payments and Distributions on Disputed Claims

Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Post-Consummation Trust Administrator in his or her sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of any such disputes by settlement or Final Order.  On the first Business day that is 20 calendar days after the end of the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive such payments and distributions to which that Holder is entitled under the Plan.  The Post-Consummation Trust Administrator shall establish and maintain appropriate reserves in the Disputed Claims Reserve, pursuant to the terms of the Post-Consummation Trust Agreement, with respect to Claims that require adjudication or other resolution.

(b)	Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

3.	Delivery and Distributions and Undeliverable or Unclaimed Distributions

(a)	Delivery of Distributions in General

Except as otherwise provided in the Plan, the Post-Consummation Trust shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided, however, that if such Holder Files a Proof of Claim the address identified by the Proof of Claim shall be the address for such distribution, and the manner of delivery for such distributions shall be determined at the discretion of the Debtors or the Post-Consummation Trust, as applicable.  Nothing in the Plan shall require or be deemed to require the Debtors or the Post-Consummation Trust to attempt to locate any Holder of an Allowed Claim Distributions shall be made in accordance with the provisions of the Post-Consummation Trust Agreement, and may be made in one or more payments or deliveries.

(b)	Distributions by Distribution Agent(s)

The Post-Consummation Trust Administrator shall have the authority pursuant to the terms of the Post-Consummation Trust Agreement, to enter into agreements with one or more Distribution Agents to facilitate the distributions required under the Plan.  As a condition to serving as a Distribution Agent, a Distribution Agent must (i) affirm its obligation to facilitate the prompt distribution of any documents, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan and (iii) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan that are to be distributed by such Distribution Agent.  The Post-Consummation

Trust shall pay to any Distribution Agent all reasonable and documented fees and expenses of the Distribution Agent without the need for any approvals, authorizations, actions or consents. Any Distribution Agent shall submit detailed invoices to the Post-Consummation Trust for all fees and expenses for which the Distribution Agent seeks reimbursement and the Post-Consummation Trust shall pay those amounts that it deems reasonable, and shall object in writing to those fees and expenses, if any, that the Post-Consummation Trust deems unreasonable. In the event Post-Consummation Trust objects to all or any portion of the fees and expenses to be reimbursed in a Distribution Agent’s invoice, the Post-Consummation Trust and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Post-Consummation Trust and such Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

(c)	Minimum Distributions

Notwithstanding anything in the Plan to the contrary, the Post-Consummation Trust and Distribution Agent shall not be required to make distributions or payments of less than $25.00 and shall not be required to make partial distributions or payments of fractions of dollars.  Whenever any payment or distribution of a fraction of a dollar under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, with half dollars or less being rounded down.  Any Holder of an Allowed Claim whose aggregate distribution under this Plan is less than $25.00 shall forfeit, at the option of the Post-Consummation Trust Administrator, such amount to, and such amount shall vest in, the Post-Consummation Trust as Post-Consummation Trust Assets for distribution in accordance with the terms of this Plan.

If, at any time, only de minimis assets remain in the Post-Consummation Trust after Post-Consummation Trust Senior Claims have been paid in full, the Post-Consummation Trust Administrator may, in its sole discretion, distribute such assets to a charity acceptable to the Debtors, as set forth in the Post-Consummation Trust Agreement.

(d)	Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance with the Plan is returned to the Post-Consummation Trust or its Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Post-Consummation Trust or its Distribution Agent are notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder without interest no later than the first business day that is 60 days after such notice is actually received by the Post-Consummation Trust or its Distribution Agent. Undeliverable distributions shall remain in the possession of the Post-Consummation Trust; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the later of (i) one year from the Effective Date or (ii) 120 days after such claim becomes an Allowed Claim.

4.	Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Post-Consummation Trust shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Post-Consummation Trust and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate.  The Post-Consummation Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.  For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

5.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, or the Post-Consummation Trust Agreement, on or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim shall receive, in one or more payments or deliveries, the full amount of the aggregate distributions that the Plan provides for Allowed Claims in the applicable Class.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan and the Post-Consummation Trust Agreement. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

6.	Setoffs

The Post-Consummation Trust may withhold (but not setoff except as set forth below) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim.  In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors or the Post-Consummation Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code or applicable non bankruptcy law, setoff or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount.  Neither the failure to effect such a setoff or recoupment nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Post-Consummation Trust of any such claims, equity interests, rights and Causes of Action that the Debtors or the Post-Consummation Trust may possess against any such Holder, except as specifically provided in the Plan.

G.	THE POST-CONSUMMATION TRUST AND THE POST-CONSUMMATION TRUST ADMINISTRATOR

1.	Generally

The powers, authority, responsibilities and duties of the Post-Consummation Trust and the Post-Consummation Trust Administrator are set forth in and will be governed by the Post –Consummation Trust Agreement.

2.	Purpose of the Post-Consummation Trust

The Post-Consummation Trust will be established for the primary purpose of liquidating its assets (including, without limitation, pursuing Causes of Action) with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Trust.  The Debtors will have no reversionary or further interest in or with respect to the Post-Consummation Trust Assets or the Post-Consummation Trust upon their transfer of the Post-Consummation Trust Assets. For federal income tax purposes, the Beneficiaries of the Post-Consummation Trust will be treated as grantors and owners thereof and the Post-Consummation Trust (except with respect to the Disputed Claims Reserve) will be treated as a liquidating trust under 26 C.F.R. Sec. 301.7701-4.  Accordingly, for federal income tax purposes, the Beneficiaries will be treated as if they had received a distribution of an undivided interest in the Post-Consummation Trust Assets (net of any applicable liabilities) and then contributed such interests (net of any applicable liabilities) to the Post-Consummation Trust (in each case to the extent of the value of their respective interests in the Post-Consummation Trust Assets).  Accordingly, the Post-Consummation Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Post-Consummation Trust Assets, make timely distributions to the Beneficiaries pursuant to the Plan and not unduly prolong its duration.  The Post-Consummation Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Post-Consummation Trust Agreement.

3.	Transfer of Assets to the Post-Consummation Trust

The Debtors and the Post-Consummation Trust Administrator will establish the Post-Consummation Trust on behalf of the Beneficiaries pursuant to the Post-Consummation Trust Agreement, with the Beneficiaries to be treated as the grantors and deemed owners of the Post-Consummation Trust Assets.  The Debtors will, as set forth below, transfer, assign and deliver to the Post-Consummation Trust, on behalf of the Beneficiaries, all of their rights, title and interests in the Remaining Assets, including any claims, rights and Causes of Action that the Debtors may hold against any Entity, but not including any Acquired Assets, in accordance with the provisions in the Plan, notwithstanding any prohibition on assignment under non bankruptcy law.  The Post-Consummation Trust will accept and hold the Remaining Assets as Post-

Consummation Trust Assets in the Post-Consummation Trust for the benefit of the Beneficiaries, subject to the Plan and the Post-Consummation Trust Agreement.

On the Effective Date, all Remaining Assets will vest and be deemed to vest in the Post-Consummation Trust as Post-Consummation Trust Assets in accordance with section 1141 of the Bankruptcy Code.  Upon the transfer by the Debtors of the Remaining Assets to the Post-Consummation Trust, the Debtors will have no interest in or with respect to any Remaining Assets, the Post-Consummation Trust Assets or the Post-Consummation Trust.

4.	Distribution; Withholding

The Post-Consummation Trust will make distributions to its Beneficiaries as provided by the Plan, and pursuant to the Post-Consummation Trust Agreement.  The Post-Consummation Trust may withhold from amounts distributable to any Entity any and all amounts, determined pursuant to the terms of the Post-Consummation Trust Agreement, required by the Plan, or applicable law, regulation, rule, ruling, directive or other governmental requirement.

5.	Insurance

Pursuant to the terms of the Post-Consummation Trust Agreement, the Post-Consummation Trust may maintain customary insurance coverage for the protection of Entities serving as administrators and overseers of the Post-Consummation Trust (including the Post-Consummation Trust Administrator) on and after the Effective Date.

6.	Post-Consummation Trust Implementation

On the Effective Date, the Post-Consummation Trust will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions from the Post-Consummation Trust under the Plan.  The Post-Consummation Trust Agreement will be in form and substance agreeable to the Debtors and the Committee and will contain provisions customary for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Post-Consummation Trust as a grantor trust and the Beneficiaries as the grantors and owners thereof for federal income tax purposes.  All relevant parties (including the Debtors, the Post-Consummation Trust Administrator and the Beneficiaries) will take all actions necessary to cause title to the Post-Consummation Trust Assets to be transferred to the Post-Consummation Trust.

7.	Disputed Claims Reserve

The Post-Consummation Trust Administrator shall maintain, in accordance with the Post-Consummation Trust Administrator’s powers and responsibilities under the Plan and the Post-Consummation Trust Agreement, a Disputed Claims Reserve.  The Post-Consummation Trust Administrator will, pursuant to the terms of the Post-Consummation Trust Agreement, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided in the Plan and in the Post-Consummation Trust Agreement, as such Disputed Claims are resolved pursuant to Article IX of the Plan, and such amounts may be distributed on account of such Disputed Claims as if such Disputed Claims had been Allowed Claims as of the Effective Date.  The Post-

Consummation Trust will pay taxes on the taxable net income or gain allocable to Disputed Claims.

8.	Termination of the Post-Consummation Trust

The duties, responsibilities and powers of the Post-Consummation Trust Administrator will terminate in accordance with the terms of the Post-Consummation Trust Agreement.

9.	Termination of the Post-Consummation Trust Administrator

The duties, responsibilities and powers of the Post-Consummation Trust Administrator will terminate in accordance with the terms of the Post-Consummation Trust Agreement.

10.	Professionals; Exculpation; Indemnification

The Post-Consummation Trust Administrator may retain and compensate professionals in accordance with the Post-Consummation Trust Agreement, including professionals who have been or are currently retained as Estate professionals, and may retain one or more of the Debtors’ employees to provide continuity and assist in the activities of the Post-Consummation Trust in accordance with the terms of the Post-Consummation Trust Agreement.  The Post-Consummation Trust, the Post-Consummation Trust Administrator, the professionals retained by them, and their respective agents, advisors, employees and representatives, will be exculpated and indemnified pursuant to the terms of the Post-Consummation Trust Agreement and Article XI.D. of the Plan.

H.	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

1.	Resolution of Disputed Claims

(a)	Prosecution of Claims Objections

The Debtors or the Committee, prior to the Effective Date, and thereafter the Post-Consummation Trust, shall have the exclusive authority to File objections on or before the Claims Objection Bar Date and settle, compromise, withdraw or litigate to judgment objections to any and all Claims.  From and after the Effective Date, the Post-Consummation Trust may settle, compromise or withdraw objections to any Disputed Claim without approval of the Bankruptcy Court or notice to any party.

(i)	Procedure for Omnibus Objections to Claims

Notwithstanding Bankruptcy Rule 3007, the Post-Consummation Trust is permitted to file omnibus objections to claims (an “Omnibus Objection”) on any grounds, including but not limited to those grounds specified in Bankruptcy Rule 3007(d).  The Post-Consummation Trust shall supplement each Omnibus Objection with particularized notice of objection (a “Notice”) to the specific person identified on the first page of each relevant proof of claim.  For claims that have been transferred, a Notice shall be provided only to the person or persons listed as being the owner of such claim on the Debtors’ claims register as of the date the Objection is filed.  The

Notice shall include a copy of the relevant Omnibus Objection but not the exhibits thereto listing all claims subject to the objection thereby; rather, the notice shall (i) identify the particular claim or claims filed by the claimant that are the subject of the Omnibus Objection, (ii) provide a unique, specified and detailed basis for the objection, (iii) explain the proposed treatment of the claim, (iv) notify such claimant of the steps that must be taken to contest the objection, and (v) otherwise comply with the Bankruptcy Rules.

(b)	Claims Estimation

Before the Effective Date, the Debtors, and at any time after the Effective Date, the Post-Consummation Trust may, and the Holder of the affected Disputed Claim may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to applicable law, including section 502(c) of the Bankruptcy Code, regardless of whether any Entity may have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. Sec.Sec. 157 and 1334 to estimate any Disputed Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, subject to further order of the Bankruptcy Court, and the Post-Consummation Trust may elect to pursue additional objections to the ultimate distribution on such Claim.  If the estimated amount constitutes a maximum limitation on such Claim, the Post-Consummation Trust may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Each of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

(c)	Deadline to File Objections to Claims

Any objections to Claims, other than Administrative Claims, shall be filed no later than the Claims Objection Bar Date.

2.	Claims Allowance

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim.  Except as expressly provided by the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Post-Consummation Trust will have and shall retain after the Effective Date any and all rights and defenses that the Debtors had with respect to any Claim as of the Petition Date.

3.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine any such controversy before the Confirmation Date.

4.	Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors or the Post-Consummation Trust, as applicable, under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors or the Post-Consummation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed pursuant to the terms of the Bankruptcy Code.

EXCEPT AS OTHERWISE AGREED TO BY THE DEBTORS OR THE POST-CONSUMMATION TRUST, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) THE FIRST BUSINESS DAY THAT IS 45 DAYS AFTER THE APPLICABLE CLAIMS BAR DATE.

5.	Amendments to Claims

On or after the Effective Date, except as otherwise provided in the Plan, a Claim may not be refiled or amended without the prior authorization of the Bankruptcy Court or the Post-Consummation Trust, and any such refiled or amended Claim shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

I.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

1.	Conditions Precedent to Confirmation

It shall be a condition precedent to Confirmation of the Plan that

(a)	all provisions, terms and conditions of the Plan are approved in the Confirmation Order; and

(b)
the proposed Confirmation Order shall be in form and substance acceptable to the Debtors; provided that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objections to such orders.

2.	Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of X.C of the Plan:

(a)	the Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto shall be acceptable to the Debtors;

(b)
the Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtors.  The Confirmation Order shall provide that, among other things, the Debtors or the Post-Consummation Trust, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including entering into, implementing and consummating the contracts, instruments, releases, leases or other agreements or documents created in connection with or described in the Plan, including the implementation of the Post-Consummation Trust;

(c)	all documents and agreements necessary to implement the Plan, including the Post-Consummation Trust Agreement, shall have (1) been tendered for delivery and (2) been effected or executed;

(d)
all actions, documents, certificates and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws; and

(e)	the Debtors shall have sufficient assets to pay all Allowed Administrative Claims in full.

3.	Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to Consummation of the Plan set forth in Article X of the Plan may be waived by the Debtors without notice, leave or order of the Bankruptcy Court or any formal action other than by proceeding to confirm or consummate the Plan.

4.	Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (c) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

J.	RELEASE, INJUNCTION AND RELATED PROVISIONS

1.	Compromise and Settlement

Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and section 510(c) of the Bankruptcy Code or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their Estates and all Holders of Claims, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-Bankruptcy law, that may exist: (1) between the Debtors, on the one hand, and the Debtor Releasees, on the other hand; and (2) between the Releasing Parties, on the one hand, and the Debtor Releasees, on the other hand; and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant hereto.  The Confirmation Order shall approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant hereto.

In accordance with the provisions of the Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Post-Consummation Trust may, in its sole and absolute discretion, compromise and settle Claims against the Debtors, and (2) the Post-Consummation Trust may, in its respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

2.	Release to Debtor Releasees

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE AND IMMEDIATELY PRIOR TO THE DEBTORS’ TRANSFER OF ASSETS TO THE POST-CONSUMMATION TRUST (SUCH THAT THE POST-CONSUMMATION TRUST WILL NOT RECEIVE ANY CLAIM RELEASED HEREUNDER), FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES, INCLUDING THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS AND THE RELEASING PARTIES DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE (AND EACH SUCH DEBTOR RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE

DEBTORS AND THE ESTATES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, INCLUDING CAUSES OF ACTION ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE.

NOTHING IN THE DEBTORS’ BANKRUPTCY PROCEEDINGS, CONFIRMATION ORDER, JOINT PLAN OF LIQUIDATION, THE BANKRUPTCY CODE (AND SECTION 1141 THEREOF), OR ANY OTHER DOCUMENT FILED IN THE DEBTORS’ BANKRUPTCY CASES SHALL IN ANY WAY BE CONSTRUED TO DISCHARGE, RELEASE, LIMIT, OR RELIEVE ANY NON-DEBTOR PARTY, IN ANY CAPACITY, FROM ANY LIABILITY OR RESPONSIBILITY WITH RESPECT TO THE PENSION PLAN OR ANY OTHER DEFINED BENEFIT PENSION PLAN UNDER ANY LAW, GOVERNMENTAL POLICY, OR REGULATORY PROVISION.  PBGC AND THE PENSION PLAN SHALL NOT BE ENJOINED OR PRECLUDED FROM ENFORCING SUCH LIABILITY OR RESPONSIBILITY BY ANY OF THE PROVISIONS OF THE JOINT PLAN OF LIQUIDATION, CONFIRMATION ORDER, BANKRUPTCY CODE, OR ANY OTHER DOCUMENT FILED IN ANY THE DEBTORS’ BANKRUPTCY CASES.

3.	Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement, the Post-Consummation Trust

Agreement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

4.	Indemnification Provisions

Notwithstanding anything in the Plan or the Disclosure Statement to the contrary, the Debtors, as of the Effective Date, shall assume and assign to the Post-Consummation Trust all Indemnification Provisions.  All Indemnification Provisions in place on or prior to the Effective Date for current and former officers, directors and employees of the Debtors and their subsidiaries and such current and former officers’, directors’ and employees’ respective Affiliates shall survive the Effective Date for all Claims related to or in connection with, without limitation, any actions, omissions or transactions occurring prior to the Effective Date.

5.	Preservation of Rights of Action/Reservation of Rights

(a)	Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Post-Consummation Trust shall retain all rights to and shall have standing to commence, pursue, litigate or settle, as appropriate, any and all Causes of Actions, including, but not limited to, any Chapter 5 Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including in an adversary proceeding Filed in one or more of the Chapter 11 Cases.

The recoveries, if any, from any litigation brought by the Post-Consummation Trust will depend on many factors, which cannot be predicted at this time.  The Post-Consummation Trust Administrator may in his or her discretion, as provided pursuant to the terms of the Post-Consummation Trust Agreement, if applicable, elect not to pursue any Causes of Action that the Post-Consummation Trust Administrator otherwise has authority to pursue hereunder (including Chapter 5 Claims and the pursuit of which the Post-Consummation Trust Administrator may deem not to be in the best interest of the Estates and the Post-Consummation Trust.

Except as specifically provided in the Plan or in the Confirmation Order, nothing contained in the Plan or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action (including Chapter 5 Claims), right of setoff, or other legal or equitable defense that the Debtors had immediately prior to or following the Petition Date, against or with respect to any Claim whether impaired or left unimpaired by the Plan. The Post-Consummation Trust and Post-Consummation Trust Administrator, as the case may be, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action (including Chapter 5 Claims), rights of setoff, or other legal or equitable defenses which the Debtors or any of them had immediately prior to or following the Petition Date fully as if the

Chapter 11 Cases had not been commenced, and all legal and equitable rights of the Debtors respecting any Claim whether impaired or left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Except as otherwise provided in the Plan, the Aviation Purchase Agreement or Confirmation Order, any claims, rights, Causes of Action that the Debtors or any of them may hold against any Entity shall vest in the Post-Consummation Trust on the Effective Date and the Post-Consummation Trust shall have the exclusive right and authority to institute, prosecute, abandon, settle or compromise any and all such claims, rights and Causes of Action, and the Post-Consummation Trust shall not require the consent or approval of any party, other than as provided in the Post-Consummation Trust Agreement, or any further order of the Bankruptcy Court, to settle or resolve any claims, rights and Causes of Action that the Debtors may hold against any Entity.

(b)	Preservation of All Causes of Action Not Expressly Sold, Settled or Released

Any Claim or Cause of Action against a Holder of a Claim or an Equity Interest or other Entity not expressly waived, abandoned, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order) is hereby expressly reserved for later action by the Post-Consummation Trust (including claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtors and the Post-Consummation Trust and the Post-Consummation Trust Administrator, as the case may be, reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits except where such claims or Causes of Action have been expressly released in the Plan or any other Final Order (including the Confirmation Order).

ALL ESTATE CAUSES OF ACTION SHALL SURVIVE CONFIRMATION AND THE COMMENCEMENT OR PROSECUTION OF CAUSES OF ACTION SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE, OR OTHERWISE.  The rights of the Post-Consummation Trust Administrator to commence and prosecute Causes of Action (including Chapter 5 Claims) shall not be abridged or materially altered in any manner by reason of confirmation of the Plan.  No defendant party to any Cause of Action (including Chapter 5 Claims) shall be entitled to assert any defense based, in whole or in part, upon confirmation of the Plan, and confirmation of the Plan shall not have any res judicata or collateral estoppel effect upon the commencement and prosecution of Causes of Action (including Chapter 5 Claims).

6.	Preservation of Insurance.

Nothing in the Plan shall diminish or impair the enforceability of any policies of insurance (including the D&O Liability Insurance Policies) that may cover claims or causes of action against any Debtor, and Indemnified Party or any other Entity.

7.	Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT:  (1) HAVE BEEN RELEASED PURSUANT TO ARTICLE XI.B OF THE PLAN (BUT ONLY TO THE EXTENT OF THE RELEASE PROVIDED IN ARTICLE XI.B OF THE PLAN); OR (2) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE XI.C OF THE PLAN (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE XI.C OF THE PLAN) ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST ANY ENTITY SO RELEASED OR EXCULPATED (INCLUDING, WITHOUT LIMITATION, THE POST-CONSUMMATION TRUST OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY ENTITY SO RELEASED OR EXCULPATED (INCLUDING, WITHOUT LIMITATION, THE POST-CONSUMMATION TRUST OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY ENTITY SO RELEASED OR EXCULPATED (INCLUDING, WITHOUT LIMITATION, THE POST-CONSUMMATION TRUST OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY ENTITY SO RELEASED OR EXCULPATED (INCLUDING, WITHOUT LIMITATION, THE POST-CONSUMMATION TRUST OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE CONFIRMATION DATE, AND NOTWITHSTANDING ANY INDICATION IN A PROOF OF CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY

ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY ENTITY SO RELEASED OR EXCULPATED (INCLUDING, WITHOUT LIMITATION, THE POST-CONSUMMATION TRUST OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SETTLED PURSUANT TO THE PLAN.

K.	BINDING NATURE OF PLAN

THE PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS DID NOT VOTE TO ACCEPT OR REJECT THE PLAN, VOTED TO REJECT THE PLAN, OR WERE DEEMED TO REJECT THE PLAN.

L.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including, without limitation, jurisdiction to:

1.           allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

2.           grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.           resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom;

4.           resolve any issues related to any matters adjudicated in the Chapter 11 Cases; ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.           decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the ffective Date or instituted by the Post-Consummation Trust after the Effective Date; provided that the Post-Consummation Trust shall have the right to commence actions in all appropriate forums and jurisdictions;

6.           enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Aviation Sale Order, the Aviation Sale Transaction and the Post-Consummation Trust and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Post-Consummation Trust Agreement, the Aviation Purchase Agreement or the Disclosure Statement;

7.           resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan, the Aviation Sale Order, the Aviation Sale Transaction or the Post-Consummation Trust;

8.           issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

9.           enforce any and all terms of the Plan;

10.           resolve any cases, controversies, suits or disputes with respect to any Exculpation, Indemnification or other provisions contained in the Plan and enter such orders or take such others actions as may be necessary or appropriate incident thereto;

11.           enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

12.           resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan, the Aviation Sale Transaction or the Disclosure Statement; and

13.           enter an order concluding the Chapter 11 Cases.

M.	MISCELLANEOUS PROVISIONS

1.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. Sec. 1930 after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

2.	Automatic Dissolution of Committee

The Committee shall automatically dissolve on the Effective Date without any further action by the Committee.

3.	Modification of Plan

Subject to the limitations and rights contained in the Plan, the Debtors reserve the right to amend or modify the Plan prior to the Confirmation Hearing pursuant to and in accordance with the terms of the Bankruptcy Code and the Bankruptcy Rules.

4.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant to the Plan shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (ii) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

5.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

6.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained in the Plan, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

7.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles or similar tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

8.	Further Assurances

The Debtors or the Post-Consummation Trust, as applicable, all Holders of Claims receiving distributions under the Plan and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

9.	Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted, provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors; provided further that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing.  Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

10.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent to:

RCLC, Inc. f/k/a Ronson Corporation
Attn: Daryl Holcomb
1480 Route 9 North, Suite 301
Woodbridge, NJ 07095

with copies to:

Michael D. Sirota, Esq.
David M. Bass, Esq.
COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, NJ 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.
Debtors-in-Possession

11.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

VII.           SOLICITATION AND VOTING PROCEDURES

A.	RECORD DATE

The Record Date is the date the Disclosure Statement Hearing is scheduled to commence.  The Record Date is the date on which the following will be determined: (a) which Holders of Claims (including holders of bonds, debentures, notes and other securities) are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the Solicitation Procedures; and (b) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the Holder of a Claim.

B.	VOTING DEADLINE

The Voting Deadline is April 21, 2011, at 5:00 p.m. (prevailing Pacific time).  To be counted as votes to accept or reject the Plan, all Ballots must be properly executed, completed and delivered by using the return envelope provided by: (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received no later than the Voting Deadline by either the Voting and Claims Agent.  The Ballots will clearly indicate the appropriate return address. Ballots returnable to the Voting and Claims Agent should be sent to: RCLC, Inc., et al. Ballot Processing Center, c/o Kurtzman Carson Consultants, LLC, 2335 Alaska Avenue, El Segundo, CA  90245 (Telephone No. (866) 381-9100).

C.	SOLICITATION PROCEDURES

1.	Solicitation Package

The following documents and materials will constitute the Solicitation Package:

(a)
a cover letter (1) describing the contents of the Solicitation Package and instructions on how paper copies of any materials that may be provided in CD-ROM format can be obtained at no charge; (ii) explaining that the Plan Supplement will be filed on or before 10 days before the Confirmation Hearing; and (iii) urging the Holders in the Voting Classes to vote to accept the Plan;

(b)	if applicable, a letter in the form and substance approved by the Bankruptcy Court from the Debtors’ significant constituents providing their input on the Plan;

(c)	the Disclosure Statement Order (with the Solicitation Procedures, which shall be Exhibit 1 attached thereto);

(d)	an appropriate form of Ballot and Ballot Instructions with respect thereto, if applicable (with a pre-addressed, postage prepaid return envelope);

(e)	the Confirmation Hearing Notice;

(f)	the approved form of the Disclosure Statement (together with the Plan, which is Exhibit A thereto) in either paper or CD-ROM format; and

(g)	such other materials as the Bankruptcy Court may direct.

2.	Distribution of the Solicitation Package

The Solicitation Package will be distributed to Holders of Claims in the Voting Classes as of the Record Date.  The Solicitation Package will be distributed in accordance with the Solicitation Procedures.

D.	VOTING AND TABULATION PROCEDURES

1.	Ballot Tabulation

The following voting procedures and standard assumptions will be used in tabulating ballots:

(a)
except as otherwise provided in the Solicitation Procedures, unless the Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors shall reject such Ballot as invalid and, therefore, decline to count it in connection with Confirmation;

(b)
the Voting and Claims Agent will date and time-stamp all Ballots when received. The Voting and Claims Agent shall retain the original Ballots and an electronic copy of the same for a period of one year after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court;

(c)
an original executed Ballot is required to be submitted by the Entity submitting such Ballot. Delivery of a Ballot to the Voting and Claims Agent by facsimile, email or any other electronic means shall not be valid;

(d)
the Debtors shall File a voting report (the “Voting Report”) with the Bankruptcy Court no later than two Business Days prior to the Confirmation Hearing.  The Voting Report shall, among other things, delineate every irregular Ballot including, without limitation, those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, received via facsimile or electronic mail or damaged;

(e)	the method of delivery of Ballots to the Voting and Claims Agent is at the election and risk of each Holder of a Claim Except as otherwise provided in the Solicitation Procedures, such delivery will be deemed made only when the Voting and Claims Agent actually receives the originally executed Ballot;

(f)
no Ballot should be sent to any of the Debtors, the Debtors’ agents (other than the Voting and Claims Agent), or the Debtors’ financial or legal advisors and if so sent will not be counted, provided, however, that each of the Debtors, their counsel and financial advisors, the Clerk of the Bankruptcy Court, the United States Trustee and counsel to the Committee shall forward any Ballots received to the Voting and Claims Agent, and such Ballots shall be counted if received by the Voting and Claims Agent by the Voting Deadline;

(g)
if multiple Ballots are received from the same Holder of a Claim with respect to the same Claim prior to the Voting Deadline, the last Ballot timely received will supersede and revoke any earlier received Ballot;

(h)
a person signing a Ballot in its capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or otherwise acting in a fiduciary or representative capacity must indicate such capacity when signing;

(i)
the Debtors in consultation with the Committee may agree, subject to contrary order of the Bankruptcy Court, to waive any defects or irregularities as to any particular Ballot at any time, either before or alter the close of voting, and any such waivers shall be documented in the Voting Report;

(j)
neither the Debtors, nor any other Entity, will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification;

(k)
unless waived by the Debtors, subject to contrary order of the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured prior to the Voting Deadline or such Ballots will not be counted;

(l)
in the event a designation for lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected by such Claim;

(m)
if a Claim has been estimated or otherwise Allowed for voting purposes only by an order of the Bankruptcy Court pursuant to Bankruptcy Rule 3018(a), such Claim will be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only and not for purposes of allowance or distribution;

(n)	if an objection to a Claim is filed, such Claim shall be treated in accordance with the Solicitation Procedures and the applicable provisions of the Bankruptcy Code; and

(o)
the Debtors will consult with the Committee as to how to treat Ballots in the following categories and whether or not such Ballots should be counted in determining the acceptance or rejection of the Plan: (i) any Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (ii) any Ballot cast by an Entity that does not hold a Claim in a Class that is entitled to vote on the Plan; (iii) any unsigned Ballot; (iv) any Ballot not marked to accept or reject the Plan or any Ballot marked both to accept and reject the Plan; and (v) any Ballot submitted by any Entity not entitled to vote pursuant to the Solicitation Procedures.

VIII.           CONFIRMATION PROCEDURES

A.	CONFIRMATION HEARING

The Confirmation Hearing will commence on April 28, 2010 at 10:00 a.m. prevailing Eastern Time.

The Plan Objection Deadline is April 21, 2010, at 4:00 p.m. prevailing Eastern Time.

All objections to the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline.

The Debtors’ proposed schedule will provide Entities sufficient notice of the Plan Objection Deadline, which will be at least 25 days as required by Bankruptcy Rule 2002(b).  The Debtors believe that the Plan Objection Deadline will afford the Bankruptcy Court, the Debtors and other parties in interest reasonable time to consider the Plan Objections prior to the Confirmation Hearing.

THE BANKRUPTCY COURT WILL NOT CONSIDER PLAN OBJECTIONS UNLESS THEY ARE TIMELY-SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER.

Following the Disclosure Statement Hearing, the Debtors may publish the Confirmation Hearing Notice, which may contain, among other things, the Plan Objection Deadline, the

Voting Deadline and the date that the Confirmation Hearing is first scheduled, in one or more of the following publications on a date no later than 15 days prior to the Voting Deadline to provide notification to those Entities that may not receive notice by mail: the National Edition of The Wall Street Journal and the USA Today.

Plan Objections must be served on all of the following parties:

Michael D. Sirota, Esq.
David M. Bass, Esq.
COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

B.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code.  The Debtors believe that: (1) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11 of the Bankruptcy Code; (2) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11 of the Bankruptcy Code; and (3) the Plan has been proposed in good faith.  Specifically, in addition to others, as applicable, the Debtors believe that the Plan satisfies or will satisfy the applicable Confirmation requirements of section 1129 of the Bankruptcy Code set forth below.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors, as the Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•
Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment: (1) made before the Confirmation of the Plan is reasonable; or (2) subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

•
Either each Holder of an Impaired Claim has accepted the Plan, or will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code, including pursuant to section 1129(b) of the Bankruptcy Code for Equity Interests deemed to reject the Plan.

•
Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of such Class pursuant to section 1129(b) of the Bankruptcy Code.

•
Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Claims and Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan.

•	All fees of the type described in 28 U.S.C. Sec. 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

1.	Best Interests of Creditors Test/Liquidation Analysis

Pursuant to section 1129(a)(7) of the Bankruptcy Code, for the plan to be confirmed, it must provide that holders of claims or equity interests will receive at least as much under a plan as they would receive in a liquidation of the debtor under chapter 7 of the Bankruptcy Code (the “Best Interest Test”).  The Best Interest Test with respect to each impaired class requires that each holder of an allowed claim or equity interest of such class either: (i) accepts the plan; or (ii) receives or retains under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code.  The Bankruptcy Court will determine whether the value received under the Plan by the Holders of Allowed Claims in each Class or Equity Interests equals or exceeds the value that would be allocated to such Holders in a liquidation under chapter 7 of the Bankruptcy Code.

The Debtors believe that the Plan meets the Best Interest Test and provides value which is not less than that which would be recovered by each such Holder in a chapter 7 bankruptcy proceeding or proceedings.  Generally, to determine what Holders of Allowed Claims and Equity Interests in each impaired Class would receive if the Debtors were liquidated, the Bankruptcy Court must determine what funds would be generated from the liquidation of Debtors’ assets and properties in the context of a chapter 7 liquidation case for each of the Debtors, which for unsecured creditors would consist of the proceeds resulting from the disposition of the assets of

Debtors, augmented by the unencumbered Cash held by Debtors at the time of the commencement of the liquidation cases.  Such Cash amounts would be reduced by the costs and expenses of the liquidation and the use of chapter 7 for the purpose of liquidation.

In a chapter 7 liquidation, Holders of Allowed Claims would receive distributions based on the liquidation of the non-exempt assets of Debtors.  Such assets would include the same assets being collected and liquidated under the Plan – the interest of Debtors in the Remaining Assets, i.e., the Remaining Assets that have not been divested or abandoned by the Debtors as of the Effective Date, Causes of Action, including Chapter 5 Claims, Cash on hand, including but not limited to the Net Aviation Sale Proceeds and the Custodial Funds, and the Escrow Proceeds, if any.  However, the net proceeds from the collection of property of the Estates available for distribution to Creditors would be reduced by any commission payable to the chapter 7 trustee of each Estate and the fees for the trustee’s attorneys, accountants and other professionals, as well as the administrative costs of the Chapter 11 Estates (such as the compensation for the Retained Professionals).  Through the sales of substantially all of their assets, the Debtors have already reduced the majority of Debtors’ assets to Cash, with the Remaining Assets to be transferred to the Post-Consummation Trust.  The Estates, therefore, will have already absorbed much of the cost of realizing upon Debtors’ assets.  In chapter 7 cases (which would necessitate a separate chapter 7 case for each Debtor, each with potentially a different chapter 7 trustee), a chapter 7 trustee would be entitled to seek a sliding scale commission based upon the funds distributed by such trustee to creditors, even though the Debtors will have already accumulated much of the funds and the Estate will have already incurred many of the expenses associated with generating those funds.  Accordingly, there is a reasonable likelihood that creditors would “pay again” for the funds accumulated by the Debtors because a chapter 7 trustee or trustees would be entitled to receive a commission in some amount for all funds distributed from the Estates.

It is further anticipated that chapter 7 liquidation cases would result in delay in the payment to creditors.  Among other things, a chapter 7 case could trigger a new bar date for filing Claims that would be more than ninety (90) days following conversion of the Chapter 11 Cases to chapter 7.  Fed. R. Bankr. P. 3002(c).  Hence, chapter 7 liquidation would not only delay distribution but raise the prospect of additional claims that were not asserted in the Chapter 11 Cases.

Moreover, Claims that may arise in the chapter 7 cases or result from the Chapter 11 Cases would be paid in full from the Remaining Assets before the balance of the Remaining Assets would be made available to pay pre-Chapter 11 Allowed Priority Claims, Allowed General Unsecured Claims (which include Intercompany Claims) and Equity Interests.  The distributions from the Remaining Assets would be paid Pro Rata according to the amount of the aggregate Claims held by each creditor.  The Debtors believe that the most likely outcome under chapter 7 would be the application of the “absolute priority rule.”  Under that rule, no junior creditor may receive any distribution until all senior creditors are paid in full, with interest, and no equity security holder may receive any distribution until all creditors are paid in full.  The Debtors have determined that confirmation of the Plan will provide each Holder of a Claim or Equity Interest with no less of a recovery than it would receive if the Debtors were liquidated under chapter 7.  This determination is based upon the effect that chapter 7 liquidation would have on the Remaining Assets available for distribution to Holders of Claims and Equity Interests, including: (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee(s) in bankruptcy and professional advisors to such trustee(s); and (ii) the amount of existing Claims and the potential increases in Claims that would have to be satisfied on a priority basis or on a parity basis with Holders of Claims in the Chapter 11 Cases.  The Debtors also believe that the value of any distributions from the Remaining Assets to Allowed Claims in cases under chapter 7 would be less than the value of distributions under the Plan because such distributions in chapter 7 cases would not occur for a substantial period of time.  In the event litigation were necessary to resolve Claims asserted in chapter 7 cases, the delay could be prolonged.  When the cost of liquidation is considered, as well as the time delay in receiving distributions, the Debtors believe that certain Holders of Claims will receive substantially smaller distributions pursuant to chapter 7 liquidation than under the Plan.

2.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation, that confirmation is not likely to be followed by the debtor’s liquidation or the need for further financial reorganization, unless that liquidation or reorganization is contemplated by the Plan.  The Plan contemplates that all proceeds of the Remaining Assets (primarily resulting from the sales of substantially all of the Debtors’ assets) will be distributed to the creditors of the Debtors pursuant to the terms of the Plan.  Since no further reorganization of the Debtors will be possible, the Debtors believe that the Plan meets the financial feasibility requirement.  The Debtors believe that, subject to the risk factors described below, sufficient funds will exist to make all payments required by the Plan.

3.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan.  A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan.  Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.  For a class of impaired equity interests to accept a plan, section 1126(d) of the Bankruptcy Code requires acceptance by equity interest holders that hold at least two-thirds in amount of the allowed equity interests of such class, counting only those equity interests that actually voted to accept or reject the plan.  Thus, a class of equity interests will have voted to accept the plan only if two-thirds in amount actually voting cast their ballots in favor of acceptance.

The Claims in Classes 1A, 1B, 1C, 1D, 2A, 2B, 2C, 2D, 3A, 3B, 3C, 3D, 4A, 4B, 4C and 4D are not Impaired under the Plan, and, as a result, the Holders of such Claims are deemed to have accepted the Plan and their votes will not be solicited.

The Claims in Classes 1E, 2E and 3E are Impaired under the Plan.  These Classes will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and a majority in number of the Claims of such Class (other than any Claims of Creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

The members of Classes 1F, 2F and 3F are Impaired under the Plan and will not receive a distribution under the Plan.  Pursuant to section 1126(g) of the Bankruptcy Code, the members of Classes 1F, 2F and 3F are deemed to reject the Plan and their votes will not be solicited.

4.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class.  Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

(a)	No Unfair Discrimination

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

(b)	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in such class.

Secured Claims: The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (1) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (2) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’ s interest in the debtor’s property subject to the liens.

Unsecured Claims: The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the following requirement that either: (1) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) the holder of any claim or any equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior equity interest any property.

Equity Interests: The condition that a plan be “fair and equitable” to a non-accepting class of equity interests includes the requirements that either: (1) the plan provides that each holder of an equity interest in that class receives or retains under the plan on account of that equity interest property of a value, as of the effective date of the plan, equal to the greater of: (a) the allowed amount of any fixed liquidation preference to which such holder is entitled; (b) any fixed redemption price to which such holder is entitled; or (c) the value of such interest; or (2) if the class does not receive the amount as required under (1) hereof, no class of equity interests junior to the non-accepting class may receive a distribution under the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to lime, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

The Debtors submit that if the Debtors “cram down” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan will be structured such that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement.  With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

C.	RISK FACTORS

Prior to deciding whether and how to vote on the Plan, each Holder of a Claim should consider carefully all of the information in this Disclosure Statement and should particularly consider the Risk Factors described in Section IX, “Plan-Related Risk Factors and Alternatives to Confirmation and Consummation of the Plan.”

D.	CONTACT FOR MORE INFORMATION

Any interested party desiring further information about the Plan should contact legal counsel to the Debtors, by writing to Cole, Schotz, Meisel, Forman & Leonard, P.A., 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800 (Attn: David M. Bass, Esq.)

IX.	PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

THE IMPLEMENTATION OF THE PLAN IS SUBJECT TO A NUMBER OF RISKS, INCLUDING THOSE ENUMERATED BELOW.  PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE IMPAIRED AND ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT AND OTHER DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION, OR ALTERNATIVES TO THE PLAN.

A.	GENERAL BANKRUPTCY LAW AND PLAN-RELATED CONSIDERATIONS

1.	Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created certain Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	Failure to Satisfy Vote Requirement

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan.  Additionally, it is possible that other parties in interest will have the right to propose an alternative plan.  There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

3.	Debtors May Not Be Able to Secure Confirmation of the Plan or Confirmation May Be Delayed

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; and (b) the value of distributions to non-accepting holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.  A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the Solicitation Procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determined that the Disclosure Statement, the Solicitation Procedures and voting results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

The Confirmation and Consummation of the Plan also are subject to certain other conditions.  No assurance can be given that these conditions will be satisfied.

If the Plan is not confirmed in a timely manner, it is unclear what Holders of Claims and Equity Interests would ultimately receive in respect of their Claims and Equity Interests.  The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.  Any such modifications could result in a less favorable treatment of any non-accepting Class, as well as of any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

4.	Nonacceptance of the Plan - Confirmation by Nonconsensual “Cramdown”

In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  The Plan provides for only one impaired class to vote, and accordingly, if the voting class does not vote for acceptance of the Plan, the Plan cannot be confirmed by a nonconsensual “cram down.”

Although the Debtors believe that the Plan will meet such tests, the Debtors cannot be certain that the Bankruptcy Court would reach the same conclusion.  If the Bankruptcy Court does not confirm the Plan, the Debtors may seek to pursue one of the following alternatives: (a) confirmation of an alternative plan of reorganization under chapter 11 of the Bankruptcy Code, (b) dismissal of the Chapter 11 Cases or (c) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

5.	Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure

Statement cannot be relied on by any Holder of a Claim where such Claim is subject to an objection.  Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

6.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

7.	Risk Affecting Potential Recoveries

The Debtors cannot state with any degree of certainty what recovery will be available to Holders of Claims, and specifically to Holders of Allowed General Unsecured Claims in Class 1E, 2E and 3E. The following unknown factors make certainty impossible.  First, the Debtors cannot know, at this time, how much money will remain alter paying all Allowed Claims which are senior to the Claims of Classes 1E, 2E and 3E.  Second, the Debtors cannot know with any certainty, at this time, the number or size of Claims in Classes 1E, 2E and 3E which will ultimately be Allowed.  Third, the Debtors cannot know with certainty, at this time, the number or size of Claims in Classes senior to Classes 1E, 2E and 3E, or Claims that are unclassified, which will ultimately be Allowed.

B.	RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

The financial information contained in this Disclosure Statement has not been audited.  In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation.  Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

C.	DISCLOSURE STATEMENT DISCLAIMER

1.	Information Contained Herein Is for Soliciting Votes

The information contained in this Disclosure Statement is for purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.

2.	This Disclosure Statement Was Not Reviewed or Approved by the Securities and Exchange Commission

This Disclosure Statement was not filed with the Commission under the Securities Act or applicable state securities laws.  Neither the Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.	This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology.  The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements.  The liquidation analysis, distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

4.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you.  The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each Holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

5.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Equity Interest or any other parties in interest.

6.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement.  The Post-Consummation Trust may seek to investigate, File and prosecute Claims and Equity Interest and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether the Disclosure Statement identifies such Claims or Objections to Claims.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO CLAIM IS, OR IS NOT, IDENTIFIED IN THIS DISCLOSURE STATEMENT. MOREOVER, THE DEBTORS OR THE POST-CONSUMMATION TRUST, AS APPLICABLE, MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

7.	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors or the Post-Consummation Trust to object to that Holder’s Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

8.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by Debtors in connection with the preparation of this Disclosure Statement.  Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

9.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

D.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

As set forth above, if the Plan is not confirmed, the Debtors’ Chapter 11 Cases could be converted to liquidation cases under chapter 7 of the Bankruptcy Code.  Alternatively, the Debtors, the Committee, or other parties in interest may seek confirmation of an alternative plan of reorganization under chapter 11 of the Bankruptcy Code.  In chapter 7, a trustee would be appointed to promptly liquidate the assets of the Debtors.

The Debtors believe that in a liquidation under chapter 7, before creditors received any distributions, additional administrative expenses involved in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, along with an increase in expenses associated with an increase in the number of unsecured claims that would be expected, would cause a substantial diminution in the value of the Estates.  The assets available for distribution to creditors and equity holders would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation.  A more thorough discussion of the effects that chapter 7 liquidation would have on the recoveries of Holders of Claims is set forth above in Section VIII.B.1.

X.           CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	IN GENERAL

The following discussion summarizes certain material U.S. federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the “Service”).  There can be no assurance that the Service will not take a contrary view or that any contrary position would not be sustained by a court, and no ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the expected tax consequences set forth below.

Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.  Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the beneficial owners of Claims (each a “Holder” and collectively, the “Holders”), the Post-Consummation Trust, the Debtors or any of the entities the ownership of which are transferred to the Post-Consummation Trust.  It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences described herein.

The following summary is for general information only.  The tax treatment of a Holder may vary depending upon such Holder’s particular situation.  This summary does not address all of the tax consequences that may be relevant to a Holder, including any alternative minimum tax consequences and does not address the tax consequences to a Holder that has made an agreement to resolve its claim in a manner not explicitly provided for in the Plan.  This summary also does not address the U.S. federal income tax consequences to persons not entitled to vote on the Plan or Holders subject to special treatment under the U.S. federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign persons, partnerships and other pass-through entities, Holders that hold Claims as a position in a “straddle” or as part of a “synthetic security,” “hedging,” “conversion” or other integrated transaction, Holders that have a “functional currency” other than the United States dollar and Holders that have acquired Claims in connection with the performance of services.  The following summary assumes that the Claims are held by Holders as “capital assets” within the meaning of Section 1221 of the IRC and that all Claims denominated as indebtedness are properly treated as debt for U.S. federal income tax purposes.

The tax treatment of Holders and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan may vary, depending upon, among other things: (1) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Holder in exchange for the Claim and whether the Holder receives distributions under the Plan in more than one taxable year; (iii) whether the Holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the Holder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the Holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; and (xi) whether the “market discount” rules are applicable to the Holder.  Therefore, each Holder should consult its tax advisor for information that may be relevant to its particular situation and circumstances, and the particular tax consequences to such Holder of the transactions contemplated by the Plan.

THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDERS PARTICULAR CIRCUMSTANCES.  ACCORDINGLY, EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND APPLICABLE NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

* * * * *

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, TAXPAYERS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE, (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

* * * * *

B.	U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

If there is a discharge of a debt obligation by a debtor (in the case of indebtedness with multiple obligors, indebtedness that is allocable to such debtor) for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments), such discharge generally would give rise to cancellation of debt (“COD”) income, which must be included in the debtor’s income. However, the Debtors should be able to utilize Section 108(a) of the IRC to exclude from gross income debts discharged in connection with the Plan (the “Section 108(a) Exception”).

Under Section 108(b) of the IRC and Treasury Regulations that apply to members of a consolidated group, each Debtor that excludes COD income from gross income under the Section 108(a) Exception will be required to reduce certain tax attributes, including consolidated attributes, such as consolidated net operating losses and net operating loss carryforwards (and certain other losses, credits and carryforwards, if any), attributable to such Debtor, attributes that arose in separate return limitation years of such Debtor (if any), and the Debtor’s tax basis in its assets (but not below the amount of its liabilities remaining immediately after the discharge of indebtedness), in an amount generally equal to the amount of such Debtor’s COD income excluded from income under the Section 108(a) Exception.  A “look-through rule” applies when asset basis reduction reduces the basis of stock of another member of the consolidated group and requires corresponding adjustments to be made to the attributes attributable to the lower-tier member.  If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction.

As a result of the required attribute reduction, a significant portion of any NOLs (and alternative minimum tax NOLs) of the Debtors may be eliminated after consummation of the Plan. Because the Debtors are liquidating rather than continuing to operate in reorganized form, and because substantially all of the Debtors’ assets will be transferred to the Post-Consummation Trust, any remaining NOLs allocable to the Debtors are not expected to have material value.

The Sale Transactions, the transfer of the Debtors’ assets to the Post-Consummation Trust and the liquidation of the Debtors may trigger income or gain recognition by the Debtors.  The Debtors’ existing NOLs and capital losses (prior to being reduced as a result of any attribute reduction) should generally first be available to offset any such income or gain (with any capital losses available to offset only capital gains).  If such NOLs and capital losses do not offset all of such income or gain, the Debtors would owe regular U.S. federal income tax with respect to taxable years ending after the Petition Date which could reduce the amounts otherwise available for distribution under the Plan.  The Debtors have yet to determine whether or not they will incur any regular U.S. federal income tax with respect to such tax years.  In addition, if the Service were to prevail in assessing additional U.S. federal income tax for any of these years or for tax years ending prior to the Petition Date, payments of such taxes could also reduce the amounts otherwise available for distribution under the Plan.

A corporation or a consolidated group of corporations may incur alternative minimum tax (“AMT”) liability even where a NOL is generated for regular corporate income tax purposes or where NOL carryovers and certain other tax attributes are sufficient to eliminate taxable income as computed under the regular corporate income tax.  In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a twenty percent (20%) rate to the extent such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances taken into account in computing a corporation’s regular U.S. federal income tax are modified or eliminated.  In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, a portion of a corporation’s taxable income for AMT purposes may not be offset by available NOL carryforwards (as computed for AMT purposes).  Although it is highly possible, the Debtors have yet to determine with certainty whether or not they will incur any AMT with respect to taxable years ending after the Petition Date.

C.	U.S. FEDERAL INCOME TAX TREATMENT OF THE POST-CONSUMMATION TRUST

Except with respect to the Disputed Claims Reserve, it is intended that the Post-Consummation Trust will be treated as a “grantor trust” for U.S. federal income tax purposes.  In general, a grantor trust is not a separate taxable entity. The Service, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an advanced ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.  Consistent with the requirements of Revenue Procedure 94-45, the Post-Consummation Trust Agreement requires all relevant parties to treat, for federal income tax purposes, the transfer of the Debtors’ assets to the Post-Consummation Trust as (i) a transfer of such assets (net of any applicable liabilities) to the Beneficiaries of the Post-Consummation Trust (to the extent of the value of their respective interests in the applicable Post-Consummation Trust Assets) followed by (ii) a transfer of such assets (net of any applicable liabilities) by such Beneficiaries to the Post-Consummation Trust (to the extent of the value of their respective interests in the applicable Post-Consummation Trust Assets), with the Beneficiaries being treated as the grantors and owners of the Post-Consummation Trust.

The Plan and the Post-Consummation Trust Agreement provides that the Beneficiaries of the Post-Consummation Trust must value the assets of the Post-Consummation Trust consistently with the values determined by the Post-Consummation Trust Administrator for U.S. federal, state, local and foreign income tax purposes.  As soon as possible after the Effective Date, but in no event later than ninety (90) days thereafter, the Post-Consummation Trust Administrator, based upon her good faith determination after consultation with any professionals she deems appropriate, shall inform the Beneficiaries in writing as to her determination of the value, as of the Effective Date, of the Post-Consummation Trust Assets transferred to the Post-Consummation Trust and the value of such Assets (net of any applicable liabilities) allocable to Holders of Allowed Claims in Class 5.

Consistent with the treatment of the Post-Consummation Trust (except with respect to the Disputed Claims Reserve) as a grantor trust, the Post-Consummation Trust Agreement will require each Holder to report on its U.S. federal income tax return its allocable share of the Post-Consummation Trust’s income.  Therefore, a Holder may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Post-Consummation Trust whether or not the Post-Consummation Trust has made any distributions to such Holder.  The character of items of income, gain, deduction, and credit to any Holder and the ability of such Holder to benefit from any deduction or losses will depend on the particular situation of such Holder.

In general, a distribution of underlying assets from the Post-Consummation Trust to a Beneficiary (other than in respect of distributions attributable to a reduction in the Disputed Claims Reserve) will generally not be taxable to such Holder because such Holders are already regarded for U.S. federal income tax purposes as owning such assets.  Holders are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of distributions from the Post-Consummation Trust.

Except with respect to the Disputed Claims Reserve, the Post-Consummation Trust Administrator will file with the Service tax returns for the Post-Consummation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and will also send to each Holder a separate statement setting forth such Holder’s share of items of trust income, gain, loss, deduction, or credit.  Each such Holder will be required to report such items on its U.S. federal income tax return.

The discussion above assumes that, except with respect to the Disputed Claims Reserve, the Post-Consummation Trust will be respected as a grantor trust for U.S. federal income tax purposes.  If the Service were to challenge successfully such classification, the U.S. federal income tax consequences to the Post-Consummation Trust and the Beneficiaries could differ materially from those discussed herein (including the potential for an entity level tax to be imposed on all income of the Post-Consummation Trust).

D.	DISPUTED CLAIMS RESERVE

Until such time as all of the beneficial interests in the Post-Consummation Trust can be distributed to the Holders in accordance with the terms of the Plan, the Disputed Claims Reserve will be treated as owning a portion of the assets in the Post-Consummation Trust.  Distributions from the Disputed Claims Reserve will be made to Holders of Disputed Claims when such Claims are subsequently Allowed and to other Beneficiaries when Disputed Claims are subsequently disallowed.  The Post-Consummation Trust shall file all income tax returns with respect to any income attributable to the Disputed Claims Reserve and shall pay the federal, state and local income taxes attributable to the Disputed Claims Reserve, based on the items of income, deduction, credit or loss allocable thereto.

Beneficiaries should note the tax treatment of the Disputed Claims Reserve is unclear and should consult their tax advisors as to the tax consequences to them of the establishment of, the income on, and distributions from, the Disputed Claims Reserve.

E.	U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

1.	Holders of Allowed Claims in Classes 1E, 2E and 3E.

Although not free from doubt, Holders of Allowed Claims in Classes 1E, 2E and 3E as of the Effective Date should be treated as receiving from the Debtors their allocable shares of the assets (net of any applicable liabilities) of the Post-Consummation Trust (other than any assets allocated to the Disputed Claims Reserve) remaining after distributions to Holders of Allowed Post-Consummation Trust Senior Claims, and simultaneously transferring such assets (net of any applicable liabilities) to the Post-Consummation Trust.  Accordingly, a Holder of such Claim should generally recognize gain or loss in an amount equal to the amount of cash and fair market value of any other assets (net of any applicable liabilities) deemed received on the Effective Date (as described above) less its adjusted tax basis of its Claim.  Additionally, such Holders should generally recognize their allocable share of income, gain, loss and deductions recognized by the Post-Consummation Trust on an annual basis.

Because a Holder’s ultimate share of the assets of the Post-Consummation Trust based on its Allowed Class 1E, 2E and 3E Claim will not be determinable on the Effective Date due to, among other things, the existence of Disputed Claims and the value of the assets at the time of actual receipt not being ascertainable on the Effective Date, such Holder should recognize additional or offsetting gain or loss if, and to the extent that, the aggregate amount of cash and fair market value of any other assets of the Post-Consummation Trust ultimately received by such Holder is greater than or less than the amount used in initially determining gain or loss in accordance with the procedures described in the preceding paragraph.  It is unclear when a Holder of an Allowed Class 1E, 2E and 3E Claim should recognize, as an additional amount received for purposes of computing gain or loss, an amount attributable to the disallowance of a Disputed Claim.

The character of any gain or loss as capital gain or loss or ordinary income or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including: (i) the nature and origin of the Claim; (ii) the tax status of the Holder of the Claim; (iii) whether the Claim has been held for more than one year; (iv) the extent to which the Holder previously claimed a loss or bad debt deduction with respect to the Claim; and (v) whether the Claim was acquired at a market discount.  A Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC. Under those rules (subject to a de minimis exception), assuming that such Holder has made no election to accrue the market discount and include it in income on a current basis, any gain recognized on the exchange of such Claim generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

It is possible that the Service may assert that any loss should not be recognizable until the Post-Consummation Trust Administrator makes its final distribution of the assets of the Post-Consummation Trust. Holders should consult their tax advisors regarding the possibility that the recognition of gain or loss may be deferred until the final distribution of the assets of the Post-Consummation Trust.

2.	Holders of Disputed Claims.

Although not free from doubt, Holders of Disputed Claims should not recognize any gain or loss on the date that the assets of the Debtors are transferred to the Post-Consummation Trust, but may recognize gain or loss in an amount equal to: (i) the amount of cash and the fair market value of any other property actually distributed to such Holder less (ii) the adjusted tax basis of its Claim.  However, it is possible that such Holders may be required to recognize the fair market value of such Holder’s allocable share of the Post-Consummation Trust’s assets, as an amount received for purposes of computing gain or loss, either on the Effective Date or the date such Holder’s Claim becomes an Allowed Claim.

3.	Interest Income with respect to Allowed Claims.

Holders of Allowed Claims will be treated as receiving a payment of interest (includible in income in accordance with the Holder’s method of accounting for tax purposes) to the extent that any cash or other property received (or deemed received) pursuant to the Plan is attributable to accrued but unpaid interest, if any, on such Allowed Claims.  The extent to which the receipt of cash or other property should be attributable to accrued but unpaid interest is unclear.  The Debtors and the Post-Consummation Trust intend to take the position, and the Plan provides, that such cash or property distributed pursuant to the Plan will first be allocable to the principal amount of an Allowed Claim and then, to the extent necessary, to any accrued but unpaid interest thereon.  Each Holder should consult its tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any).  A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.  NEITHER THE DEBTORS, THE COMMITTEE NOR EITHER OF THEIR PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

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XI.           CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation of the Plan is preferable to the alternatives described above because it provides the greatest distributions and opportunity for distributions to certain Holders of Claims against the Debtors. In addition, any alterative to confirmation of the Plan could result in extensive delays and increased administrative expenses.

Accordingly, the Debtors urge all Holders of Claims entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they are received no later than 5:00 p.m. (prevailing Pacific Time) on April 21, 2011.

Dated:  March 23, 2011

Respectfully submitted,

RCLC, INC.	RA LIQUIDATING CORP.

Name: Daryl K. Holcomb	Name: Daryl K. Holcomb
Its: Vice President and Chief Financial Officer	Its: Vice President and Chief Financial Officer

RCPC LIQUIDATING CORP.

Name: Daryl K. Holcomb
Its: Vice President and Chief Financial Officer

Prepared By:
Michael D. Sirota, Esq.
David M. Bass, Esq.
Felice R. Yudkin, Esq.
COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street, P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

Exhibit A

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEW JERSEY
HONORABLE MICHAEL B. KAPLAN
CASE NO. 10-35313 (MBK)

Chapter 11
(Jointly Administered)

In re:
RCLC, Inc. f/k/a Ronson Corporation, et al.,
Debtors-in-Possession.

FIRST AMENDED JOINT PLAN OF RCLC, INC. F/K/A RONSON
CORPORATION, RA LIQUIDATING CORP. F/K/A RONSON AVIATION, INC.
AND RCPC LIQUIDATING CORP. F/K/A RONSON CONSUMER PRODUCTS CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Michael D. Sirota, Esq.
David M. Bass, Esq.
Felice R. Yudkin, Esq.
COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

Dated:  March 23, 2011

i

FIRST AMENDED JOINT PLAN OF RCLC, INC. F/K/A RONSON
CORPORATION, RA LIQUIDATING CORP. F/K/A RONSON AVIATION, INC.
AND RCPC LIQUIDATING CORP. F/K/A RONSON CONSUMER PRODUCTS CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) hereby respectfully propose the following first amended joint plan under chapter 11 of the Bankruptcy Code.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.           Rules of Interpretation, Computation of Time and Governing Law

1.           For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof’ and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (i) the terms of the Plan are not intended to alter the terms of the Aviation Purchase Agreement in any way and, further, that in the event of any inconsistency between the terms of the Plan and the Aviation Purchase Agreement the terms of the Aviation Purchase Agreement shall control.

2.           The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3.           Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

B.           Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.           “503(b)(9) Bar Date” means December 20, 2010.

2.           “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including success fees and Allowed Fee Claims) for legal, financial, advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Effective Date by any Retained Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been Filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

3.           “Acquired Assets” shall have the meaning set forth in the Aviation Purchase Agreement.

4.           “Administrative Claim” means any Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 of the United States Code, 28 U.S.C. §§ 1911-30; (d) Claims arising under section 503(b)(9) of the Bankruptcy Code; and (e) solely, to the extent provided by a Final Order, any and all indemnification claims of directors and officers against the Debtors.

5.           “Administrative Claims Bar Date” means (i) December 20, 2010 for Claims arising on or after the Petition Date through and including November 30, 2010, or (ii) the first Business Day that is 60 days following the Effective Date for Claims arising after November 30, 2010.

6.           “Administrative Fee Order” means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses to Professionals Pursuant to 11 U.S.C. Sections 105(a) and 331 entered by the Bankruptcy Court on September 17, 2010.

7.           “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

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8.           “Allowed” means with respect to Claims: (a) any Claim proof of which is timely Filed by the applicable Claims Bar Date (or for which Claim under the Bankruptcy Code or Final Order of the Bankruptcy Court a Proof of Claim is or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as not contingent, not unliquidated and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or (ii) regardless of whether such an objection is so interposed, the Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Post-Consummation Trust and without further notice to or action, approval or order of the Bankruptcy Court.

9.            “Assumed Contracts” means those Executory Contracts and Unexpired Leases assumed and assigned to the Aviation Purchaser pursuant to the Aviation Purchase Agreement.

10.           “Assumed Liabilities” has the meaning set forth in the Aviation Purchase Agreement.

11.           “Aviation” means RA Liquidating Corp. f/k/a Ronson Aviation, Inc.

12.           “Aviation Purchase Agreement” means that certain Asset Purchase Agreement by and among the Debtors and the Aviation Purchaser, dated August 27, 2010, as amended from time to time and as approved by the Bankruptcy Court on September 8, 2010.

13.           “AviationPurchaser” means Trenton Aviation, LLC.

14.           “AviationSale Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases on September 8, 2010 at Docket # 71, approving the Aviation Sale Transaction with the Aviation Purchaser.

15.           “Aviation Sale Proceeds” means all Cash proceeds of the Aviation Sale Transaction.

16.           “AviationSale Transaction” means that transaction between the Debtors and the Aviation Purchaser as set forth in the Aviation Purchase Agreement.

17.           “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

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18.           “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

19.           “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the order of the United States District Court for the District of New Jersey, the United States District Court for the District of New Jersey.

20.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

21.           “Beneficiaries” means the Holders of Claims that are to be satisfied through post-Effective Date distributions from the Post-Consummation Trust as provided herein.

22.           “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined by Bankruptcy Rule 9006(a)).

23.           “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

24.           “Cash Equivalents” means equivalents of Cash in the form of readily marketable securities or instruments issued by an Entity, including readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “P2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then generally prevailing rates of interest for like amounts and like periods.

25.           “Causes of Action” means all actions, causes of action, Claims, Chapter 5 Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, through and including the Effective Date.

26.           “Chapter 5 Claims” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, 553(b) and 724(a) of the Bankruptcy Code.

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27.           “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

28.           “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

29.           “Claims Bar Date” means, as applicable, (a) the General Bar Date, (b) the Government Claims Bar Date, (c) the Administrative Claims Bar Date or (d) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for filing such Claims.

30.           “Claims Objection Bar Date” means, as applicable: (a) 300 days after the Effective Date; or (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court or the relevant parties for objecting to any Claims.

31.           “Claims Register” means the official register of Claims maintained by the Clerk of the Bankruptcy Court.

32.           “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

33.           “Commission” means the U.S. Securities and Exchange Commission.

34.           “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

35.           “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article X hereof having been (a) satisfied or (b) waived pursuant to Article X.C hereof.

36.           “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

37.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

38.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

39.           “Consumer” means RCPC Liquidating Corp. f/k/a Ronson Consumer Products Corporation.

40.           “Consummation” means the occurrence of the Effective Date.

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41.           “Cure Claim” means a Claim based upon a Debtor’s monetary defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such applicable Debtor under sections 365 or 1123 of the Bankruptcy Code.

42.           “D&O Liability Insurance Policy” means any and all insurance policies for directors’ and officers’ liability maintained by one or more of the Debtors as of the Petition Date or maintained or obtained thereafter, including without limitation, the Executive and Organization Liability Insurance Policy, Policy Number 01-285-04-67, and such endorsements and amendments thereto, issued by National Union Fire Insurance Company of Pittsburgh, Pa/Chartis.

43.           “Debtor” means one of the Debtors, in its individual capacity as a debtor and as a debtor in possession in these Chapter 11 Cases.

44.           “Debtor Release” means the release given by the Debtors to the Debtor Releasees as set forth in Article XI.B hereof.

45.           “Debtor Releasees” means, collectively, (a) all current and former officers, directors, employees and shareholders of the Debtors, as well as their subsidiaries; and (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals and affiliates of the Debtors and their subsidiaries, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals and affiliates, each in their respective capacities as such.

46.           “Debtors” means, collectively:  RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation).

47.           “Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

48.           “DIP Credit Agreement” means that certain Debtor-in-Possession Credit and Security Agreement dated August 19, 2010, by and between the DIP Lender, the Debtors and RCC Inc. as the same may be amended, modified, ratified, extended, renewed, restated or replaced.

49.           “DIP Credit Agreement Claim” means any Claim arising under or related to the DIP Credit Agreement.

50.           “DIP Lender” means Wells Fargo Bank, National Association.

51.           “DIP Order” means the Final Order of the Bankruptcy Court that, among other things, approves the DIP Credit Agreement.

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52.           “DIP Sale Proceeds” means Aviation Sale Proceeds equal to the total amount of all DIP Credit Agreement Claims.

53.           “Disclosure Statement” means the First Amended Disclosure Statement for the First Amended Joint Plan of RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation) Under Chapter 11 of the Bankruptcy Code, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

54.           “Disputed Claim” means, with respect to any Claim, any Claim that is not yet Allowed.

55.           “Disputed Claims Reserve” means a reserve for any distributions to be set aside by the Post-Consummation Trust Administrator on account of Disputed Claims.

56.           “Distribution Agent” means any Entity or Entities chosen by the Post-Consummation Trust Administrator which Entity or Entities may include the Voting and Claims Agent to make or facilitate distributions provided by the Plan.

57.           “Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article X.B hereof have been: (i) satisfied; or (ii) waived pursuant to Article X.C hereof.

58.           “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

59.           “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date, including any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising therefrom; provided, however, that Equity Interest does not include any Intercompany Interest.

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60.           “Escrows” means those funds held in escrow pursuant to the terms and conditions of each of (i) that certain Escrow Agreement dated February 2, 2010, among Ronson Consumer Products Corporation, Ronson Corporation of Canada, Ltd. and Ronson Corporation, Zippo Manufacturing Company, Nosnor, Inc., and First National Trust Company, (ii) that certain Escrow Agreement dated August 27, 2010, among Ronson Aviation, Inc., Trenton Aviation, LLC and U.S. Bank National Association, and (iii) that certain Remediation and Trust Fund Agreement entered into as of October 12, 2010, by and between Ronson Aviation, Inc. and U.S. Bank National Association.

61.           “Escrow Proceeds” means the residual interest of the Debtors in the Escrows, to the extent returned upon the satisfaction of the terms and conditions of the applicable Escrows.

62.           “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

63.           “Excluded Assets” has the meaning set forth in the Aviation Purchase Agreement.

64.           “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Debtor Releasees; (c) the Committee, the members of the Committee acting in such capacity, (d) the Post-Consummation Trust Administrator, and (e) all of the current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such).

65.           “Exculpation” means the exculpation provision set forth in Article XI.C hereof.

66.           “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

67.           “Fee Claim” means a Claim under sections 328, 330(a), 331, 363 or 503 of the Bankruptcy Code for Accrued Professional Compensation.

68.           “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

69.           “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing been timely taken, or as to which any appeal that has been taken or any petition

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for certiorari that has been timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

70.           “General Administrative Claim” means any Administrative Claim that is not a Fee Claim.

71.           “General Bar Date” means December 20, 2010.

72.           “General Unsecured Claim” means any unsecured Claim against any Debtor, including Intercompany Claims, that is not a Priority Tax Claim, Administrative Claim, Fee Claim or Other Priority Claim.

73.           “Getzler Henrich” means Getzler Henrich & Associates LLC, the Debtors’ Chief Restructuring Officer before the Petition Date.

74.           “Getzler Henrich Claim” means outstanding fees for Getzler Henrich pursuant to the terms of an engagement agreement dated March 30, 2009, secured by the Debtors’ assets and subordinate to the Prepetition Credit Facility Lender.

75.           “Getzler Henrich Proceeds” means Aviation Sale Proceeds equal to the total amount of all Getzler Henrich Claims.

76.           “Government Claims Bar Date” means February 14, 2011.

77.           “Holder” means an Entity holding a Claim or an Equity Interest.

78.           “Impaired” means any Claim in an Impaired Class.

79.           “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

80.           “Indemnification” means the indemnification provision set forth in Article XI.D hereof.

81.           “Indemnification Provision” means each of the Debtors’ indemnification provisions currently in place whether in the bylaws, certificates of incorporation, other formation documents, board resolutions or employment contracts for the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers’ respective Affiliates.

82.           “Indemnified Parties” means, collectively, the Debtors and each of their respective current and former officers, directors and employees, each in their respective capacities as such.

83.           “Intercompany Claim” means any Claim of a Debtor against another Debtor.

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84.           “Intercompany Interest” means an equity interest in a Debtor held by another Debtor or an equity interest in a Debtor held by an Affiliate of a Debtor.

85.            “Net Aviation Sale Proceeds” means any Aviation Sale Proceeds that are not Prepetition Credit Facility Proceeds, DIP Sale Proceeds or Getzler Henrich Proceeds and does not include the Restored Custodial Funds.

86.            “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

87.           “Other Secured Claim” means any secured Claim, other than (a) a DIP Credit Agreement Claim (b) a Prepetition Credit Facility Claim (c) or Getzler Henrich Claim.

88.           “PBGC” means the Pension Benefit Guaranty Corporation.

89.           “Pension Plan” means the Ronson Corporation Retirement Plan.

90.           “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

91.           “Petition Date” means August 17, 2010, the date on which the Debtors commenced the Chapter 11 Cases.

92.           “Plan” means this First Amended Joint Plan of RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation) Under Chapter 11 of the Bankruptcy Code dated as of the date hereof, as amended, supplemented or modified from time to time, and including the Plan Supplement, which is incorporated herein by reference.

93.           “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be Filed no later than ten (10) days prior to the Voting Deadline, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules including the Post-Consummation Trust Agreement.

94.           “Post-Consummation Trust” means that certain trust to be created on the Effective Date in accordance with the provisions of Article VIII hereof and the Post-Consummation Trust Agreement.

95.           “Post-Consummation Trust Administrator” means the Entity designated by the Committee, identified in the Plan Supplement and retained as of the Effective Date as the employee or fiduciary responsible for implementing the applicable provisions of the Plan and administering the Post-Consummation Trust in accordance with the Plan and the Post-Consummation Trust Agreement, and any successor appointed in accordance with the Post-Consummation Trust Agreement.  As appropriate, references to the Post-

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Consummation Trust Administrator shall include any Distribution Agent appointed by the Post-Consummation Trust Administrator.

96.           “Post-Consummation Trust Agreement” means that certain trust agreement, in form and substance satisfactory to the Debtors and the Committee that, among other things, (a) establishes and governs the Post-Consummation Trust, (b) sets forth the powers, duties and responsibilities of the Post-Consummation Trust Administrator and (c) provides for the liquidation and distribution of proceeds of the Post-Consummation Trust Assets.

97.           “Post-Consummation Trust Assets” means all assets held from time to time by the Post-Consummation Trust.

98.           “Post-Consummation Trust Senior Claims” means any (a) General Administrative Claims; (a) Priority Tax Claims; (c) Other Priority Claims; (d) Other Secured Claims; and (e) any cure payments due for Retained Contracts, in each case only to the extent not assumed by the Aviation Purchaser under the Aviation Purchase Agreement.

99.           “Prepetition Credit Facility Claim” means any Claim derived from or based upon the Prepetition Credit Facility.

100.         “Prepetition Credit Facility” means the senior secured financing facility governed by the terms of a Credit and Security Agreement dated as of May 30, 2008 consisting of (a) revolving credit facility in an amount up to $4,000,000 and the following term loans:  (a) an Equipment Term Advance in the original principal amount of $837,500 and (b) a Real Estate Term Advance in the original principal amount of $2,922,500.

101.         “Prepetition Credit Facility Lender” means Wells Fargo, National Association.

102.         “Prepetition Credit Facility Proceeds” means Aviation Sale Proceeds equal to the total amount of all Prepetition Credit Facility Claims.

103.         “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

104.         “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

105.         “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

106.         “RCLC” means RCLC, Inc. f/k/a Ronson Corporation.

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107.         “Record Date” means the close of business on March [23], 2011.

108.         “Releasing Parties” means the Committee, on behalf of the Estates, and all Holders of Claims or Equity Interests, except Holders of any Claims or Equity Interests: (a) who vote to reject the Plan; or (b) who are in a Class that is deemed to reject the Plan.

109.         “Remaining Assets” means the: (a) Excluded Assets that have not been divested or abandoned by the Debtors as of the Effective Date; (b) Causes of Action, including Chapter 5 Claims; (c) Cash on hand, including but not limited to the Net Aviation Sale Proceeds and the Restored Custodial Funds, (d) Escrow Proceeds, if any, providedthat the Remaining Assets shall not include any Acquired Assets.

110.         “Restored Custodial Funds” means $2,527,556.71, representing the amount restored to the Custodial Account (as defined in the Thirteenth Amendment) by the DIP Lender and Prepetition Credit Facility Lender contemporaneously with their respective receipt of the Prepetition Credit Facility Proceeds and the DIP Sale Proceeds on account of the Zippo Sale Proceeds.

111.         “Restructuring Transactions” means, collectively those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that were, are or may be required by the Aviation Purchase Agreement, or that the Debtors or the Post-Consummation Trust Administrator determine to be necessary or appropriate to effectuate the purpose of the Plan.

112.         “Retained Contracts” means those Executory Contracts and Unexpired Leases to be assumed by the Debtors, which Retained Contracts shall be set forth in the Plan Supplement.

113.         “Retained Professional” means any Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, 331 or 363 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

114.         “Sale Transactions” means the Aviation Sale Transaction and the Zippo Sale Transaction.

115.         “Schedules” mean, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms as the same may have been amended, modified or supplemented from time to time.

116.         “Secondary Liability Claim” means any Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based

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on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation of another Debtor that is the basis of a Claim.

117.          “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as amended, or any similar federal, state or local law.

118.         “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a-78nn, as amended.

119.         “Thirteenth Forbearance Amendment” means that certain Thirteenth Amendment to the Forbearance Agreement, dated as of April 1, 2010, between the Prepetition Credit Facility Lender, the Debtors and RCC, Inc.

120.         “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

121.         “Tort Claim” means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

122.         “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

123.         “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

124.         “Wind-Down Expenses” means the costs and expenses necessary to administer and perform the contemplated duties of the Post-Consummation Trust, including distributions on account of Allowed Post-Consummation Trust Senior Claims.

125.         “Voting and Claims Agent” means Kurtzman Carson Consultants LLC.

126.         “Voting Deadline” means April 21, 2011, at 4:00 p.m. (prevailing Eastern Time), which is the date and time by which all Ballots must be received by the Voting and Claims Agent, or such other date and time as may be established by the Bankruptcy Court.

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127.         “Zippo Sale Proceeds” means all net Cash proceeds of the Zippo Sale Transaction.

128.         “ZippoSale Transaction” means that transaction as set forth in the Asset Purchase Agreement dated October 5, 2009, as amended from time to time, between Ronson Consumer Products Corporation, Ronson Corporation, Ronson Corporation of Canada Ltd., Zippo Manufacturing Company and Nosnor, Inc.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.           Administrative Claims

1.           General Administrative Claims

Except as otherwise provided herein or as assumed by the Aviation Purchaser pursuant to the Aviation Purchase Agreement, subject to sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed General Administrative Claim, including an Allowed Fee Claim, will be paid the full amount of such Allowed Claim in Cash (a) on or as soon as reasonably practicable after the Effective Date; (b) if such Claim is Allowed after the Effective Date, on or as soon as practicable after the date such Claim is Allowed; (c) upon such other terms as may be agreed upon by such Holder and the Post-Consummation Trust Administrator; or (d) as otherwise ordered by the Bankruptcy Court.  Allowed Administrative Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Article V.A.2 hereof, and the Holders of Allowed Administrative Claims shall be beneficiaries of the Post-Consummation Trust.

Except as otherwise provided in this Article II.A hereof, unless previously Filed, requests for payment of General Administrative Claims must be Filed and served pursuant to the procedures specified in the Confirmation Order and prior to the applicable Administrative Claims Bar Date.  Holders of General Administrative Claims that do not File and serve such a request by the applicable Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such General Administrative Claims against the Debtors, their Estates, the Post-Consummation Trust and the Post-Consummation Trust Assets and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be Filed and served on the Post-Consummation Trust and the requesting party by the later of (x) 90 days after the Effective Date and (y) 90 days after the Filing of the applicable request for payment of such General Administrative Claims.

Notwithstanding anything herein to the contrary, nothing in this Plan is intended to extend an applicable Administrative Claims Bar Date with respect to any General Administrative Claims that was required to be previously Filed.

2.           Fee Claims

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Post-Consummation Trust and such other Entities who

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are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be Filed and served on the Post-Consummation Trust and the requesting party by the later of (a) 45 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

Notwithstanding anything herein to the contrary, and except as otherwise provided by prior Order of the Bankruptcy Court: (i) payment of a Fee Claim that is an Allowed Claim as of the Confirmation Date shall be made by the Debtors, to the extent not previously paid, on the Confirmation Date; and (ii) payment of a Fee Claim that becomes an Allowed Claim following the Confirmation Date shall be made by the Debtors or the Post-Consummation Trust on or before the date that is the earlier of (a) the date such Fee Claim is required to be paid in accordance with the Administrative Fee Order or (b) seven (7) days after an order deeming such Fee Claim an Allowed Claim is entered by the Bankruptcy Court.

B.           DIP Credit Agreement Claims

All DIP Credit Agreement Claims have been paid in full in Cash and satisfied in full prior to the date hereof.

C.           Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the Debtors or the Post-Consummation Trust, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors or the Post-Consummation Trust, as applicable, Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.  Allowed Priority Tax Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Section V.B.2. hereof, and the Holders of Allowed Priority Tax Claims shall be beneficiaries of the Post-Consummation Trust.

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.           Administrative Claims and Priority Tax Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Credit Agreement Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in this Article III.

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B.           Summary

1.           The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

2.           Summary of Classification and Treatment of Classified Claims Against and Equity Interests In Debtors

Class	Claim	Status	Voting Rights
CLAIMS AGAINST RCLC
1A	Other Priority Claims	Unimpaired	Deemed to Accept
1B	Other Secured Claims	Unimpaired	Deemed to Accept
1C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
1D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
1E	General Unsecured Claims	Impaired	Entitled to Vote
1F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST AVIATION
2A	Other Priority Claims	Unimpaired	Deemed to Accept
2B	Other Secured Claims	Unimpaired	Deemed to Accept
2C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
2D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
2E	General Unsecured Claims	Impaired	Entitled to Vote
2F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST CONSUMER
3A	Other Priority Claims	Unimpaired	Deemed to Accept
3B	Other Secured Claims	Unimpaired	Deemed to Accept
3C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
3D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
3E	General Unsecured Claims	Impaired	Entitled to Vote
3F	Equity Interests	Impaired	Deemed to Reject

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C.           Classification and Treatment of Claims Against and Equity Interests In Debtors.
The classification and treatment of Claims and Equity Interests against the Debtors pursuant to the Plan, is as follows.

1.           RCLC

(a)	Class 1A—Other Priority Claims against RCLC

(i)	Classification: Class 1A consists of all Other Priority Claims against RCLC.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 1A Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, payment of the Allowed Class 1A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 1A is Unimpaired, and Holders of Class 1A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 1B—Other Secured Claims against RCLC

(i)	Classification: Class 1B consists of all Other Secured Claims against RCLC.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 1B Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

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(iii)
Voting: Class 1B is Unimpaired, and Holders of Class 1B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 1C—Prepetition Credit Facility Claims against RCLC

(i)	Classification: Class 1C consists of all Prepetition Credit Facility Claims against RCLC.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting: Class 1C is Unimpaired, and Holders of Class 1C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 1D—Getzler Henrich Claim against RCLC

(i)	Classification: Class 1D consists of all Getzler Henrich Claims against RCLC.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 1D is Unimpaired, and Holders of Class 1D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1D Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 1E—General Unsecured Claims against RCLC

(i)	Classification: Class 1E consists of all General Unsecured Claims held against RCLC.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against RCLC will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held

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against RCLC, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 1E is Impaired, and Holders of Class 1E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 1E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 1F—Equity Interests in RCLC

(i)	Classification: Class 1F consists of all Equity Interests in RCLC.

(ii)
Treatment: Holders of Class 1F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 1F Equity Interests shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 1F Equity Interests.

(iii)
Voting: Class 1F is Impaired, and Holders of Class 1F Interests are not entitled to receive or retain any property under the Plan on account of Class 1F Interests.  Therefore, Holders of Class 1F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 1F Interests are not entitled to vote to accept or reject the Plan.

2.           Aviation

(a)	Class 2A—Other Priority Claims against Aviation

(i)	Classification: Class 2A consists of all Other Priority Claims against Aviation.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 2A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 2A Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, payment of the Allowed

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Class 2A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 2A is Unimpaired, and Holders of Class 2A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 2B—Other Secured Claims against Aviation

(i)	Classification: Class 2B consists of all Other Secured Claims against Aviation.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 2B Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

(iii)
Voting: Class 2B is Unimpaired, and Holders of Class 2B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 2C—Prepetition Credit Facility Claims against Aviation

(i)	Classification: Class 2C consists of all Prepetition Credit Facility Claims against Aviation.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)	Voting: Class 2C is Unimpaired, and Holders of Class 2C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

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Therefore, Holders of Class 2C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 2D—Getzler Henrich Claim against Aviation

(i)	Classification: Class 2D consists of all Getzler Henrich Claims against Aviation.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 2D is Unimpaired, and Holders of Class 2D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2D Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 2E—General Unsecured Claims against Aviation

(i)	Classification: Class 2E consists of all General Unsecured Claims held against Aviation.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against Aviation will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Aviation, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 2E is Impaired, and Holders of Class 2E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 2E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 2F—Equity Interests in Aviation

(i)	Classification: Class 2F consists of all Equity Interests in Aviation.

(ii)	Treatment: Holders of Class 2F Equity Interests will not receive any distribution on account of such interests. On

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the Effective Date, all Class 2F Equity Interests (comprised of Intercompany Interests) shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 2F Equity Interests.

(iii)
Voting: Class 2F is Impaired, and Holders of Class 2F Interests are not entitled to receive or retain any property under the Plan on account of Class 2F Interests.  Therefore, Holders of Class 2F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 2F Interests are not entitled to vote to accept or reject the Plan.

3.           Consumer

(a)	Class 3A—Other Priority Claims against Consumer

(i)	Classification: Class 3A consists of all Other Priority Claims against Consumer.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 3A Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3A Claim shall receive, in full and final satisfaction of such Allowed Class 3A Claim, payment of the Allowed Class 3A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 3A is Unimpaired, and Holders of Class 3A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 3B—Other Secured Claims against Consumer

(i)	Classification: Class 3B consists of all Other Secured Claims against Consumer.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 3B Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3B Claim shall receive, in full

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and final satisfaction of such Allowed Class 3B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

(iii)
Voting: Class 3B is Unimpaired, and Holders of Class 3B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 3C—Prepetition Credit Facility Claims against Consumer

(i)	Classification: Class 3C consists of all Prepetition Credit Facility Claims against Consumer.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting: Class 3C is Unimpaired, and Holders of Class 3C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 3D—Getzler Henrich Claim against Consumer

(i)	Classification: Class 3D consists of all Getzler Henrich Claims against Consumer.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 3D is Unimpaired, and Holders of Class 3D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3D Claims are not entitled to vote to accept or reject the Plan.

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(e)	Class 3E—General Unsecured Claims against Consumer

(i)	Classification: Class 3E consists of all General Unsecured Claims held against Consumer.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against Consumer will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Consumer, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 3E is Impaired, and Holders of Class 3E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 3E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 3F—Equity Interests in Consumer

(i)	Classification: Class 3F consists of all Equity Interests in Consumer.

(ii)
Treatment: Holders of Class 3F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 3F Equity Interests (comprised of Intercompany Interests) shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 3F Equity Interests.

(iii)
Voting: Class 3F is Impaired, and Holders of Class 3F Interests are not entitled to receive or retain any property under the Plan on account of Class 3F Interests.  Therefore, Holders of Class 3F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 3F Interests are not entitled to vote to accept or reject the Plan.

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D.           Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.           Presumed Acceptance of Plan

Classes 1A, 1B, 1C, 1D, 2A, 2B, 2C, 2D, 3A, 3B, 3C, 3D, 4A, 4B, 4C and 4D are Unimpaired under the Plan, and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

B.           Voting Classes

Classes 1E, 2E and 3E are Impaired Under the Plan, and Holders of Class 1E, 2E and 3E  Claims as of the Record Date shall be entitled to vote to accept or reject the Plan.

C.           Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims entitled to vote to accept or reject the Plan has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

D.           Deemed Rejection of Plan

Classes 1F, 2F and 3F are Impaired and shall receive no distribution under the Plan on account of their Interests and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.           Cramdown

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to modify the Plan in accordance with Article XIV.C hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

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ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.           Post-Consummation Trust

1.           Establishment of the Post-Consummation Trust

On or prior to the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, will execute the Post-Consummation Trust Agreement and will take all other steps necessary to establish the Post-Consummation Trust pursuant to the Post-Consummation Trust Agreement as further described in Article VIII hereof.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors will transfer to the Post-Consummation Trust all of their rights, title and interests in all of the Remaining Assets.  In connection with the transfer of the Remaining Assets, any attorney-client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Trust will vest in the Post-Consummation Trust and its representatives, and the Debtors and the Post-Consummation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges.

2.           Funding Expenses of the Post-Consummation Trust

As more fully described in the Post-Consummation Trust Agreement, Cash held by the Post-Consummation Trust will be applied in accordance with this Article V.A.2 first, to fees, costs, expenses and liabilities of the Post-Consummation Trust Administrator; second, to satisfy any Wind-Down Expenses (including distributions on account of Post-Consummation Trust Senior Claims); third, to the remaining distributions provided pursuant to the Plan.

3.           Appointment of the Post-Consummation Trust Administrator

On the Effective Date and in compliance with the provisions of the Plan, the Post-Consummation Trust Administrator will be appointed in accordance with the Post-Consummation Trust Agreement and the Post-Consummation Trust will be administered by the Post-Consummation Trust Administrator in accordance with the Post-Consummation Trust Agreement.

B.           Restructuring Transactions

On or after the Confirmation Date, the Debtors, the Post-Consummation Trust and the Post-Consummation Trust Administrator, as applicable, may enter into Restructuring Transactions without further order of the Bankruptcy Court.  The Restructuring Transactions and any other matters provided for hereunder shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by shareholders or directors of any of the Debtors or any other Person.

C.           Further Actions

Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan and the Aviation Purchase Agreement involving the corporate structure of the

26

Debtors will be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors’ shareholders or the Debtors’ boards of directors.  On and after the Effective Date, the Post-Consummation Trust is authorized and directed to issue, execute and deliver the agreements, documents, and distributions contemplated by the Plan and the Aviation Purchase Agreement in the name of and on behalf of the Debtors.

D.           Sources of Cash for Plan Distributions

All Cash necessary for the Debtors, or the Post-Consummation Trust, as the case may be, to make payments pursuant hereto shall be obtained from the Net Aviation Sale Proceeds, the Restored Custodial Funds, the Escrow Proceeds and proceeds from the Post-Consummation Trust Assets.

E.           Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged.

F.           Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

G.           Cancellation of Notes and Equity Interests

On the Effective Date, except to the extent otherwise provided herein, the Equity Interests and the Intercompany Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released and discharged.  On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.

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ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Assumption and Rejection of Executory Contracts and Unexpired Leases

1.           Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease shall be deemed automatically rejected in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory or Unexpired Lease:

(a)	has previously been assumed by the Debtors by Final Order of the Bankruptcy Court;

(b)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date which order becomes a Final Order after the Effective Date;

(c)	is the subject of a motion to assume or reject pending as of the Effective Date;

(d)	is a D&O Liability Insurance Policy; provided that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.C hereof;(e) is an Assumed Contract;

(e)	is a Retained Contract; or

(f)	is otherwise assumed pursuant to the terms herein.

2.           Assumption and Assignment of Assumed Contracts

The Debtors have assumed and assigned the Assumed Contracts to the Aviation Purchaser pursuant to the terms of the Aviation Purchase Agreement.  The designation of a contract or lease as an Assumed Contract shall not be deemed an admission that such contract or lease constitutes an Executory Contract or Unexpired Lease.

B.           Claims Based on Rejection of Executory Contracts or Unexpired Leases

Notwithstanding anything to the contrary provided herein, all Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases must be Filed within the later of: (a) 30 days after the entry of an order of the Bankruptcy Court approving any such rejection; and (b) the Claims Bar Date.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claim are not timely Filed will be forever barred from assertion against the Debtors, their Estates and property or the Post-Consummation Trust, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article XI.G.

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Notwithstanding anything herein to the contrary, nothing in this Plan is intended to extend the deadline by which a Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases was required to be previously Filed.

C.           Assumption and Assignment of D&O Insurance Policies

As of the Effective Date, the Debtors shall assume and assign to the Post-Consummation Trust the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the foregoing assumption of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and the Post-Consummation Trust Administrator shall use reasonable efforts so as to facilitate an Indemnified Party’s access to any indemnity and the coverage provided by any D&O Liability Insurance Policies.  The premiums and related costs associated with the D&O Liability Insurance Policies have been or will be paid prior to the Effective Date and the Post-Consummation Trust shall have no liability therefore or any obligation to pay such premiums or costs after the Effective Date.

D.           Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan, each rejected Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interest.

Amendments, supplements, restatements or other modifications to Executory Contracts or Unexpired Leases executed by the Debtors during the pendency of the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claim arising in connection therewith.

E.           Reservation of Rights

Nothing contained in the Plan or Plan Supplement shall constitute an admission by the Debtors that any such contract or lease, other than a D&O Liability Insurance Policy, is an Executory Contract or Unexpired Lease or that any Debtor, the Aviation Purchaser or the Post-Consummation Trust has any liability thereunder.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.           Distributions for Allowed Claims

Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, and subject to the establishment of a Disputed Claims Reserve, all distributions with respect to Claims that are Allowed Claims as of the Effective Date and that are not Assumed Liabilities shall be made

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by the Post-Consummation Trust as set forth in the Plan.  As described in Article VIII hereof, the Post-Consummation Trust shall make initial distributions on the Effective Date or as soon as reasonably practicable thereafter to the respective Beneficiaries pursuant to the Plan, and the Post-Consummation Trust shall make further distributions to Holders of Claims that subsequently become Allowed Claims pursuant to the Plan.  Additional distributions shall be made to Holders of Allowed Claims from the Escrow Proceeds, if any.

B.           Distributions on Account of Claims Allowed After the Effective Date

1.           Payments and Distributions on Disputed Claims

Notwithstanding any provision herein to the contrary, except as otherwise agreed by the Post-Consummation Trust Administrator in his or her sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of any such disputes by settlement or Final Order.  On the first Business Day that is 20 calendar days after the end of the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive such payments and distributions to which that Holder is then entitled under the Plan.  In the event Claims require adjudication or other resolution, the Debtors and the Post-Consummation Trust reserves the right to, or shall upon an order of the Bankruptcy Court, establish appropriate reserves for potential payment of any such Claims.

2.           Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

C.           Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.           Delivery of Distributions in General

Except as otherwise provided herein, the Post-Consummation Trust shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided, however, that if such Holder Files a Proof of Claim the address identified by the Proof of Claim shall be the address for such distribution, and the manner of delivery for such distributions shall be determined at the discretion of the Debtors or the Post-Consummation Trust, as applicable. Nothing herein shall require or be deemed to require the Debtors or the Post-Consummation Trust to attempt to locate any Holder of an Allowed Claim.  Distributions shall be made in accordance with the provisions of the Post-Consummation Trust Agreement and may be made in one or more payments or deliveries.

2.           Distributions by Distribution Agent(s)

The Post-Consummation Trust Administrator shall have the authority, in his or her sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder.  As a condition to serving as a Distribution Agent, a

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Distribution Agent must (a) affirm its obligation to facilitate the prompt distribution of any documents, (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required hereunder and (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required hereunder that are to be distributed by such Distribution Agent. The Post-Consummation Trust shall pay to the Distribution Agent all reasonable and documented fees and expenses of the Distribution Agent without the need for any approvals, authorizations, actions or consents.  The Distribution Agent shall submit detailed invoices to the Post-Consummation Trust for all fees and expenses for which the Distribution Agent seeks reimbursement and the Post-Consummation Trust shall pay those amounts that it, in its sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Post-Consummation Trust deems unreasonable.  In the event Post-Consummation Trust objects to all or any portion of the fees and expenses to be reimbursed in a Distribution Agent’s invoice, the Post-Consummation Trust and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Post-Consummation Trust and such Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

3.           Minimum Distributions

Notwithstanding anything herein to the contrary, the Post-Consummation Trust and Distribution Agent shall not be required to make distributions or payments of less than $25.00 and shall not be required to make partial distributions or payments of fractions of dollars.  Whenever any payment or distribution of a fraction of a dollar under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, with half dollars or less being rounded down.  Any Holder of an Allowed Claim whose aggregate distribution under this Plan is less than $25.00 shall forfeit, at the option of the Post-Consummation Trust Administrator, such amount to, and such amount shall vest in, the Post-Consummation Trust as Post-Consummation Trust Assets for distribution in accordance with the terms of this Plan.

If, at any time, only de minimis assets remain in the Post-Consummation Trust after Post-Consummation Trust Senior Claims have been paid in full, the Post-Consummation Trust Administrator may, in its sole discretion, distribute such assets to a charity acceptable to the Debtors, as set forth in the Post-Consummation Trust Agreement.

4.           Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Post-Consummation Trust or its Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Post-Consummation Trust or its Distribution Agent are notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder without interest no later than the first business day that is 60 days after such notice is actually received by the Post-Consummation Trust or its Distribution Agent. Undeliverable distributions shall remain in the possession of the Post-Consummation Trust; provided that such distributions shall be deemed unclaimed property

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under section 347(b) of the Bankruptcy Code at the later of (a) one year from the Effective Date or (b) 120 days after such Claim becomes an Allowed Claim.

D.           Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Post-Consummation Trust shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Post-Consummation Trust and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Post-Consummation Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.  For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

E.           Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided herein or the Post-Consummation Trust Agreement, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive, in one or more payments or deliveries, the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof and the Post-Consummation Trust Agreement.  Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

F.           Setoffs

The Post-Consummation Trust may withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim.  In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors or the Post-Consummation Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code or applicable non-Bankruptcy law, setoff or recoup against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests,

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rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount.  Neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Post-Consummation Trust of any such claims, equity interests, rights and Causes of Action that the Debtors or the Post-Consummation Trust may possess against any such Holder, except as specifically provided herein.

ARTICLE VIII.

THE POST-CONSUMMATION TRUST AND THE
POST-CONSUMMATION TRUST ADMINISTRATOR

A.           Generally

The powers, authority, responsibilities and duties of the Post-Consummation Trust and the Post-Consummation Trust Administrator are set forth in and will be governed by the Post-Consummation Trust Agreement.

B.           Purpose of the Post-Consummation Trust

The Post-Consummation Trust will be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Trust.  The Debtors will have no reversionary or further interest in or with respect to the Post-Consummation Trust Assets or the Post-Consummation Trust upon their transfer of the Post-Consummation Trust Assets.  For all federal income tax purposes, the Beneficiaries of the Post-Consummation Trust will be treated as grantors and owners thereof and it is intended that the Post-Consummation Trust be classified as a liquidating trust under 26 C.F.R. § 301.7701-4 and that the Post-Consummation Trust is owned by the Beneficiaries.  Accordingly, for federal income tax purposes, it is intended that the Beneficiaries be treated as if they had received a distribution of an undivided interest in the Post-Consummation Trust Assets and then contributed such interests to the Post-Consummation Trust.  Accordingly, the Post-Consummation Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Post-Consummation Trust Assets, make timely distributions to the Beneficiaries pursuant to the Plan and not unduly prolong its duration.  The Post-Consummation Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Post-Consummation Trust Agreement.  The Post-Consummation Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

C.           Transfer of Assets to the Post-Consummation Trust

The Debtors and the Post-Consummation Trust Administrator will establish the Post-Consummation Trust on behalf of the Beneficiaries pursuant to the Post-Consummation Trust Agreement, with the Beneficiaries to be treated as the grantors and deemed owners of the Post-Consummation Trust Assets.  The Debtors will, as set forth below, transfer, assign and deliver to

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the Post-Consummation Trust, on behalf of the Beneficiaries, all of their rights, titles and interests in the Remaining Assets, including any claims, rights and Causes of Action that the Debtors may hold against any Entity, but not including any Acquired Assets, in accordance with the provisions herein, notwithstanding any prohibition on assignment under non-bankruptcy law.  The Post-Consummation Trust will accept and hold the Remaining Assets as Post-Consummation Trust Assets in the Post-Consummation Trust for the benefit of the Beneficiaries, subject to the Plan and the Post-Consummation Trust Agreement.

On the Effective Date, all Remaining Assets will vest and be deemed to vest in the Post-Consummation Trust as Post-Consummation Trust Assets in accordance with section 1141 of the Bankruptcy Code.  Upon the transfer by the Debtors of the Remaining Assets to the Post-Consummation Trust, the Debtors will have no interest in or with respect to any Remaining Assets, the Post-Consummation Trust Assets or the Post-Consummation Trust.

D.           Distribution; Withholding

The Post-Consummation Trust will make distributions to its Beneficiaries as provided by the Plan, and pursuant to the Post-Consummation Trust Agreement.  The Post-Consummation Trust may withhold from amounts distributable to any Entity any and all amounts, determined in the Post-Consummation Trust Administrator’s sole discretion, required by the Plan, or applicable law, regulation, rule, ruling, directive or other governmental requirement.

E.           Insurance

The Post-Consummation Trust may maintain customary insurance coverage for the protection of Entities serving as administrators and overseers of the Post-Consummation Trust (including the Post-Consummation Trust Administrator) on and after the Effective Date.

F.           Post-Consummation Trust Implementation

On the Effective Date, the Post-Consummation Trust will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions from the Post-Consummation Trust under the Plan.  The Post-Consummation Trust Agreement will be in form and substance agreeable to the Debtors and the Committee and will contain customary provisions for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Post-Consummation Trust as a grantor trust and the Beneficiaries as the grantors and owners thereof for federal income tax purposes.  All relevant parties (including the Debtors, the Post-Consummation Trust Administrator and the Beneficiaries) will take all actions necessary to cause title to the Post-Consummation Trust Assets to be transferred to the Post-Consummation Trust.

G.           Disputed Claims Reserve

The Post-Consummation Trust Administrator will maintain, in accordance with the Post-Consummation Trust Administrator’s powers and responsibilities under the Plan and the Post-Consummation Trust Agreement, a Disputed Claims Reserve.  The Post-Consummation Trust Administrator will, in its sole discretion, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Post-Consummation Trust Agreement,

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as such Disputed Claims are resolved pursuant to Article IX hereof, and such amounts may be distributed on account of such Disputed Claims as if such Disputed Claims had been Allowed Claims as of the Effective Date.  The Post-Consummation Trust will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Consummation Trust net of the taxes that the Post-Consummation Trust previously paid on their behalf.

H.           Termination of the Post-Consummation Trust

The Post-Consummation Trust will terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, no more than 90 days prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Trust for a finite period if such an extension is necessary to liquidate the Post-Consummation Trust Assets or to complete any distribution required by the Plan.  Multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than 90 days prior to the expiration of each extended term.  The Post-Consummation Trust Administrator may, but shall not be required to, seek an opinion of counsel or a favorable ruling from the Internal Revenue Service that any extension would not adversely affect the status of the Post-Consummation Trust as a grantor trust for federal income tax purposes.

I.            Termination of the Post-Consummation Trust Administrator

The duties, responsibilities and powers of the Post-Consummation Trust Administrator will terminate in accordance with the terms of the Post-Consummation Trust Agreement.

J.            Professionals; Exculpation; Indemnification

The Post-Consummation Trust Administrator may retain and compensate professionals in accordance with the Post-Consummation Trust Agreement, including professionals who have been or are currently retained as estate professionals, and may retain one or more of the Debtors’ employees to provide continuity and assist in the activities of the Post-Consummation Trust in accordance with the terms of the Post-Consummation Trust Agreement.  The Post-Consummation Trust, the Post-Consummation Trust Administrator, and the professionals retained by the Post-Consummation Trust and their representatives will be exculpated and indemnified pursuant to the terms of the Post-Consummation Trust Agreement and Article XI.C and Article XI.D of the Plan.

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ARTICLE IX.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND
UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.           Resolution of Disputed Claims

1.           Prosecution of Claims Objections

The Debtors or the Committee, prior to the Effective Date, and thereafter the Post-Consummation Trust, shall have the exclusive authority to File objections on or before the Claims Objection Bar Date and settle, compromise, withdraw or litigate to judgment objections to any and all Claims.  From and after the Effective Date, the Post-Consummation Trust may settle, compromise or withdraw objections to any Disputed Claim without approval of the Bankruptcy Court or notice to any party.

(a)	Procedure for Omnibus Objections to Claims

Notwithstanding Bankruptcy Rule 3007, the Post-Consummation Trust is permitted to file omnibus objections to claims (an “Omnibus Objection”) on any grounds, including but not limited to those grounds specified in Bankruptcy Rule 3007(d).  The Post-Consummation Trust shall supplement each Omnibus Objection with particularized notice of objection (a “Notice”) to the specific person identified on the first page of each relevant proof of claim.  For claims that have been transferred, a Notice shall be provided only to the person or persons listed as being the owner of such claim on the Debtors’ claims register as of the date the Objection is filed.  The Notice shall include a copy of the relevant Omnibus Objection but not the exhibits thereto listing all claims subject to the objection thereby; rather, the notice shall (i) identify the particular claim or claims filed by the claimant that are the subject of the Omnibus Objection, (ii) provide a unique, specified and detailed basis for the objection, (iii) explain the proposed treatment of the claim, (iv) notify such claimant of the steps that must be taken to contest the objection, and (v) otherwise comply with the Bankruptcy Rules.

2.           Claims Estimation

Before the Effective Date, the Debtors, and after the Effective Date, the Post-Consummation Trust may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Post-Consummation Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated

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amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Post-Consummation Trust may elect to pursue additional objections to the ultimate distribution on such Claim.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Post-Consummation Trust may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 days after the date on which such Claim is estimated.  Each of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

3.           Deadline to File Objections to Claims

Any objections to Claims, other than Administrative Claims, shall be Filed no later than the Claims Objection Bar Date.

B.           Claims Allowance

Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim.  Except as expressly provided by the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Post-Consummation Trust will have and shall retain after the Effective Date any and all rights and defenses that the Debtors had with respect to any Claim as of the Petition Date.

C.           Controversy Concerning Impairment

If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine any such controversy before the Confirmation Date.

D.           Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors or the Post-Consummation Trust, as applicable, under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors or the Post-Consummation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed if such Entity or transferee has failed to turnover such property.

EXCEPT AS OTHERWISE AGREED TO BY THE DEBTORS OR THE POST-CONSUMMATION TRUST, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT FURTHER

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NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) THE FIRST BUSINESS DAY THAT IS 45 DAYS AFTER THE APPLICABLE CLAIMS BAR DATE.

E.           Amendments to Claims

On or after the Effective Date, except as otherwise provided herein, a Claim may not be re-Filed or amended without the prior authorization of the Bankruptcy Court or the Post-Consummation Trust, and any such re-Filed or amended Claim shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE X.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.           Conditions Precedent to Confirmation

It shall be a condition precedent to Confirmation hereof that

1.           all provisions, terms and conditions hereof are approved in the Confirmation Order; and

2.           the proposed Confirmation Order shall be in form and substance acceptable to the Debtors; provided that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objections to such orders.

B.           Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C hereof:

1.           the Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto shall be acceptable to the Debtors;

2.           the Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtors.  The Confirmation Order shall provide that, among other things, the Debtors or the Post-Consummation Trust, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including entering into, implementing and consummating the contracts, instruments, releases, leases or other agreements or documents created in connection with or described in the Plan, including the implementation of the Post-Consummation Trust;

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3.           all documents and agreements necessary to implement the Plan, including the Post-Consummation Trust Agreement, shall have (a) been tendered for delivery and (b) been effected or executed;

4.           all actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws; and

5.           the Debtors shall have sufficient assets to pay all Allowed Administrative Claims in full.

C.           Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to Consummation of the Plan set forth in this Article X may be waived by the Debtors without notice, leave or order of the Bankruptcy Court or any formal action other than by proceeding to confirm or consummate the Plan.

D.           Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE XI.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.           Compromise and Settlement

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and section 510(c) of the Bankruptcy Code or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their estates and all Holders of Claims, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-Bankruptcy law, that may exist: (1) between the Debtors, on the one hand, and the Debtor Releasees, on the other hand; and (2) between the Releasing Parties, on

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the one hand, and the Debtor Releasees, on the other hand; and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant hereto.  The Confirmation Order shall approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant hereto.

In accordance with the provisions of this Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Post-Consummation Trust may, in its sole and absolute discretion, compromise and settle Claims against the Debtors, and (2) the Post-Consummation Trust may, in its respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.           Release to Debtor Releasees

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE AND IMMEDIATELY PRIOR TO THE DEBTORS’ TRANSFER OF ASSETS TO THE POST-CONSUMMATION TRUST (SUCH THAT THE POST-CONSUMMATION TRUST WILL NOT RECEIVE ANY CLAIM RELEASED HEREUNDER), FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES, INCLUDING THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS AND THE RELEASING PARTIES DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE (AND EACH SUCH DEBTOR RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS AND THE ESTATES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, INCLUDING CAUSES OF ACTION ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN

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EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE.

NOTHING IN THE DEBTORS’ BANKRUPTCY PROCEEDINGS, CONFIRMATION ORDER, JOINT PLAN OF LIQUIDATION, THE BANKRUPTCY CODE (AND SECTION 1141 THEREOF), OR ANY OTHER DOCUMENT FILED IN THE DEBTORS’ BANKRUPTCY CASES SHALL IN ANY WAY BE CONSTRUED TO DISCHARGE, RELEASE, LIMIT, OR RELIEVE ANY NON-DEBTOR PARTY, IN ANY CAPACITY, FROM ANY LIABILITY OR RESPONSIBILITY WITH RESPECT TO THE PENSION PLAN OR ANY OTHER DEFINED BENEFIT PENSION PLAN UNDER ANY LAW, GOVERNMENTAL POLICY, OR REGULATORY PROVISION.  PBGC AND THE PENSION PLAN SHALL NOT BE ENJOINED OR PRECLUDED FROM ENFORCING SUCH LIABILITY OR RESPONSIBILITY BY ANY OF THE PROVISIONS OF THE JOINT PLAN OF LIQUIDATION, CONFIRMATION ORDER, BANKRUPTCY CODE, OR ANY OTHER DOCUMENT FILED IN ANY THE DEBTORS’ BANKRUPTCY CASES.

C.           Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement, the Post-Consummation Trust Agreement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

D.           Indemnification Provisions

Notwithstanding anything herein to the contrary, the Debtors, as of the Effective Date, shall assume and assign to the Post-Consummation Trust all Indemnification Provisions.  All Indemnification Provisions in place on and prior to the Effective Date for current and former officers, directors and employees of the Debtors and their subsidiaries and such current and former officers’, directors’ and employees’ respective Affiliates shall survive the Effective Date for all Claims related to or in connection with, without limitation, any actions, omissions or transactions occurring prior to the Effective Date.

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E.           Preservation of Rights of Action / Reservation of Rights

1.           Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Post-Consummation Trust shall retain all rights to and shall have standing to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action including, but not limited to, any Chapter 5 Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including in an adversary proceeding Filed in one or more of the Chapter 11 Cases

The Post-Consummation Trust Administrator may in his or her sole discretion elect not to pursue any Causes of Action that the Post-Consummation Trust Administrator otherwise has authority to pursue hereunder (including Chapter 5 Claims) the pursuit of which the Post-Consummation Trust Administrator deems not to be in the best interest of the Estates or the Post-Consummation Trust.

Except as specifically provided herein or in the Confirmation Order, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action (including Chapter 5 Claims), right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim whether impaired or left unimpaired by the Plan.  The Post-Consummation Trust and Post-Consummation Trust Administrator, as the case may be, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action (including Chapter 5 Claims), rights of setoff, or other legal or equitable defenses which they or any of them had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all legal and equitable rights of the Debtors respecting any Claim whether impaired or left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Except as otherwise provided in the Plan, the Aviation Purchase Agreement or Confirmation Order, any claims, rights, Causes of Action and Insider Causes of Action that the Debtors may hold against any Entity shall vest in the Post-Consummation Trust on the Effective Date and the Post-Consummation Trust shall have the exclusive right and authority to institute, prosecute, abandon, settle or compromise any and all such claims, rights and Causes of Action, and the Post-Consummation Trust shall not require the consent or approval of any party or any further order of the Bankruptcy Court to settle or resolve any claims, rights and Causes of Action.

2.           Preservation of All Causes of Action Not Expressly Sold, Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is acquired by the Aviation Purchaser pursuant to the Aviation Purchase Agreement (and is not an Excluded Asset) or is expressly waived, abandoned, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors expressly reserve such claim or Cause of Action for later action by the Debtors or the Post-Consummation Trust (including claims and Causes of Action of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances

42

unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly released in the Plan (including, and for the avoidance of doubt, the Debtor Release contained in Article XI.B hereof) or any other Final Order (including the Confirmation Order). In addition, the Debtors and the Post-Consummation Trust and the Post-Consummation Trust Administrator, as the case may be, reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits except where such claims or Causes of Action have been released in the Plan or any other Final Order (including the Confirmation Order).

ALL ESTATE CAUSES OF ACTION SHALL SURVIVE CONFIRMATION AND THE COMMENCEMENT OR PROSECUTION OF CAUSES OF ACTION SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE, OR OTHERWISE.  The Post-Consummation Trust Administrator’s rights to commence and prosecute Causes of Action (including Chapter 5 Claims) shall not be abridged or materially altered in any manner by reason of confirmation of the Plan.  No defendant party to any Cause of Action (including a Chapter 5 Claim) shall be entitled to assert any defense based, in whole or in part, upon confirmation of the Plan, and confirmation of the Plan shall not have any res judicata or collateral estoppel effect upon the commencement and prosecution of Causes of Action (including Chapter 5 Claims).

F.           Preservation of Insurance.

Nothing in the Plan shall diminish or impair the enforceability of any policies of insurance that may cover claims or causes of action against any Debtor or any other Entity.

G.           Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT: (1) HAVE BEEN RELEASED PURSUANT TO ARTICLE XI.B HEREOF; OR (2) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE XI.C HEREOF (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE XI.C) ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER

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OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE CONFIRMATION DATE, AND NOTWITHSTANDING ANY INDICATION IN A PROOF OF CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SETTLED PURSUANT TO THE PLAN.

ARTICLE XII.

BINDING NATURE OF PLAN

THIS PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS DID NOT VOTE TO ACCEPT OR REJECT THE PLAN, VOTED TO REJECT THE PLAN, OR WERE DEEMED TO REJECT THE PLAN.

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ARTICLE XIII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including jurisdiction to:

1.           allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

2.           grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.           resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom;

4.           resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.           ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

6.           decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Post-Consummation Trust after the Effective Date; provided that the Post-Consummation Trust shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.           enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Aviation Sale Order, the Aviation Sale Transaction and the Post-Consummation Trust and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Plan Supplement, the Post-Consummation Trust Agreement, the Sale Agreement or the Disclosure Statement;

8.           resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan, the Aviation Sale Order, the Aviation Sale Transaction or the Post-Consummation Trust;

45

9.           issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

10.         enforce Article XI.A, Article XI.B, Article XI.C, Article XI.D, and Article XI.E;

11.         enforce the injunction set forth in Article XI.G hereof;

12.         resolve any cases, controversies, suits or disputes with respect to any Debtor Release, Exculpation, Indemnification or other provisions contained in Article XI and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13.         enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14.         resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan, the Aviation Sale Transaction or the Disclosure Statement; and

15.         enter an order concluding the Chapter 11 Cases.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.           Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

B.           Automatic Dissolution of Committee

The Committee shall automatically dissolve on the Effective Date without any further action by the Committee.

C.           Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in the Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Post-Consummation Trust, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any

46

inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.           Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

E.           Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.           Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

G.           Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles or similar tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

H.           Further Assurances

The Debtors or the Post-Consummation Trust, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

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I.             Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted, provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors; provided further that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

J.             Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent to:

RCLC, Inc. f/k/a Ronson Corporation
Attn: Daryl Holcomb
1480 Route 9 North, Suite 301
Woodbridge, NJ 07095

with copies to:

Michael D. Sirota, Esq.
David M. Bass, Esq.
COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

K.           Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

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Dated: March 23, 2011
Respectfully submitted,

RCLC, INC.	RA LIQUIDATING CORP.

Name: Daryl K. Holcomb	Name: Daryl K. Holcomb
Its: Vice President and Chief Financial Officer	Its: Vice President and Chief Financial Officer

RCPC LIQUIDATING CORP.

Name: Daryl K. Holcomb
Its: Vice President and Chief Financial Officer

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Exhibit B

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-2(c)
COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Michael D. Sirota, Esq.
David M. Bass, Esq.
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

In re: RCLC, INC. f/k/a Ronson Corporation, et al., Debtors-in-Possession.	Case No. 10-35313 (MBK) Judge: Honorable Michael B. Kaplan Hearing Date: March 23, 2011, at 11:30 a.m.

ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(b); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

The relief set forth on the following pages, numbered two (2) through fifteen (15), is hereby ORDERED.

(Page 2)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

THIS MATTER having been opened to the Court by RCLC, Inc., et al., the within debtors and debtors-in-possession (collectively, the “Debtors”), by and through their counsel, upon motion for an Order: (a) approving the adequacy of the Disclosure Statement filed by the Debtors on January 3, 2011, as amended on March 23, 2011 (the “Disclosure Statement”) pursuant to 11 U.S.C. § 1125(b); (b) fixing a record date for voting and procedures for objecting to plan and temporary allowance of claims, (c) approving solicitation packages and distribution procedures for same, (d) approving form of ballot and procedures for voting on the Debtors’ Joint Plan of Liquidation (as may be amended, the “Plan”); (e) scheduling a confirmation hearing and approving notice procedures for objecting plan confirmation, and (f) approving the retention of Kurtzman Carson Consultants LLC (“KCC”) as solicitation and balloting agent (the “Motion” and the Application in support of the Motion hereinafter, the “Application”); and the Court having considered the Motion and determined that cause exists for entry of this Order;
IT IS FOUND THAT:
1.           The Disclosure Statement contains adequate information within the meaning of Section 1125 of the Bankruptcy Code.

(Page 3 )
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

2.           The form of each ballot attached as Exhibit A to the Application (singularly a “Ballot” and collectively, the “Ballots”), is sufficiently consistent with Official Form No. 14 and adequately addresses the particular needs of these Chapter 11 cases and is appropriate for the classes of claims entitled under the Plan to vote to accept or reject the Plan.
3.           Ballots need not be provided to the holders of claims and interests in Classes 1A. 2A and 3A (Other Priority Claims), Classes 1B, 2B and 3B (Other Secured Claims), Classes 1C, 2C and 3C (Prepetition Credit Facility Claims) and Classes 1D, 2D and 3D (Getzler Henrich Claim) because those Classes are unimpaired and, therefore, are conclusively presumed to accept the Plan.
4.           Ballots need not be provided to the holders of claims and equity interests in Classes 1F, 2F and 3F because those Classes will not retain or receive any property under the Plan and, therefore, those Classes are conclusively presumed to reject the Plan.
5.           The period set forth below during which the Debtors may solicit acceptances to the Plan is a reasonable period of time for creditors to make an informed decision whether to accept or reject the Plan.

(Page 4)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

6.           The procedures for the solicitation and tabulation of votes to accept or reject the Plan (as more fully set forth in the Application) provide for a fair and equitable voting process and are consistent with Section 1126 of the Bankruptcy Code.
7.           The procedures set forth below regarding notice (the “Confirmation Hearing Notice”) to all creditors of the time, date and place of the hearing to confirm the Plan (the “Confirmation Hearing”) and the contents of the Solicitation Packages (as defined below) comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties.
NOW, THEREFORE, IT IS ORDERED THAT:
1.           The Disclosure Statement is approved.
2.           The form and manner of notice of the time set for filing objections to, and the hearing to consider the approval of, the Disclosure Statement, as described in the Application and as reflected in the Affidavit of Service filed with the Court, was proper, adequate and sufficient notice thereof.

(Page 5)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

3.           The record date (the “Record Date”) for purposes of determining creditors entitled to vote on the Plan, or in the case of non-voting classes, to receive the Notices of Non-Voting Status (as defined below) shall be March 24, 2011.
4.           The Ballots are approved.
5.           Within five (5) business days after the date hereof, KCC, the Debtors’ proposed solicitation and balloting agent, shall mail solicitation packages in either CD-ROM in Portable Document Format (PDF) or hard copy (the “Solicitation Packages”) containing a copy of (A) this Order, (B) the Confirmation Hearing Notice, and (C) (i) a Ballot, together with a return envelope and the Disclosure Statement (together with the Plan annexed thereto as Exhibit “A”) or (ii) a Notice of Non-Voting Status (as defined below), as applicable, to (a) all persons or entities identified in the Debtors’ schedules of liabilities filed pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the Record Date (the “Schedules”) as holding liquidated, noncontingent, and undisputed claims, in an amount greater than zero, (b) all parties having filed proofs of claims in an amount greater than zero or notices of transfers of claims in the Debtors’ Chapter 11 cases, (c) any other known holders of claims against the Debtors in an amount greater than zero or equity

(Page 6)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

interests in the Debtors as of the Record Date, (d) all parties to executory contracts or leases that have not yet been assumed or rejected; (e) the Office of the United States Trustee (the “UST”), (f) counsel for the Creditors’ Committee, and (g) the Securities and Exchange Commission.
6.           Within five (5) business days after the date hereof, the Debtors’ counsel shall cause KCC to mail the Solicitation Packages, which shall include a copy of the Ballot and a return envelope, to holders, as of the Record Date, of claims in Classes 1E, 2E and 3E (General Unsecured Claims), which class is entitled to vote to accept or reject the Plan.
7.           A “Notice of Scheduled Non-Claimants,” substantially in the form annexed as Exhibit C to the Application, shall be included in the Solicitation Packages distributed to all known Scheduled Non-Claimants.  Notwithstanding anything herein to the contrary, the Debtors shall not be required to include with the Solicitation Packages sent to the Scheduled Non-Claimants copies of the Plan and Disclosure Statement; provided, however, copies of the Plan and Disclosure Statement shall be posted on KCC’s website (http://www.kccllc.net/RCLC) and Scheduled Non-Claimants shall be provided copies of the Plan and Disclosure Statement upon written request of the Debtors’ counsel.

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Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

8.           The Debtors shall not be required to send Solicitation Packages to creditors that have claims that have already been satisfied; provided, however, that if, and to the extent that, any such creditor would be entitled to receive a Solicitation Package for any reason other than by virtue of the fact that its claim had been scheduled by the Debtors, then such creditor shall be sent a Solicitation Package in accordance with the procedures set forth herein.
9.           With respect to addresses from which Disclosure Statement Notices were returned as undeliverable, the Debtors are excused from mailing Solicitation Packages to those entities listed at such addresses unless the Debtors are provided with accurate addresses for such entities before the Solicitation Date.
10.           The failure to mail Solicitation Packages to such entities that are described above will not constitute inadequate notice of the Confirmation Hearing or the Voting Deadline nor constitute a violation of Bankruptcy Rule 3017(d).
11.           A “Notice of Non-Voting Status - Unimpaired Classes,” substantially in the form annexed as Exhibit B to the Application, shall be distributed to all known holders of claims on the Record Date in Classes 1A, 2A and 3A (Other Priority Claims), Classes 1B, 2B and 3B (Other Secured Claims), Classes 1C, 2C and 3C (Prepetition Credit Facility Claims) and Classes

(Page 8)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

1D, 2D and 3D (Getzler Henrich Claim), which Classes are unimpaired and, therefore, are not entitled to vote to accept or reject the Plan.
12.           A “Notice of Non-Voting Status – Impaired Class,” substantially in the form annexed to the Application, as Exhibit D, shall be distributed to the holders of claims and interests in Classes 1F, 2F and 3F (Equity Interests), which classes are not entitled to vote to accept or reject the Plan.
13.           All Ballots must be properly executed, completed, and returned to RCLC, Inc., et al. Ballot Processing Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, CA  90245 (Telephone No. (866) 381-9100), (a) by first-class mail, in the return envelope provided with each Ballot, (b) by overnight courier, or (c) by personal delivery, so that they are received by KCC no later than April 21, 2011, at 5:00 p.m., prevailing Pacific Time (the “Voting Deadline”).
14.           Solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or distribution on account of, a claim, and without prejudice to the rights of the Debtors in any other context, each claim within a class of claims entitled to vote to accept or

(Page 9)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

reject the Plan is temporarily allowed in an amount equal to the amount of such Claim as set forth in the Schedules, provided that:
(a)
if a claim for which a proof of claim has been timely filed is, by its terms, contingent or unliquidated in whole or in part, subject to paragraph (e) below, such claim is accorded one (1) vote valued at one dollar ($1.00) for voting purposes only, and not for purposes of allowance or distribution;

(b)
if a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim is temporarily allowed in the amount so estimated or allowed by the Court for voting purposes only, and not for purposes of allowance or distribution;

(c)
if a claim is listed in the Schedules and a proof of claim subsequently was filed in an amount that is liquidated, non-contingent and undisputed, such claim is temporarily allowed in the amount set forth on the proof of claim, unless such claim is disputed as set forth in subparagraph (e) below;

(d)
if a claim is listed in the Schedules as contingent or unliquidated and a proof of claim was not (i) filed by the applicable bar date for the filing of proofs of claim established by the Court or (ii) deemed timely filed by an Order of the Court prior to the Voting Deadline, unless the Debtors have consented in writing, such claim is disallowed for voting purposes;

(e)
(i) if a claim is listed in the Schedules as disputed, (ii) if a claim for which a proof of claim has been timely filed is, by its terms, disputed, or (iii) if the Debtors have served an objection, complaint or request for estimation as to a claim at least ten (10) days before the Voting Deadline, such claim shall be disallowed for voting purposes only and not for purposes of

(Page 10)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

allowance or distribution, except to the extent and in the manner as may be set forth in such objection, complaint or request for estimation;

(f)
each entity that holds or has filed more than one (1) unsecured claim against the Debtors shall not be entitled to aggregate such unsecured claims for purposes of voting, classification and treatment under the Plan;

(g)	notwithstanding anything herein to the contrary, the Debtors’ counsel, in its discretion, may contact voters to cure any defects in the Ballot and are authorized to so cure any defects; and

(h)
there shall be a rebuttable presumption that any claimant who submits a properly completed superseding Ballot or withdrawal of Ballot on or before the Voting Deadline has sufficient cause, within the meaning of Bankruptcy Rule 3018(a), to change or withdraw such claimant’s acceptance or rejection of the Plan.

15.           If any claimant seeks to challenge the allowance of its claim for voting purposes in accordance with the above procedures, such claimant is directed to serve on the Debtors and to file with the Court (with a copy to chambers) a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such claim in a different amount for purposes of voting to accept or reject the Plan so that the motion can be heard on or prior to the Confirmation Hearing and provided further that the Debtors are afforded at least three (3) business days to file a response to the motion.

(Page 11)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

16.           As to any creditor filing a motion pursuant to Bankruptcy Rule 3018(a), such creditor’s Ballot shall not be counted unless temporarily allowed for voting purposes after notice and a hearing by an order entered by the Court on or prior to the Confirmation Hearing.
17.           If a creditor casts more than one Ballot voting the same claim before the Voting Deadline, the last Ballot received before the Voting Deadline is deemed to reflect the voter’s intent and thus to supersede any prior Ballots.
18.           Each creditor that votes to accept or reject the Plan is deemed to have voted the full amount of its claim.
19.           Creditors must vote all of their claims within a particular class under the Plan either to accept or reject the Plan and may not split their vote(s), and a Ballot that partially rejects and partially accepts the Plan shall be counted as an acceptance of the Plan.
20.           Any Ballot that is properly completed, executed, and timely returned to KCC, but does not indicate an acceptance or rejection of the Plan, or that indicates both an acceptance and rejection of the Plan, shall be deemed to accept the Plan.
21.           Subject to paragraph 14(g) of this Order, the following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected: (a) any Ballot received

(Page 12)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

after the Voting Deadline unless the Debtors shall have granted an extension of the Voting Deadline with respect to such Ballot; (b) any Ballot that is illegible or contains insufficient information to permit the identification of the claimant; (c) any Ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote to accept or reject the Plan; (d) any Ballot cast for a claim identified as unliquidated, contingent, or disputed for which no proof of claim was timely filed; (e) any unsigned Ballot; (f) any Ballot transmitted by Telecopier or other electronic means, unless the Debtors in writing and on notice to the Creditors’ Committee waives this requirement and accepts alternate means of transmission or delivery of any Ballot.
22.           The Debtors’ counsel or KCC shall, at or before the Confirmation Hearing (defined below), prepare and file a certification of balloting (the “Certification of Balloting”) that summarizes, under penalty of perjury, both the numbers and amounts of acceptances and rejections in each voting class, and certifying to their timely filing.
23.           The Debtors’ counsel shall, at or before Confirmation Hearing, serve the Certificate of Balloting on (a) the UST, (b) counsel for the Creditors’ Committee and (c) all parties that have filed a notice of appearance in the Debtors’ Chapter 11 cases.

(Page 13)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

24.           The Debtors are authorized, in their sole discretion, to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court.
25.           The Debtors are authorized to make nonsubstantive changes to the Disclosure Statement, the Plan and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan and any other materials in the Solicitation Package prior to their mailing.
26.           The notice to be provided pursuant to the procedures set forth herein is good and sufficient notice to all parties in interest and no other or further notice need be provided.
27.           The Confirmation Hearing will be held at 10:00 a.m. (prevailing Eastern Time) on April 28, 2011; provided, however, that the Confirmation Hearing may be continued from time to time by the Court or the Debtors without further notice or through adjournments announced in open court.
28.           The Confirmation Hearing Notice annexed to the Application as Exhibit E is approved.

(Page 12)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

29.           Any objections to confirmation of the Plan or proposed modifications to the Plan must (a) be in writing, (b) state the name and address of the objecting party and the nature of the Claim or interest of such party, (c) state with particularity the basis and nature of any objection or proposed modification and (d) be filed, together with proof of service, with the Court, and be served upon (i) the UST, (ii) counsel for the Debtors and (iii) counsel for the Committee at the addresses set forth in the Confirmation Hearing Notice, so as to be received by no later than seven (7) days before the Confirmation Hearing.
30.           Objections to confirmation of the Plan that are not timely filed, served and actually received in the manner set forth above shall not be considered and shall be deemed overruled.
31.           The retention of KCC as solicitation and balloting agent for the Debtors in accordance with the terms of the Agreement is hereby authorized and approved, subject to the requirement that KCC file a final application approving its fees and expenses; provided, however, that the Debtors shall be authorized to pay KCC on a monthly basis such amounts as are authorized pursuant to the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Court dated September 7, 2010.

(Page 12)
Debtors:	RCLC, INC. f/k/a Ronson Corporation, et al.
Case No:	10-35313 (MBK)
Caption of Order:
ORDER: (A) APPROVING THE DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. § 1125(B); (B) FIXING A RECORD DATE FOR VOTING AND PROCEDURES FOR FILING OBJECTIONS TO THE PLAN AND TEMPORARY ALLOWANCE OF CLAIMS; (C) SCHEDULING A HEARING AND APPROVING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF PLAN CONFIRMATION; (D) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (E) APPROVING THE FORM OF BALLOT AND ESTABLISHMENT OF PROCEDURES FOR VOTING ON THE PLAN; AND (F) APPROVING RETENTION OF KURTZMAN CARSON CONSULTANTS LLC AS SOLICITATION AND BALLOTING AGENT

32.           Pursuant to Section 503(b)(1)(A) of the Bankruptcy Code, the fees and expenses of KCC incurred pursuant to the Agreement are administrative expenses of the Debtors’ estates.
33.           The Debtors and KCC are authorized to take all actions necessary to effectuate the relief granted by this Order.